EXECUTION VERSION TRANSACTION AGREEMENT between SHIFT4 PAYMENTS, INC. and GLOBAL BLUE GROUP HOLDING AG Dated as of February 16, 2025 Table of Contents Page ARTICLE I THE OFFER ............................................................................................................... 3 Section 1.1. The Offer. ............................................................................................... 3 Section 1.2. Company Actions. .................................................................................. 6 Section 1.3. Directors. ................................................................................................ 7 Section 1.4. Merger Agreement. ................................................................................ 8 ARTICLE II THE MERGER.......................................................................................................... 9 Section 2.1. The Merger; Effective Time................................................................... 9 Section 2.2. Closing ................................................................................................... 9 Section 2.3. Effects of the Merger ............................................................................. 9 Section 2.4. Managing Directors of the Surviving Company .................................. 10 ARTICLE III CANCELLATION OF COMPANY SECURITIES; EXCHANGE OF CERTIFICATES ........................................................................................................................... 10 Section 3.1. Effect on Share Capital ........................................................................ 10 Section 3.2. Exchange Procedures ........................................................................... 11 Section 3.3. Treatment of Company Share Options and Company Restricted Share Awards ....................................................................................... 13 Section 3.4. Treatment of Company Warrants ......................................................... 15 Section 3.5. Transaction Sequence; Subsequent Merger ......................................... 15 Section 3.6. Further Assurances ............................................................................... 15 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................. 16 Section 4.1. Organization, Standing and Power; Subsidiaries. ................................ 16 Section 4.2. Capital Structure................................................................................... 17 Section 4.3. Authority; Non-Contravention ............................................................. 19 Section 4.4. Financial Statements and SEC Reports; Regulatory Reports; Undisclosed Liabilities ......................................................................... 20 Section 4.5. Compliance with Applicable Laws and Reporting Requirements ....... 22 Section 4.6. Legal and Arbitration Proceedings and Investigations ........................ 23 Section 4.7. Taxes .................................................................................................... 23 Section 4.8. Absence of Certain Changes or Events ................................................ 24 Section 4.9. Board Approval .................................................................................... 25 Section 4.10. Vote Required ...................................................................................... 25 Section 4.11. Company Material Contracts ............................................................... 25 Section 4.12. Employee Benefits and Executive Compensation ............................... 28 Section 4.13. Labor Relations and Other Employment Matters ................................ 29 Section 4.14. Intellectual Property ............................................................................. 31 Section 4.15. Information Systems; Data Privacy; Data Security ............................. 32 2 Section 4.16. Properties ............................................................................................. 33 Section 4.17. Environmental Matters ......................................................................... 33 Section 4.18. Opinions of Financial Advisor ............................................................. 34 Section 4.19. Takeover Laws ..................................................................................... 34 Section 4.20. Brokers or Finders ................................................................................ 34 Section 4.21. Insurance .............................................................................................. 34 Section 4.22. Related Party Transactions ................................................................... 35 Section 4.23. Customers and Suppliers ...................................................................... 35 Section 4.24. Anti-Corruption Laws .......................................................................... 35 Section 4.25. Trade Controls ...................................................................................... 36 Section 4.26. CFIUS Matters ..................................................................................... 36 Section 4.27. Disclosure Documents. ........................................................................ 36 Section 4.28. No Other Representations and Warranties ........................................... 37 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT ................................ 37 Section 5.1. Organization, Standing and Power ....................................................... 38 Section 5.2. Authority; Non-Contravention ............................................................. 38 Section 5.3. Board Approval .................................................................................... 40 Section 5.4. Legal and Arbitration Proceedings and Investigations ........................ 40 Section 5.5. Vote Required ...................................................................................... 41 Section 5.6. Takeover Laws ..................................................................................... 41 Section 5.7. Brokers or Finders ................................................................................ 41 Section 5.8. Disclosure Documents ......................................................................... 41 Section 5.9. Financing .............................................................................................. 41 Section 5.10. No Ownership in the Company ............................................................ 43 Section 5.11. No Other Representations and Warranties ........................................... 43 ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS.............................. 44 Section 6.1. Covenants of the Company .................................................................. 44 Section 6.2. Control of Other Party’s Business ....................................................... 48 ARTICLE VII ADDITIONAL AGREEMENTS ......................................................................... 49 Section 7.1. Preparation of Filings ........................................................................... 49 Section 7.2. Access to Information; Confidentiality ................................................ 51 Section 7.3. Regulatory Approvals .......................................................................... 52 Section 7.4. No Solicitation by the Company; Change of Company Recommendation.................................................................................. 54 Section 7.5. Fees and Expenses................................................................................ 58 Section 7.6. Indemnification; Directors’ and Officers’ Insurance ........................... 58 Section 7.7. Public Announcements......................................................................... 60 Section 7.8. Employee Benefits ............................................................................... 61 Section 7.9. Notification .......................................................................................... 62 Section 7.10. Formation and Obligations of Merger Sub .......................................... 62 Section 7.11. Anti-Takeover Statute .......................................................................... 62 3 Section 7.12. Stockholder Litigation .......................................................................... 63 Section 7.13. Financing Assistance ............................................................................ 63 Section 7.14. Financing .............................................................................................. 67 Section 7.15. Stock Exchange Delisting .................................................................... 70 Section 7.16. Debt Payoff Covenant .......................................................................... 71 Section 7.17. Termination of Contracts ..................................................................... 71 Section 7.18. Swiss Tax Ruling ................................................................................. 71 Section 7.19. Parent Restructuring ............................................................................. 71 ARTICLE VIII CONDITIONS TO THE MERGER.................................................................... 72 Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger ............... 72 ARTICLE IX TERMINATION .................................................................................................... 73 Section 9.1. Termination .......................................................................................... 73 Section 9.2. Effect of Termination ........................................................................... 75 ARTICLE X GENERAL PROVISIONS...................................................................................... 77 Section 10.1. Non-Survival of Representations, Warranties and Agreements .......... 77 Section 10.2. Notices.................................................................................................. 77 Section 10.3. Interpretation ........................................................................................ 78 Section 10.4. Disclosure Letters................................................................................. 79 Section 10.5. Counterparts ......................................................................................... 80 Section 10.6. Entire Agreement; No Third Party Beneficiaries ................................. 80 Section 10.7. Governing Law..................................................................................... 81 Section 10.8. Severability .......................................................................................... 81 Section 10.9. Assignment ........................................................................................... 81 Section 10.10. Enforcement ......................................................................................... 82 Section 10.11. Submission to Jurisdiction ................................................................... 82 Section 10.12. Waiver of Jury Trial ............................................................................. 83 Section 10.13. Amendment .......................................................................................... 83 Section 10.14. Extension; Waiver ................................................................................ 83 Section 10.15. No Recourse ......................................................................................... 83 Section 10.16. Financing Matters................................................................................. 84 Section 10.17. Defined Terms ...................................................................................... 85 Annex A — Merger Agreement Annex B — Parent Stockholder Consent Annex C — Conditions to Offer

TRANSACTION AGREEMENT This TRANSACTION AGREEMENT, dated as of February 16, 2025 (this “Agreement”), is by and between Shift4 Payments, Inc., a Delaware corporation (“Parent”), and Global Blue Group Holding AG, a stock corporation incorporated under the laws of Switzerland, with its registered office in Zurichstrasse 38, 8306, Bruttisellen, Switzerland (the “Company”). RECITALS WHEREAS, Parent and the Company desire to engage in a business combination pursuant to which Parent will acquire (subject to the Minimum Condition) up to all of (a) the Company Common Shares, (b) the Company Series A Shares and (c) the Company Series B Shares, and each holder of such Company Shares will be entitled to receive in respect of each Company Share an amount of cash as set forth herein; WHEREAS, as soon as practicable and no later than ten Business Days following after the date hereof, Parent will (a) file with the commercial register of the Canton of Zurich the documentation for the formation of a new wholly-owned Swiss limited liability company (“Merger Sub”) and (b) immediately after registration of Merger Sub in the commercial register of the Canton of Zurich, cause Merger Sub to execute a joinder to this Agreement and, consistent with Section 7.10, cause Merger Sub to take all actions required of Merger Sub by this Agreement and the Merger Agreement through the Closing; WHEREAS, Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time in accordance with this Agreement, the “Offer”) to acquire all of the outstanding Company Shares, in which Offer each Company Share validly tendered and not properly withdrawn would be purchased for the Common Share Offer Consideration, the Series A Offer Consideration or the Series B Offer Consideration, as applicable, on the terms and subject to the conditions set forth herein; WHEREAS, following the consummation of the Offer, subject to the terms and conditions of this Agreement (including the Offer Conditions set forth on Annex C), the parties intend that, in accordance with the laws of Switzerland and the Merger Agreement between Merger Sub and the Company, substantially in the form attached as Annex A (the “Merger Agreement”), Merger Sub and the Company shall consummate a statutory squeeze-out merger pursuant to which the Company shall be merged with and into Merger Sub (the “Merger”), and Merger Sub shall continue as the surviving entity of the Merger, and each Company Share (other than Company Shares directly or indirectly owned by Parent or Merger Sub) that is not validly tendered and accepted pursuant to the Offer will thereupon be cancelled and converted into the right to receive the Merger Consideration, and each Company Share directly or indirectly owned by Parent or Merger Sub will thereupon be deemed cancelled without any conversion thereof, in each case, on the terms and subject to the conditions set forth in the Merger Agreement; WHEREAS, the Company’s board of directors (the “Company Board”) has unanimously (a) determined that it is in the best interests of, and fair to, the Company and its shareholders, and has adopted and approved, and declared it advisable for the Company to enter into this Agreement and any future agreements implementing the provisions of this Agreement and effecting the Board 2 Modification, (b) resolved to recommend that the shareholders of the Company accept the Offer and tender their Company Shares in the Offer and approve and adopt the Board Modification and (c) resolved to approve the transfer of the Company Series A Shares and Company Series B Shares to the Merger Sub upon consummation of the Offer (conditional upon Merger Sub’s accession to the Conversion Agreements); WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously approved and declared it advisable, to enter into this Agreement and the Merger Agreement upon the terms and conditions set forth herein; WHEREAS, it is expected that in connection with signing a joinder to this Agreement, the board of managers of Merger Sub (the “Merger Sub Board”) will unanimously (a) determine that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole quota holder, (b) determine that it is in the best interests of Merger Sub and its sole quota holder, and declared it advisable, to enter into this Agreement and the Merger Agreement, (c) approve the execution and delivery by Merger Sub of this Agreement and the Merger Agreement, the performance by Merger Sub of its covenants and agreements contained herein and therein and the consummation of the transactions contemplated hereby and thereby, including the Merger, upon the terms and subject to the conditions contained herein and in the Merger Agreement and (d) resolve to recommend that the sole quota holder of Merger Sub vote to approve the Merger Agreement; WHEREAS, as a material inducement to the Company to enter into this Agreement, and simultaneously with the execution of this Agreement, a certain stockholder of Parent (the “Specified Parent Stockholder”) has provided its consent to this Agreement in the form of Annex B (the “Parent Stockholder Consent”) pursuant to the Parent Stockholders’ Agreement; WHEREAS, as a material inducement to Parent to enter into this Agreement, and simultaneously with the execution of this Agreement, certain shareholders of the Company (each such shareholder, a “Specified Shareholder” and collectively, the “Specified Shareholders”) are entering into Tender and Support Agreements (the “Specified Shareholders Support Agreement”), pursuant to which each such Specified Shareholder has agreed, among other things, to tender the Company Shares held by such shareholder in the Offer and to take certain other actions in furtherance of the transactions contemplated by this Agreement, in each case, subject to the terms and conditions of the Specified Shareholders Support Agreement; and WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and the other transactions contemplated hereby. NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows: 3 ARTICLE I THE OFFER Section 1.1. The Offer. (a) (i) Unless this Agreement shall have been terminated pursuant to Article IX and (ii) provided that the Company shall have complied in all material respects with its obligations to provide the information it is required to provide to Parent and Merger Sub in accordance with Section 1.2, Merger Sub shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer for the Company Common Shares in exchange for the Common Shares Consideration (the “Common Share Offer Consideration”), the Company Series A Shares in exchange for the Series A Consideration (the “Series A Offer Consideration”) and the Company Series B Shares in exchange for the Series B Consideration (the “Series B Offer Consideration”) as promptly as reasonably practicable, but in no event later than 25 Business Days following the date of this Agreement. (b) The obligation of Merger Sub (and Parent’s obligation to cause Merger Sub) to accept for exchange, and exchange and pay the Common Share Offer Consideration for the Company Common Shares, the Series A Offer Consideration for the Company Series A Shares and the Series B Offer Consideration for the Company Series B Shares tendered pursuant to the Offer shall be subject only to (i) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the scheduled expiration of the Offer (as it may be extended hereunder) and not withdrawn, a number of Company Shares that, together with any Company Shares directly or indirectly owned by Parent or Merger Sub, would represent at least 90% of all Company Shares outstanding at the Acceptance Time (excluding shares held, directly or indirectly, by the Company) as required pursuant to Article 18 (5) Swiss Merger Act (the “Minimum Condition”) and (ii) the other conditions set forth in Annex C (the Minimum Condition and such other conditions collectively referred to herein as the “Offer Conditions”). Merger Sub expressly reserves the right to waive any Offer Condition or modify the terms of the Offer in any manner not inconsistent with this Agreement, except that, without the prior written consent of the Company, Merger Sub shall not, and Parent shall cause Merger Sub not to, (A) reduce the number of Company Shares subject to the Offer, (B) change the Common Shares Offer Consideration, the Series A Offer Consideration or the Series B Offer Consideration, (D) waive any Offer Condition, except as and only to the extent expressly permitted pursuant to Annex C, (E) impose conditions or requirements to the Offer other than the Offer Conditions, (F) amend, modify or supplement any Offer Condition in a manner (1) adverse to the holders of Company Shares (in their capacity as such), or (2) that would prevent, materially delay or impair the ability of Parent or Merger Sub to consummate the Offer, (G) except as otherwise provided in this Section 1.1(b) or Section 1.1(c), terminate, extend or otherwise amend or modify the Expiration Date, or (H) provide any “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act. With respect to all Company Shares that are validly tendered, the respective holders of Company Shares shall retain any and all rights to or derived from such Company Shares (including with respect to dividends and voting rights) with respect to any actions taken or rights incurred prior to the Acceptance Time, subject to the terms of the Specified Shareholders Support Agreement. (c) Unless extended pursuant to and in accordance with the terms of this Section 1.1(c), the Offer shall expire one minute after 11:59 p.m., New York City time, on the date 4 that is 20 Business Days (for this purpose calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) from the date that the Offer is commenced (such initial expiration date or such subsequent date to which the expiration of the Offer has been extended pursuant to and in accordance with the terms of this Agreement, the “Expiration Date”). If, at the Expiration Date, any Offer Condition has not been satisfied or waived (if such waiver is permitted hereunder), Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for (i) successive periods of ten Business Days each (or such other number of Business Days as the parties may agree in writing) in order to permit the satisfaction of such Offer Conditions, until the earlier to occur of (A) the satisfaction or waiver (if such waiver is permitted hereunder) of all of the Offer Conditions and (B) if, as of such date, Parent is entitled to terminate this Agreement pursuant to Section 9.1(d), the End Date and (ii) any period required by any rule, regulation, interpretation or position of the SEC or its staff or the NYSE applicable to the Offer or any period required by applicable Law. (d) Subject to the foregoing and other applicable Law and upon the terms of and subject to the conditions of this Agreement, including the satisfaction or waiver of all of the Offer Conditions, Merger Sub shall accept for exchange, as promptly as permitted under applicable securities Law, and exchange and promptly pay the Common Share Offer Consideration, the Series A Offer Consideration and the Series B Offer Consideration, in each case, no later than two Business Days after the expiration of the Offer, for each of the Company Common Shares, Company Series A Shares and Company Series B Shares, as applicable, validly tendered and not withdrawn pursuant to the Offer (the date and time of such acceptance, the “Acceptance Time”). At or prior to the Acceptance Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent in accordance with Article III, cash in an amount sufficient to pay the aggregate Common Share Offer Consideration, Series A Offer Consideration and Series B Offer Consideration payable under this Section 1.1(d), and the exchange and payment procedures set forth in Section 3.2(b) (except for the first sentence of Section 3.2(b)) with respect to the Merger Consideration and the Effective Time or Closing shall apply mutatis mutandis with respect to the Offer Consideration and the Acceptance Time. (e) The Company agrees that no Company Shares held by the Company or any of its Subsidiaries will be tendered pursuant to the Offer. (f) On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”) that shall contain a summary term sheet required thereby and an offer to exchange and a form of related letter of transmittal (collectively, together with any amendments or supplements thereto and such other ancillary documents as may be required, the “Offer Documents”). Parent and Merger Sub agree to, as promptly as reasonably practicable on the date of commencement of the Offer, use reasonable best efforts to cause the Offer Documents to be disseminated to the Company’s shareholders as and to the extent required by applicable U.S. federal securities Law and other applicable Law. The Company shall promptly furnish to Parent and Merger Sub in writing all information concerning the Company, its directors, officers and Affiliates as may be required by applicable U.S. federal securities Law or reasonably requested by Parent or Merger Sub or their respective Representatives for inclusion in the Schedule TO or the other Offer Documents. Parent and Merger Sub shall (and Parent shall cause Merger Sub to) use reasonable

5 best efforts to: cause the Schedule TO and the other Offer Documents to comply in all material respects with (i) the Securities Act and the Exchange Act, (ii) the rules and regulations of the NYSE, and (iii) the Swiss Financial Services Act (unless not applicable or an exemption applies) and other applicable Law, in each case, as applicable. If, at any time before consummation of the Offer, Parent shall become aware that there has occurred an event that is required to be set forth in an amendment to the Schedule TO or in a supplement to the other Offer Documents: (A) Parent shall promptly prepare such an amendment or supplement; and (B) Parent shall promptly file with the SEC and distribute to the shareholders of the Company such amendment or supplement, in each case, as and to the extent required by applicable U.S. federal securities Law or the Swiss Financial Services Act (unless not applicable or an exemption applies). Each of Parent, Merger Sub and the Company will promptly correct any information provided by it for use in the Schedule TO and the other Offer Documents if and to the extent that such information shall have become false or misleading with respect to any material fact. If at any time prior to the Acceptance Time, an amendment or supplement to the Schedule TO or other Offer Documents is necessary so that the Schedule TO or other Offer Documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, each of Parent and Merger Sub shall(subject to the Company’s written consent, which shall not be unreasonably withheld, delayed, or conditioned) promptly file an appropriate amendment or supplement describing such information with the SEC and/or disseminate to the holders of Company Shares and Parent Class A Stock to the extent required by applicable Law (including the Swiss Financial Services Act), the SEC, its staff or NYSE, as applicable. The Company and Parent will, and will cause their respective Representatives to, reasonably cooperate with the other in the preparation of the Schedule TO and the other Offer Documents. Without limiting the generality of the foregoing, Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto as soon as reasonably practicable prior to filing, to review and comment on the Schedule TO and the other Offer Documents and Parent shall address or include, as applicable, in such documents comments reasonably proposed by the Company or its Representatives. Parent shall promptly notify the Company in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Schedule TO or the other Offer Documents and any request by the SEC or its staff for amendments or supplements to the Schedule TO or the other Offer Documents or for additional information and shall promptly supply the Company with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule TO or the other Offer Documents. (g) The Offer Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or similar distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification or other like change with respect to Company Shares having a record date on or following the date hereof and before the Acceptance Time, it being understood that (i) the intent of such adjustment is to provide the holders of Company Shares with the same economic effect as contemplated by this Agreement before any such change and (ii) nothing in this Section 1.1(g) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement. Parent shall provide or cause to be provided to Merger Sub on a timely basis 6 the funds necessary to deliver the consideration payable upon exercise of the Company Warrants pursuant to Section 4.4 of the Warrant Agreement following the Acceptance Time. (h) Unless this Agreement is terminated pursuant to Article IX, Merger Sub shall not terminate or withdraw the Offer prior to the Expiration Date without the prior written consent of the Company. In the event this Agreement is terminated pursuant to Article IX, Merger Sub shall promptly (and in any event within 24 hours) following such termination irrevocably and unconditionally terminate the Offer and shall not acquire any Company Shares pursuant thereto. If the Offer is terminated pursuant to Article IX of this Agreement, prior to the purchase of Company Shares in the Offer, Merger Sub shall promptly return, or cause any depositary acting on behalf of Merger Sub to return, in accordance with applicable Law, all tendered Company Shares to the tendering shareholders of the Company. Section 1.2. Company Actions. (a) Unless a Company Recommendation Change shall have occurred, the Company hereby consents to the inclusion of the Company Recommendation in the Offer Documents. The Company shall and shall instruct its transfer agent to promptly after the date of this Agreement furnish Parent with a true and correct list, as of the most recent practicable date, of the Company’s shareholders (including the names and addresses of the record holders of shares as of the most recent practicable date and of those Persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company’s possession regarding the beneficial owners of the Company Shares) and shall use reasonable best efforts to provide to Parent and Merger Sub such additional information and such other assistance as Parent may reasonably request for purposes of communicating the Offer to the Company’s shareholders. Subject to applicable Law, and except for such steps as are required by applicable Law to communicate the Offer to the holders of Company Shares, Parent and Merger Sub (and their respective Representatives) shall hold all information furnished in accordance with this Section 1.2 in confidence in accordance with the terms and conditions of the Confidentiality Agreement, shall use such information solely in connection with the communication and implementation of the Offer and, if this Agreement shall be terminated in accordance with its terms, promptly return to the Company or destroy any and all copies and any extracts or summaries of such information in their possession or control. (b) As promptly as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC and disseminate to the shareholders of the Company a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, including all exhibits thereto, the “Schedule 14D-9”) that, unless a Company Recommendation Change shall have occurred in accordance with Section 7.4, shall contain the Company Recommendation. Each of Parent and Merger Sub shall (and Parent shall cause Merger Sub to) promptly furnish to the Company and its Representatives in writing all information concerning Parent and Merger Sub that may be required by applicable U.S. federal securities Law or reasonably requested by the Company or its Representatives for inclusion in the Schedule 14D- 9. The Company shall use reasonable best efforts to cause the Schedule 14D-9 to comply in all material respects with (i) the Securities Act and the Exchange Act, and (ii) the rules and regulations of the NYSE and other applicable Law, in each case, as applicable. If, at any time before consummation of the Offer, the Company shall become aware that there has occurred an event that 7 is required to be set forth in an amendment to the Schedule 14D-9: (A) the Company shall promptly prepare such an amendment or supplement and (B) the Company shall promptly file with the SEC and distribute to the shareholders of the Company such amendment or supplement, in each case, as and to the extent required by applicable U.S. federal securities Law and other applicable Law. Each of Parent, Merger Sub and the Company will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading with respect to any material fact. If, at any time prior to the Acceptance Time, an amendment or supplement to the Schedule 14D-9 is necessary so that the Schedule 14D-9 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall (subject to Parent’s written consent, which shall not be unreasonably withheld, delayed, or conditioned) promptly file an appropriate amendment or supplement describing such information with the SEC and/or disseminate to the holders of Company Shares to the extent required by Law, the SEC, its staff or NYSE. The Company and Parent will, and will cause their respective Representatives to, reasonably cooperate with the other in the preparation of the Schedule 14D-9. Without limiting the generality of the foregoing, the Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto as soon as reasonably practicable prior to filing, to review and comment on the Schedule 14D-9 and the Company shall address or include, as applicable, in such documents comments reasonably proposed by Parent or its Representatives. The Company shall promptly notify Parent in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Schedule 14D-9 and any request by the SEC or its staff for amendments or supplements to the Schedule 14D-9 or for additional information and shall promptly supply Parent with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 14D-9. (c) The Company agrees to use reasonable best efforts to (i) promptly upon Parent’s request provide correct and complete information about the Company to the extent required to be disclosed in the Offer Documents and (ii) promptly notify Parent if and to the extent that any information provided by the Company for the Offer Documents shall have become false or misleading with respect to any material fact. Section 1.3. Directors. (a) The Company shall (i) subject to applicable Law and any listing agreement with or rules of the NYSE, invite for an extraordinary general meeting of shareholders to be held within 30 days prior to the anticipated Acceptance Time (the “Company Shareholder Meeting”) and to propose the Board Modification effective upon the Acceptance Time, (ii) seek and accept resignations of incumbent directors subject to and effective upon the Acceptance Time and (iii) have such changes registered with the competent Commercial Registry of the Canton of Zurich (the “Registrar”) promptly after the Acceptance Time. (b) The Company’s obligations to propose and recommend the Board Modification pursuant to Section 1.3(a) and Section 7.1(b) shall be subject to Swiss Law. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as required to fulfill its obligations under 8 this Section 1.3 and Section 7.1(b), so long as Parent has timely provided to the Company in writing any information with respect to itself and its nominees, officers, directors and Affiliates. Parent shall promptly supply to the Company in writing and shall be solely responsible for the accuracy and completeness of, all such information. Section 1.4. Merger Agreement. (a) As promptly as reasonably practicable after the Acceptance Time, Merger Sub and the Company shall execute and deliver to each other the Merger Agreement, including the audited balance sheet dated December 31, 2024 (or an audited interim balance sheet on such later date as may be required by Law) (the “Merger Balance Sheet”), together with a merger report pursuant to Article 14 Swiss Merger Act (the “Merger Report”) and an audit report by a specially qualified auditor pursuant to Article 15 Swiss Merger Act (the “Merger Audit Report”), all on the basis of the Merger Balance Sheet, with the Merger Agreement being subject to the approval by the shareholders of the Company and the quota holder of Merger Sub as well as being subject to information of, and consultation with (as applicable), the employees of the Company pursuant to Article 28 Swiss Merger Act in connection with Article 333a Swiss Code of Obligations (the “Merger Employee Consultation”). (b) In accordance with Article 16 Swiss Merger Act, during a period of 30 days prior to the passing of the resolution by the shareholders of the Company and the quota holder of Merger Sub, the Company and Merger Sub shall allow their shareholders and quota holder, respectively, to inspect at the Company’s and Merger Sub’s respective domicile the following documents of both the Company and Merger Sub: Merger Agreement, Merger Report, Merger Audit Report, annual accounts and annual reports of the preceding three business years (to the extent available), as well as an interim balance sheet (if applicable) (the “Merger Right of Inspection”). (c) Prior to the passing of the resolution by the general meeting shareholders of the Company and the meeting of the quota holder of Merger Sub regarding the approval of the Merger Agreement and the Merger as contemplated in Section 1.4(d), the Merger Employee Consultation shall (if applicable) take place (i.e., the employees of the Company must be informed of, or consulted on (as applicable), the transfer of employment and their rights associated with such transfer as stipulated in Article 28 (2) Swiss Merger Act). The Company Board and the Merger Sub Board shall inform their shareholders’ and quota holder’s meeting, respectively, about the outcome of the consultation before such resolution is passed. (d) The Company and Merger Sub shall cause a general meeting of its shareholders and a meeting of the quota holder, respectively, (in the case of the Company, the “Subsequent Company Shareholder Meeting” and, in the case of Merger Sub, the “Subsequent Merger Sub Quota Holder Meeting”) to be duly called and held as promptly as reasonably practicable, but in any event within 90 days after the Acceptance Time, for the purpose of voting on the adoption and approval of the Merger Agreement and the Merger. The recommendation of the Company Board and Merger Sub Board, respectively, that the shareholders of the Company and the quota holder of Merger Sub, as applicable, adopt and approve the Merger Agreement and the Merger shall be included in a notice to the shareholders (the “Subsequent Company Meeting Notice”) to be sent to the shareholders of the Company relating to the Subsequent Company

9 Shareholder Meeting and to the quota holder of the Merger Sub relating to the Subsequent Merger Sub Quota Holder Meeting, respectively. (e) In connection with such meetings pursuant to this Section 1.4, the Company shall use its reasonable best efforts to obtain the Subsequent Company Shareholder Approval, and otherwise comply with all legal requirements applicable to such meeting. (f) Parent agrees to, and to cause Merger Sub to, vote all of its directly or indirectly held Company Shares in favor of approval and adoption of the Merger Agreement at the Subsequent Company Shareholder Meeting and the Subsequent Merger Sub Quota Holder Meeting, respectively. (g) The consideration payable to the holders of Company Shares in connection with the Merger shall be paid by Parent through the Paying Agent to the holders of Company Shares in accordance with the procedures set forth in Section 3.2. ARTICLE II THE MERGER Section 2.1. The Merger; Effective Time. Subject to the provisions of this Agreement and the Merger Agreement, Parent, Merger Sub and the Company will cause the Merger to become effective under the Swiss Merger Act. The Merger shall become effective at the time of the registration of the Merger in the daily ledger of the Commercial Register of the Canton of Zurich (the “Commercial Register”) shown on the excerpt from the Commercial Register issued by the Registrar (the “Certificate of Merger”). The parties shall apply for a same-day registration with the Commercial Register (Hyperexpressverfahren). The parties agree that the registration date provided in the Certificate of Merger as the effective date of the Merger will be the Closing Date (the “Effective Time”). Section 2.2. Closing. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Central European time, on the date (the “Closing Date”) that is the second Business Day after the satisfaction or waiver (if such waiver is permitted and effective under applicable Law and, if required, a general meeting of the Company and a quota holder meeting of Merger Sub have approved such waiver of the Merger Agreement) of the latest to be satisfied or waived of the conditions set forth in Article VIII (excluding conditions that, by their terms, are to be satisfied of the Closing), unless another time or date is agreed to in writing by the parties. Except for the exchange of originals required for the filing and registration of the Merger with the Commercial Register pursuant to Section 2.1, the Closing shall take place remotely by exchange of fully executed documents (in counterparts or otherwise) by electronic transmission or electronic .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign), unless another place is agreed to in writing by the Company and Parent. Section 2.3. Effects of the Merger. As of the Effective Time, subject to the terms and conditions of this Agreement and the Merger Agreement, the Company shall be merged with and into Merger Sub, with Merger Sub surviving such Merger (the “Surviving Company”). The parties acknowledge and agree that (a) the Merger shall be effected so as to constitute a “merger” by absorption (Absorptionsfusion) as such term is understood under the Swiss Merger Act and (b) the 10 Surviving Company shall be deemed to be the “surviving company” (übernehmende Gesellschaft) in accordance with the Swiss Merger Act. Pursuant to Article 22 (1) of the Swiss Merger Act, from and after the Effective Time: (i) the Merger of the Company and Merger Sub and the vesting of their undertaking, property and assets and liabilities in the Surviving Company shall become effective; (ii) the Surviving Company shall continue to be liable for the obligations and liabilities of each of the Company (including, without limitation, obligations and liabilities under the Warrant Agreement) and Merger Sub; and (iii) the Company will be deleted from the Commercial Register without any winding up with liquidation of the Company within the meaning of Articles 736 et seq. of the Swiss Code of Obligations. Upon registration of the Merger in the Commercial Register, the Surviving Company shall either (A) give three notices to the creditors of the Company and Merger Sub by way of publication in the Swiss Gazette of Commerce or (B) obtain a confirmation by a specially qualified auditor confirming that there are no known or expected claims which cannot be satisfied by the freely available assets of the legal entities involved as required pursuant to Article 25 (2) Swiss Merger Act. Section 2.4. Managing Directors of the Surviving Company. The managing directors of Merger Sub in office immediately before the Effective Time shall be the managing directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed. ARTICLE III CANCELLATION OF COMPANY SECURITIES; EXCHANGE OF CERTIFICATES Section 3.1. Effect on Share Capital. Subject to the terms and conditions of this Agreement and the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Company Shares: (a) Cancellation of Company Shares and Payment of Merger Consideration. Each Company Common Share, Company Series A Shares and Company Series B Share issued and outstanding immediately before the Effective Time (other than Company Shares owned by the Company or Parent or any of their Subsidiaries) shall be cancelled by operation of law as of the deletion of the Company from the commercial register in accordance with Article 21 (3) of the Swiss Merger Act and converted into the right to receive an amount in cash equal to the Common Shares Consideration (in the case of the Company Common Shares), the Series A Consideration (in the case of the Company Series A Shares) and the Series B Consideration (in the case of the Company Series B Shares) (the “Merger Consideration”) pursuant to the Merger Agreement. As of the Effective Time, each Company Common Share, Company Series A Shares and Company Series B Share shall be cancelled and each holder of a Company Share shall thereafter cease to have any rights with respect to such Company Common Share, Company Series A Shares and Company Series B Share except the right to receive the Common Shares Consideration (in the case of Company Common Shares), the Series A Consideration (in the case of the Company Series A Shares) and the Series B Consideration (in the case of the Company Series B Shares), all in accordance with the Swiss Merger Act. The Merger Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or similar distribution of securities convertible into shares of Company Shares), reorganization, recapitalization, reclassification or other like change with respect to shares of Company Shares having a record date on or following the date hereof and before the Effective Time, it being 11 understood that (i) the intent of such adjustment is to provide the holders of Company Shares with the same economic effect as contemplated by this Agreement and the Merger Agreement before any such change and (ii) nothing in this Section 3.1(a) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement or the Merger Agreement. (b) Company-Owned or Parent-Owned Securities. Notwithstanding anything in this Agreement to the contrary, all Company Shares that are (i) held by the Company as treasury shares immediately before the Effective Time or (ii) owned by the Company or Parent or by any direct or indirect wholly-owned Subsidiary of the Company or Parent, in each case shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no payment shall be made in respect thereof. Section 3.2. Exchange Procedures. (a) Paying Agent. Prior to the commencement of the Offer, Parent shall designate a paying agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging Company Shares issued and outstanding immediately before the Acceptance Time and the Effective Time, respectively. At the Closing, Parent shall deposit, or shall cause to be deposited, with the Paying Agent in accordance with this Article III, cash in an amount sufficient to pay the aggregate Merger Consideration payable under Section 3.1(a) and any cash payable in connection with the exercise of any Company Warrants following the Effective Time (with respect to Company Warrants not previously exercised following the Acceptance Time). Such cash so deposited is hereinafter referred to as the “Payment Fund.” No interest shall be paid or accrued for the benefit of holders of the Company Shares or Company Warrants (to the extent not previously exercised following the Acceptance Time) on cash amounts payable under this Section 3.2. The Paying Agent shall invest any cash in the Payment Fund as directed by Parent; provided that such investments shall be in direct obligations of or fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest, gain and other income resulting from such investments shall be promptly paid to Parent, and any amounts in excess of the amounts payable under Sections 3.2(b) and Section 3.2(b) shall be promptly returned to Parent. To the extent that there are any losses with respect to any such investments, or such cash diminishes for any reason below the level required for the Paying Agent to make prompt cash payment of amounts under Section 3.2(b) and Section 3.2(b), Parent shall promptly replace or restore the cash so as to ensure that there is sufficient cash for the Paying Agent to make all such payments. Except as contemplated by Section 3.2(e), the Payment Fund shall not be used for any other purpose. For the avoidance of doubt, under no circumstance shall Parent be obligated to deposit funds in respect of the Merger Consideration with the Paying Agent if the Minimum Condition has not been satisfied. (b) Exchange Procedures. The exchange procedures shall be agreed upon between Parent and the Paying Agent prior to the Effective Time. Promptly following the Effective Time and in any event not later than two Business Days following the Effective Time, Parent shall, 12 or shall cause the Surviving Company to cause the Paying Agent to mail to each Person who was a shareholder of the Company as of immediately prior to the Effective Time, (i) a letter of transmittal (which shall be in customary form and have such other customary provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the payment of the Merger Consideration and any other documentation that Parent may reasonably specify. Following the Effective Time, upon delivery of such letter of transmittal duly executed and such other documents as the Paying Agent may reasonably require (the “Merger Consideration Payment Documents”), a holder of Company Shares shall be entitled to receive in exchange therefore the aggregate amount of the Merger Consideration which such shareholder has the right to receive in respect of the Company Shares then held by such shareholder of the Company, and any Merger Consideration under the Merger Agreement shall be marked as paid and such shareholder as satisfied. (c) No Further Rights in Company Shares. All Merger Consideration paid upon the surrender of title to Company Shares in accordance with the terms of this Article III (including any cash paid under this Article III) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shareholders of the Company in their capacity as shareholders of the Company before the Effective Time. At the Effective Time, the stock transfer books of the Company shall be deemed closed and there shall be no further registration of transfers on the share transfer books or share registers, respectively, of the Surviving Company with respect to Company Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent, the Surviving Company or to the Paying Agent for any reason, they shall be marked as cancelled and exchanged in accordance with this Article III, except as otherwise required by applicable Law. (d) Lost, Stolen or Destroyed Certificates. Subject to applicable Law, if any Company Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit, in customary form and substance reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration and any dividends or other distributions as may be required under this Article III in respect of the Company Shares represented by such lost, stolen or destroyed certificates; provided that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct or otherwise indemnify Parent in a manner reasonably satisfactory to Parent against any claim that may be made against Parent or the Paying Agent with respect to the certificates to have been lost, stolen or destroyed. (e) Termination of Payment Fund. Unless a longer period is prescribed by applicable Law or Parent’s agreement with the Paying Agent, any portion of the Payment Fund that remains undistributed to the shareholders of the Company for one year following the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for the Merger Consideration or the Company Warrant Consideration (with respect to Company Warrants not previously exercised following the Acceptance Time). (f) No Liability. To the extent permitted under applicable Law, any Merger Consideration, any Company Warrant Consideration (with respect to Company Warrants not previously exercised following the Acceptance Time) and any dividends or other distributions

13 payable to any shareholder of the Company in accordance with Section 3.2(c) that remain undistributed to the shareholders of the Company or holders of Company Warrants (with respect to Company Warrants not previously exercised following the Acceptance Time), as applicable, shall be delivered to and become the property of Parent on the Business Day immediately before the day that such property is required to be delivered to any public official under any applicable abandoned property, escheat or similar Law. Notwithstanding anything in the Agreement to the contrary, to the extent permitted under applicable Law, none of Parent, Merger Sub, the Surviving Company or the Paying Agent shall be liable to any shareholder of the Company for any such property delivered to Parent or to a public official under any applicable abandoned property, escheat or similar Law. (i) Withholding. Each of Parent, Merger Sub, the Surviving Company, the Paying Agent and each of their respective Affiliates and Representatives shall be entitled to deduct and withhold from (i) any amounts treated as compensation for services, (ii) the Merger Consideration, and (iii) any other amount payable to any Person pursuant to this Agreement other than the Offer Consideration, such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law. Each of (1) Merger Sub (in case of (A)) and (2) Parent, Merger Sub, the Surviving Company, the Paying Agent and each of their respective Affiliates and Representatives (in case of (B)) shall only be entitled to deduct and withhold from the Offer Consideration such amounts as it is required by Law to deduct and withhold with respect to the payment of such Offer Consideration as a result of (A) a change in any Swiss Federal Withholding Tax Act applicable to Merger Sub after the date hereof or (B) any non-Swiss Tax Law or change thereof applicable to Parent, Merger Sub, the Surviving Company, the Paying Agent and each of their respective Affiliates and Representatives, and only, in each case, to the extent the obligation to deduct and withhold is not increased solely by any structuring or assignment undertaken by Parent or its Affiliates) that is prohibited under Section 7.19 or Section 10.9 of this Agreement. If Parent determines, in advance of the Acceptance Time, that any deduction or withholding in respect to the Offer Consideration may be applicable, Parent shall promptly provide the Company and the Designated Representative with prior written notice of its intent to deduct and withhold as soon as Parent becomes aware, and Parent shall use commercially reasonable efforts to cooperate with the Company and the Designated Representative to minimize or eliminate any such deduction or withholding to the extent permitted by applicable Tax Law, including by obtaining any tax rulings that can be obtained by Parent or Merger Sub or any of their Affiliates from the competent Governmental Entity. In such case, Parent and the Company and the Designated Representative shall mutually appoint a “Big 4” accounting firm to determine whether such deduction or withholding is legally required. The Parties herein shall be bound by any such determination of the “Big 4” accounting firm with respect to such matters. The Designated Representative shall be an express third-party beneficiary of this Section 3.2(i) and shall be entitled to enforce its rights hereunder. For the above, to the extent such amounts are deducted or withheld and paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Section 3.3. Treatment of Company Share Options and Company Restricted Share Awards. 14 (a) At the Acceptance Time, each Company Share Option (or portion thereof), whether or not vested, that remains outstanding and unexercised as of immediately prior to the Acceptance Time (after giving effect to any accelerated vesting pursuant to the respective plan documentation, or a written agreement between the Company and the holder thereof or pursuant to resolutions adopted by, and/or such other action(s) taken by, the Company Board (or the compensation committee thereof)) and that has an exercise price per Company Common Share that is less than the Common Shares Consideration, shall automatically, without any further action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash payable by the Company equal to the product of (A) the excess, if any, of the Common Shares Consideration over the exercise price per Company Common Share of such Company Share Option and (B) the total number of Company Common Shares subject to such Company Share Option as of immediately prior to the Acceptance Time (the “Option Consideration”). Such Option Consideration shall be paid immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time), subject to Section 3.3(f) below. (b) Each Company Share Option with an exercise price per Company Common Share that equals or exceeds the Common Shares Consideration shall be deemed cancelled under the respective plan documentation without payment of any consideration in respect thereof, and all rights with respect to such Company Share Option shall be deemed terminated as of the Acceptance Time. (c) At the Acceptance Time, each Company Restricted Share Award (or portion thereof) that vests as of immediately prior to the Acceptance Time (after giving effect to any accelerated vesting pursuant to the respective plan documentation or a written agreement between the Company and the holder thereof and/or pursuant to resolutions adopted by, or such other action(s) taken by, the Company Board (or the compensation committee thereof)) (each, a “Vested Restricted Share Award”) shall automatically, without any further action on the part of Parent, the Company or the holder thereof, be deemed cancelled and converted into the right to receive an amount in cash payable by the company equal to the product of (i) the Common Shares Consideration and (ii) the total number of Company Common Shares subject to such Vested Restricted Share Award as of immediately prior to the Acceptance Time (the “Vested Restricted Share Award Consideration”). Such Vested Restricted Share Award Consideration will be paid immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time), subject to Section 3.3(f) below. (d) At the Acceptance Time, each Company Restricted Share Award (or portion thereof) that is not a Vested Restricted Share Award (each, an “Unvested Restricted Share Award”) shall automatically, without any further action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, equal to the product of (i) the Common Shares Consideration and (ii) the total number of Company Common Shares subject to such Unvested Restricted Share Award as of immediately prior to the Acceptance Time (the “Unvested Restricted Share Award Consideration”). Subject to Section 3.3(f) below, and subject to the holder’s continued service with Parent and its Subsidiaries (including the Company and its Subsidiaries) through the applicable vesting dates, such Unvested Restricted Share Award Consideration will vest and become payable at the same time as the Unvested Restricted Share 15 Award from which such Unvested Restricted Share Award Consideration was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding Unvested Restricted Share Award immediately prior to the Acceptance Time, including any accelerated vesting terms and conditions that apply on termination of employment, except that no performance-based vesting metrics shall apply from and after the Acceptance Time. (e) Prior to the Acceptance Time, the Company Board (or the compensation committee thereof) shall adopt such resolutions and take such other actions as are necessary or appropriate in order to effectuate the actions contemplated by this Section 3.3; provided that such resolutions and actions shall expressly be conditioned upon the occurrence of the Acceptance Time and shall be of no force and effect if this Agreement is terminated. (f) Parent shall, or shall cause one of its Subsidiaries to, as applicable, on a timely basis (and in any event within ten Business Days from the date of the Acceptance Time), pay to the holders of Company Share Options and Company Restricted Share Awards the cash amounts payable pursuant to this Section 3.3, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law. Such payments shall be made either directly to such holders or, with respect to any holders for which withholding is required, through payroll. To the extent that amounts are withheld or deducted pursuant hereto, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the holders of Company Share Options and Company Restricted Share Awards in respect of which such deduction and withholding was made. Section 3.4. Treatment of Company Warrants. Any Company Warrants that remain outstanding as of immediately prior to the Acceptance Time shall be treated in accordance with Section 4.4 of the Warrant Agreement. The Company and Parent shall coordinate to (a) provide to the holders of Company Warrants all notices and documents required pursuant to the Warrant Agreement in connection with the Offer and the Merger and the consummation of such transactions at the Acceptance Time and the Effective Time, as applicable, and (b) facilitate the settlement of Company Warrants upon exercise thereof pursuant to the Warrant Agreement, including by timely providing all documentation that may be necessary in connection therewith. Such payments to the holders of Company Warrants shall be made either directly to such holders or, with respect to any holders for which withholding is required (including where the Company Warrants held by the Global Blue EBT), through payroll and, in any event, in accordance with the Warrant Agreements. Section 3.5. Transaction Sequence; Subsequent Merger. The parties acknowledge and agree that, subject to the conditions and upon the terms set forth in this Agreement, the transactions contemplated hereby will be consummated in the following order: (a) the Acceptance Time shall occur and the Offer shall be consummated then (b) the Merger shall be consummated. Section 3.6. Further Assurances. If, at any time before or after the Acceptance Time and the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Offer and the Merger or to carry out the purposes and intent of this Agreement at or after the Acceptance Time or the Effective Time, then Parent, Merger Sub, the Company and 16 their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Offer and the Merger and to carry out the purposes and intent of this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as (a) set forth in the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement by the Company (the “Company Disclosure Letter”) or (b) disclosed in the Company SEC Reports publicly filed with, or furnished to, the SEC between January 1, 2023 and one day prior to the date hereof (excluding any disclosures set forth in any “risk factors” section or constituting “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only if the relevance of such item to such other section or subsection is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to Parent, with respect to itself and its Subsidiaries, as follows. Section 4.1. Organization, Standing and Power; Subsidiaries. (a) The Company is duly incorporated and validly existing as a stock corporation (Aktiengesellschaft) under the laws of Switzerland and has all requisite corporate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties, rights and assets makes such qualification necessary. Each of the Company’s Subsidiaries is a company or other legal entity duly organized and validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or other appropriate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or impair the ability of the Company to consummate the Offer, the Merger or the other transactions contemplated by this Agreement. (b) The copies of the Company’s organizational regulations incorporated by reference in its Form 20-F for the year ended March 31, 2024, are true and complete copies, are in full force and effect and have not been amended or otherwise modified. The Company has provided a copy of the articles of association dated September 12, 2024 which is a complete copy, and such articles of association are in full force and effect and have not been amended or otherwise modified. The Company has delivered or made available to Parent true and complete copies of the certificates of incorporation and by-laws or other equivalent organizational documents of each material wholly-owned Subsidiary and the Company’s non-wholly owned Subsidiaries. Neither the Company nor any of its Subsidiaries is in breach of any provision of its articles of association or organizational regulations or other equivalent organizational documents.

17 (c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company’s Subsidiaries together with the jurisdiction of each Subsidiary and the ownership of equity interest of each Subsidiary as of the date hereof. Section 4.2. Capital Structure. (a) The Company’s capital band authorizes the Company Board, until March 1, 2028, to conduct one or more increases and/or reductions of the share capital within the upper limit of CHF 3,142,193.39, corresponding to up to 268,534,962 Company Common Shares with a nominal value of CHF 0.01 each, 17,684,377 Company Series A Shares with a nominal value of CHF 0.01 each and up to 28,000,000 Company Series B Shares with a nominal value of CHF 0.01 each, and the lower limit of CHF 1,742,806.65, corresponding to 174,280,665 common shares with a nominal value of CHF 0.01 each, 0 Company Series A Shares with a nominal value of CHF 0.01 each and 0 Company Series B Shares with a nominal value of CHF 0.01 each. At the close of business on February 12, 2025 (the “Capitalization Date”), (i) 210,317,792 Company Common Shares were issued and outstanding, and 10,951,622 Company Common Shares were held in treasury; (ii) 17,684,377 Company Series A Shares were issued and outstanding and 236 Company Series A Shares were held in treasury; (iii) 23,124,705 Company Series B Shares were issued and outstanding and 0 Company Series B Shares were held in treasury; and (iv) there were Company Share Options covering 6,151,964 Company Common Shares, Company Restricted Share Awards covering 2,645,697 Company Common Shares, Company Warrants covering 30,735,950 Company Common Shares, in each case as granted or provided under a Company Share Plan. Excluding shares held by the Company as treasury shares, none of the Company Shares, options or Company Warrants are held by the Company or by the Company’s Subsidiaries. All of the Company Shares have been, and all Company Shares reserved for issuance shall be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or shall be when issued (as the case may be) fully paid and nonassessable and (except for statutory preemptive rights (Bezugsrechte) applying by operation of law) not subject to any preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights and were issued, or will be issued (as the case may be), in compliance in all material respects with all applicable securities Laws and its articles of association and organizational regulations. Section 4.2(a) of the Company Disclosure Letter sets forth a true and complete list of all Company Warrants, Company Share Options and Company Restricted Share Awards outstanding as of the Capitalization Date, (i) with respect to the Company Share Options and Company Restricted Share Awards, the name of each holder thereof and (ii) the number of Company Shares subject thereto as of the date of this Agreement (without regard to any vesting or other limitations with respect thereof), and, where applicable for Company Warrants, Company Share Options and Company Restricted Share Awards, the exercise prices, dates of grant, vesting schedules, expiration dates, performance periods, performance targets, and the Company Share Plan, if any, under which such awards were granted. The vesting of the outstanding options granted under the ZZ Global Blue Holding Limited MIP (or unallocated options to be granted under such plans) will not accelerate or be exercisable in connection with the transactions contemplated by this Agreement, and no liabilities are expected to arise as a result of the transactions contemplated by this Agreement. Other than the Global Blue EBT, neither the Company nor any of its Subsidiaries have established, settled assets to or otherwise have any liabilities to any employee benefit trust (or similar arrangement). Other than the Company Warrants held by the Global Blue EBT, the Global Blue EBT does not hold any 18 other shares, securities, loan notes or cash, nor does it have any outstanding loans, loan notes or liabilities and no liabilities are expected to arise as a result of the transactions contemplated by this Agreement. (b) The Company or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares in the share capital of its Subsidiaries, beneficially and of record, and all such shares are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights and are free and clear of any claim, transfer restrictions, limitations in voting rights, lien or other encumbrance (other than a Permitted Encumbrance). Except as set forth in Section 4.2(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns or has the right to acquire, directly or indirectly, any share capital or other voting securities of, or ownership interests in, or any interest convertible into or exchangeable or exercisable for any share capital or other voting securities of, any Person (other than its Subsidiaries). (c) Except as set forth in Section 4.2(a), and except for Company Common Shares that have become outstanding after the Capitalization Date and prior to the date hereof that were reserved for issuance as set forth in Section 4.2(a), the Company does not have any shares of capital stock or other equity interests issued or outstanding, and there are no options, warrants, calls, convertible, redeemable, exercisable or exchangeable securities, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the share capital or other equity rights of the Company or any of its Subsidiaries, (ii) obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call, put, convertible, redeemable, exercisable or exchangeable security, right, commitment or agreement, (iii) obligating the Company or any of its Subsidiaries to redeem or otherwise acquire any share capital stock or other equity rights or interests of the Company or any of its Subsidiaries, or (iv) that provide the economic (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests) or voting equivalent of an equity ownership interest in the Company or any of its Subsidiaries. Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Company Shares on any matter. (d) Except for (i) the Company JV Agreements, or (ii) agreements with employees or directors relating to options, restricted shares, restricted shares units or other equity- related securities or awards, in each case, issued or to be issued under the Company Share Plans, none of the Company or any of its Subsidiaries is a party to any agreement relating to disposition, voting or dividends with respect to any equity securities of the Company or any of its Subsidiaries (including stock appreciation, restricted stock, stock units, phantom stock, profit participation, other incentive equity or equity-linked compensation awards or similar rights with respect to the Company). Other than the provisions of the Company’s (and its Subsidiaries’) articles of association and organizational regulations or equivalent organizational documents, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of its share capital or the share capital of any of its Subsidiaries to which the Company or any Company 19 Subsidiary (or to the Knowledge of the Company, any other Person) is a party. Except in connection with purchases made under the Company’s Share Repurchase Program, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares in the share capital of the Company or any of its Subsidiaries. Section 4.3. Authority; Non-Contravention. (a) Subject to obtaining the Required Company Vote, the Company has all requisite corporate power and authority to enter into and deliver this Agreement, to consummate the transactions contemplated hereby (including the Offer) and to perform its obligations hereunder (except with respect to the Merger Agreement, the Merger and the Subsequent Company Shareholder Approval). Except with respect to the Merger Agreement, the Merger and the Subsequent Company Shareholder Approval, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to obtaining the Required Company Vote. The Company has no rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in the articles of association or organizational regulations or other equivalent organizational documents of the Company that is as of the date hereof applicable to the Company, the Company Shares, or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). (b) Neither the execution, delivery and performance of this Agreement or the Merger Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby, including the Offer and the Merger, to which the Company is a party, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate, conflict with or result in any breach of any provision of the Company’s articles of association or organizational regulations or the equivalent organizational documents of any of its Subsidiaries, (ii) trigger any rights of first refusal, preemptive rights, preferential purchase or similar rights or (iii) assuming that the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Section 4.3(c) are duly obtained or made and that each of the Required Company Vote and, with respect to the Merger Agreement and the Merger, the subsequent approval by the Company Board and Subsequent Company Shareholder Approval, is obtained, (A) violate or conflict with any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require an approval, notice or a consent or waiver under, result in the cancellation, suspension, non-renewal or termination of or a right of 20 termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any Permit or any of the respective properties, rights (including Intellectual Property rights), obligations or assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances) under, any of the terms, conditions or provisions of any Company Material Contract, except (with respect to clauses (ii) and (iii)) for such triggers, violations, conflicts, breaches or losses that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or impair the ability of the Company to consummate the Offer or the other transactions contemplated by this Agreement. (c) Subject to the accuracy of Parent’s representation set forth in Section 5.2(c), no consent, clearance, approval, application, Order or authorization of, waiting period expiration or termination, waiver from, or registration, declaration, notice or filing with any Governmental Entity is required to be made or obtained by the Company or any of its Subsidiaries at or before the Closing in connection with the execution, delivery and performance of this Agreement or the Merger Agreement by the Company or the consummation of the transactions contemplated hereby or thereby to which it is a party, except for (i)(A) notices, applications, filings, authorizations, Orders, approvals and waivers from the Governmental Entities set forth in Section 4.3(c)(i)(A) of the Company Disclosure Letter which have jurisdiction over enforcement of applicable antitrust, competition, foreign direct investment, financial services or payments regulatory Law (the notices, applications, filings, authorizations, Orders, approvals and waivers described in clause (A), the “Company Transaction Approvals”), (B) compliance with applicable requirements of the Securities Act and the Exchange Act and the filing with the SEC of such registration statements, prospectuses, reports and other materials as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such approvals and clearances as may be required in connection therewith, (C) compliance with any applicable requirements of the NYSE and (D) the filing and registration of the Merger with the Commercial Register and the receipt of the Certificate of Merger as provided for in Section 2.2, and (ii) any other consent, approval, Order or authorization of, waiver from, or registration, declaration, notice or filing, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the avoidance of doubt, the Company Transaction Approvals do not include any notices, applications, filings, authorizations, Orders, approvals or waivers required to be submitted to or obtained from any Governmental Entities with respect to any acquisition of or investment in Parent, the Company, and/or any of their respective Affiliates by a Person that is not an Affiliate of the Company as of the date of this Agreement. Section 4.4. Financial Statements and SEC Reports; Regulatory Reports; Undisclosed Liabilities. (a) The Company and its Subsidiaries have timely filed or furnished all required forms, reports, statements, schedules, certifications, registration statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed or furnished by the Company or any of its Subsidiaries with or to the SEC since January 1, 2023 (the documents referred to in this Section 4.4(a), collectively with any other forms, reports, statements, schedules, registration statements, prospectuses, proxy statements

21 and other documents filed with or furnished to the SEC after the date hereof, the “Company SEC Reports”). As of its filing or furnishing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did, and each such Company SEC Report filed or furnished after the date hereof will, (i) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from or investigation or review being conducted by the SEC or any other Governmental Entity with respect to any Company SEC Report. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system. (b) Each Company SEC Report that is a registration statement, as amended, if applicable, filed under the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. (c) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 6-K of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments that are not material in the aggregate and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. The Company’s Form 20-F for the fiscal year ended March 31, 2024 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and, at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Sarbanes-Oxley Act of 2002, and neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of any such certifications. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC). 22 (d) Except for (i) those liabilities that are specifically disclosed or specifically reflected or reserved for, in its unaudited consolidated financial statements for the six months ended September 30, 2024, as filed with the SEC on Form 6-K before the execution of this Agreement and (ii) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and its Subsidiaries do not have and (B) since September 30, 2024, the Company and its Subsidiaries have not incurred, in each case, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its consolidated financial statements (or the notes thereto) in accordance with IFRS). Section 4.5. Compliance with Applicable Laws and Reporting Requirements. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or impair the ability of the Company to consummate the Offer or the other transactions contemplated by this Agreement, (i) the Company and its Subsidiaries hold in full force and effect all Permits, and the Company and its Subsidiaries are in compliance with the terms, conditions and requirements of their Permits and any applicable Laws, (ii) at any time since January 1, 2023, the businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Laws, anti-money laundering Laws and anti-terrorism Laws, (iii) the Company and its Subsidiaries have not received or been given, at any time since January 1, 2023, any written notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation of, or a failure to comply with, any Laws or the terms and requirements of any Permit or any actual or potential revocation, withdrawal, suspension, cancellation, modification, or termination of any Permit, (iv) all applications required to have been filed for the renewal of each Permit or other filings required to be made with respect to each Permit held by the Company or its Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Entity and (v) subject to obtaining the Company Transaction Approvals, none of the Permits will be subject to revocation, suspension, non-renewal, adverse modification, withdrawal or termination as a result of the consummation of the transactions contemplated hereby. (b) (i) The Company has established and maintains disclosure controls and procedures (as defined in and required by Rule 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are (A) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (B) effective in timely alerting its principal executive officer and principal financial officer to material information required to be included in its periodic reports under the Exchange Act and ensure that the information required to be disclosed in the Company SEC Reports is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms; (ii) the Company and its Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS; (iii) the records, systems, controls, data and information of it and its Subsidiaries are recorded, stored, maintained 23 and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its Subsidiaries or accountants (including all means of access thereto and therefrom) and are held or maintained in such places as may be required under all applicable Laws; (iv) the Company has disclosed, based on its most recent evaluation of internal controls before the date hereof, to its auditors and audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls or the preparation of financial statements; and (v) since January 1, 2023, neither the Company nor its principal executive officer and principal financial officer has received any material written complaints from a Governmental Entity challenging or questioning the accuracy, completeness, form or manner of the accounting, internal accounting controls or auditing practices of the Company or any of its Subsidiaries. (c) Since January 1, 2023, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Section 4.6. Legal and Arbitration Proceedings and Investigations. There is no action, lawsuit, claim, complaint, demand, arbitration or other legal proceeding (each, an “Action”) pending against or threatened in writing, or to the Knowledge of the Company, orally against, and to the Knowledge of the Company, there are no investigations pending or threatened (i) against the Company or any of its Subsidiaries, (ii) affecting any of their respective assets or properties or (iii) any present or former officer or director of the Company or any of its Subsidiaries (in such individuals’ capacity as such), which, in each case, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would, reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect or materially delay or impair the ability of the Company to consummate the Offer or the other transactions contemplated by this Agreement. There is no Order outstanding against the Company or any of its Subsidiaries or affecting any of their respective assets or properties which would, reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect or prevent or materially delay or impair the ability of the Company to consummate the Offer or the other transactions contemplated by this Agreement. Section 4.7. Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account applicable extensions of time to file) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. (b) There are no liens for any amount of Taxes upon the assets of the Company or any of its Subsidiaries, other than Permitted Encumbrances. 24 (c) The Company and each of its Subsidiaries have duly paid, or have duly withheld and remitted (or properly set aside in accounts for such purpose), to the appropriate Taxing Authority all Taxes required to be paid by them. (d) There is no Action now pending, being conducted, announced or, to the Company’s Knowledge, threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Return, and any deficiencies asserted, or assessments made as a result of any Action have been paid in full. (e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to a Tax assessment or deficiency, which waiver is still in effect, and no request for such waiver or extension is currently pending. (f) No claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return that has not since been resolved. (g) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise become resident for Tax purposes, in each case, other than in such entity’s country of formation. (h) Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, any “listed transaction” within the meaning of Section 6707A(c) of the Code or similar state, local or non-U.S. Law. (i) Neither the Company nor any of its Subsidiaries (i) has ever been a member of an affiliated, combined, consolidated, unitary or similar Tax group (other than any such group the common parent of which is the Company or any of its Subsidiaries) nor has any liability for Taxes of any Person (other than the Company and its Subsidiaries) as a transferee, successor, by contract or otherwise by operation of applicable Law, (ii) is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation or similar agreement or contract (other than any agreement (a) solely among the Company or any of its Subsidiaries or (b) the primary purpose of which is not related to Taxes). (j) Neither the Company nor any of its Subsidiaries has any liability with respect to escheat or unclaimed property and each of the Company and its Subsidiaries has complied with all escheat and unclaimed property Laws. Section 4.8. Absence of Certain Changes or Events. Since March 31, 2024 and prior to the date hereof, (a) there has not been a Company Material Adverse Effect, (b) the Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of or require the consent of Parent pursuant to the terms of Sections 6.1(a), 6.1(b), 6.1(c), 6.1(g) or, solely to the extent related to the sub-sections of Section 6.1 previously listed in this sentence, 6.1(u).

25 Section 4.9. Board Approval. The Company Board, by way of two separate resolutions duly adopted at a meeting duly called and held, has by a vote of at least a majority of the votes cast by all directors present (including the affirmative vote of at least one Director representing the Designated Representative) and a majority of the votes cast of the independent and disinterested directors (i.e., excluding those directors holding or representing Company Series A Shares or Company Series B Shares), (a) determined that this Agreement is in the best interests of, and fair to, the Company and its shareholders, and declared it advisable for the Company to enter into this Agreement and effecting the Board Modification, (b) adopted this Agreement and authorized and approved the Offer and the other transactions contemplated hereby, and (c) resolved to recommend that the shareholders of the Company accept the Offer and tender their Company Shares in the Offer and approve and adopt the Board Modification at the Company Shareholder Meeting (the “Company Recommendation”), subject to Section 7.4(e), and directed that such matters be submitted for consideration by the shareholders of the Company at the Company Shareholder Meeting. None of the foregoing actions by the Company Board has been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 7.4). Section 4.10. Vote Required. Except with respect to the Merger Agreement and the Merger, the affirmative vote of at least the majority of the votes cast to adopt and approve the Board Modification is the only vote of the holders of the Company’s share capital necessary to approve and consummate the transactions contemplated hereby to which the Company or any of its Subsidiaries is a party (“Required Company Vote”). The only vote of the shareholders of the Company required to approve the Merger Agreement (the “Subsequent Company Shareholder Approval”) is the approval by a general meeting of the Company with the affirmative vote of at least 90% of all outstanding Company Shares (excluding shares held by the Company) as required pursuant to Article 18 (5) Swiss Merger Act, with the minutes of such meeting and the vote to be recorded in the form of a public deed as required pursuant to Article 20 (1) Swiss Merger Act. Section 4.11. Company Material Contracts. (a) As of the date of this Agreement neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (except for Company Benefit Plans other than those referenced in Section 4.11(a)(ix)) (each of the type described in this Section 4.11(a), whether or not set forth in Section 4.11(a) of the Company Disclosure Letter, being referred to herein as a “Company Material Contract”): (i) that is or will be required to be filed by the Company as a material contract under Item 601(b)(10) of Regulation S-K of the SEC that is not already so filed; (ii) that contain covenants binding upon the Company or any of its Subsidiaries that (A) prohibit, materially limit or restrict the ability of the Company or any of its Subsidiaries to solicit any material potential or actual customer or to engage in or compete in any business or with any Person or in any geographic area, (B) contain “most favored nation” or “exclusivity” provisions, (C) grant any put, call, right of first refusal or right of first offer or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, or offer for purchase or sale, any equity interests or assets (excluding ordinary course commitments to purchase goods, products and off-the- 26 shelf software) or businesses, or (D) under which the Company or any of its Subsidiaries has agreed to procure good or services pursuant to any minimum purchase obligations from any Person pursuant to a “requirements” or similar agreement, in each case of (A) through (D), if such contractual rights or obligations are material to the Company and its Subsidiaries, taken as a whole; (iii) that is a Company JV Agreement, creates a partnership or joint venture or relates to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that is material to the Company and its Subsidiaries, taken as a whole; (iv) that (A) is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness to or of any Person (other than Parent or any of its Subsidiaries) pursuant to which any indebtedness of (or liabilities guaranteed by) the Company or any of its Subsidiaries, is outstanding (or may be incurred) or secured, (B) constituting a letter of credit, performance bond, surety bond or similar facility (whether drawn or undrawn), or (C) otherwise involves or evidences the granting of a lien, pledge, security interest, charge or other encumbrance (other than a Permitted Encumbrance) upon any of the properties, rights, obligations or assets of the Company or any of its Subsidiaries, in each case, in excess of $5,000,000 individually or $10,000,000 in the aggregate; (v) (A) that provides for the acquisition or disposition of any business, assets or securities having a value, or in exchange for consideration (regardless of the form of consideration and whether in a single payment or series of payments) greater than $10,000,000 or (B) with respect to any acquisition and divestiture pursuant to which the Company or any of its subsidiaries has continuing “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $5,000,000; (vi) that is a collective bargaining agreement or other similar material Contract with any Labor Organization (other than any national or industry-wide collective agreement); (vii) that involves or would reasonably be expected to involve aggregate payments by or to the Company and/or its Subsidiaries in excess of $5,000,000 in any 12- month period, except for any contract (A) that may be cancelled without penalty or termination payments or other liability by it or its Subsidiaries upon notice of 30 days or less, or (B) solely by and among the Company and its wholly-owned Subsidiaries; (viii) that includes a license or other right to use material Intellectual Property, other than (A) shrink-wrap, click-wrap and off-the-shelf software licenses, or any other non-exclusive license to software that is commercially available to the public generally with one-time or annual license, maintenance, support and other fees of less than $350,000 and (B) non-exclusive outbound licenses or other non-exclusive rights to use Intellectual Property that are granted in the ordinary course of business; 27 (ix) that is a Contract for the employment or engagement of any employee, director or any individual service provider on a full time, part time, consulting or any other basis providing for (i) gross annual base salary, base fees or base consulting fees in the aggregate in excess of €250,000 or (ii) the payment of any severance, retention, transaction bonus, or any benefits or compensation upon the consummation of the transactions contemplated by this Agreement; (x) that is a settlement, conciliation or similar contract (A) which would require the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement or (B) that subjects the Company or any of its Subsidiaries to any material non-monetary obligations that would continue after the Acceptance Time (other than customary release, non-disparagement and confidentiality obligations); (xi) that is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning 5% or more of the outstanding Shares, on the other hand, except for any Company Benefit Plan; (xii) that is between the Company or any of its Subsidiaries, on the one hand, and any Material Customer, on the other hand; (xiii) that is between the Company or any of its Subsidiaries, on the one hand, and any Material Supplier, on the other hand; (xiv) that is a material Company Lease with a fixed monthly rent in excess of €25,000; or (xv) that is a material interest rate swap, cap, floor or option agreement, a futures or forward contract or relates to any other material interest rate, currency, commodity or other hedging or derivative transaction or risk management arrangement. (b) As of the date of this Agreement, each Company Material Contract is a valid and binding obligation of the Company and its Subsidiaries (to the extent they are parties thereto or bound thereby) enforceable against the Company and, to the Knowledge of the Company, each other party thereto, in accordance with its terms and is in full force and effect, and the Company and each of its Subsidiaries (to the extent they are party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Company Material Contract, except where such failure to be valid and binding or such non-performance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice, nor does the Company have Knowledge, of any breach, violation or default in respect of any material obligation under (or any condition which with the passage of time or the giving of notice or both would result in such a breach, violation or default), or any intention to cancel, terminate, change the scope of or materially alter the rights or obligations under or not to renew, any Company Material Contract. The Company has made available to Parent prior to the execution 28 of this Agreement a true and complete copy of each Company Material Contract in effect as of the date hereof. Section 4.12. Employee Benefits and Executive Compensation. (a) Section 4.12(a) of the Company Disclosure Letter sets forth as of the date of this Agreement a true and complete list of each Company Benefit Plan (except in respect of (i) contracts of employment, and (ii) contracts for services with any individual independent contractors or other individual service providers, the list only includes all standard form template agreements under which any such aforementioned Persons are employed or engaged by the Company or any of its Subsidiaries (as applicable) along with any material deviations from such standard form template agreements). With respect to each Company Benefit Plan listed in Section 4.12(a) of the Company Disclosure Letter, the Company has, to the extent applicable, made available to Parent (i) a true and complete copy of such Company Benefit Plan and all governing documents and material amendments thereto, if written, or a description of the material terms of such Company Benefit Plan if not written, and (ii) as applicable, (A) each material trust agreement or instrument or deed, insurance contract, or other funding arrangement or agreement and all material amendments thereto, (B) with respect to any such Company Benefit Plan that is intended to be tax-qualified or tax-preferred under applicable Law, the most recent determination document issued by the Governmental Entity having jurisdiction with respect to such Company Benefit Plan confirming the tax-qualified or tax-preferred status of such Company Benefit Plan, (C) the most recent annual report, audited or unaudited financial statements, actuarial report, material funding updates, or summary annual report, and (D) all material, non-routine correspondence that relate to any Company Benefit Plan with any Governmental Entity. The Company has also provided to Parent true and complete copies of all contracts of employment or engagement or letters of appointment (and any other agreements governing the terms of their employment or engagement or appointment) with all Executive Managers. (b) Each Company Benefit Plan has at all times been maintained in all material respects in accordance with its terms and all applicable Laws and there are no Actions (other than routine claims for benefits in the normal operation of a Company Benefit Plan) ongoing, pending or, to the Knowledge of the Company, threatened in respect of or involving any Company Benefit Plan. (c) No Company Benefit Plan is, and none of the Company, or any of its Subsidiaries has any liabilities or obligations (whether actual, potential, contingent or otherwise) to or with respect to, a defined benefit pension plan (other than any such plan which is a statutory plan that is required under applicable Law and is solely maintained by a Governmental Entity). Neither the Company nor any of its Subsidiaries is or has at any time been an “employer” or is or within the last six years has been “connected with” or an “associate of” an “employer” (as those terms are used in the U.K. Pensions Act 2004) of a U.K. pension scheme, plan or arrangement which is within scope of or subject to the U.K. Pensions Regulator’s powers under section 38 to 51 and/or sections 58A to 58D of the U.K. Pensions Act 2004. The Company and its Subsidiaries only participate in or sponsor pension or retirement schemes or arrangements which fall within the definition of “money purchase schemes” in section 181 of the U.K. Pension Schemes Act 1993 or the equivalent under any applicable local Law in jurisdictions outside of the U.K.

29 (d) Neither the Company nor any of its Subsidiaries provides or has any obligations to provide welfare benefits to any current or former employees, individual independent contractors or other individual service providers of the Company or any of its Subsidiaries (or any spouse, beneficiary or dependent of the foregoing) following such person’s retirement, or termination of employment or engagement with the Company or any of its Subsidiaries (other than fully insured death benefits provided via a Company Benefit Plan when termination occurs upon death), except as required by Law. (e) None of the execution and delivery of this Agreement, the shareholders’ approval of the transactions contemplated hereby, or the consummation of the transactions contemplated hereby (whether alone or in connection with any other event(s)) would (i) result in any payment or compensation (including severance, golden parachute, transaction bonus or otherwise) becoming due to any current or former director, officer, employee, individual independent contractor or other individual service provider of the Company or any of its Subsidiaries and which is payable by and at the expense of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise, (ii) increase any compensation or benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any compensation or benefit payable under any Company Benefit Plan or otherwise (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code or restricted compensation under Article 735c Section 1 and 6 of the Swiss Code of Obligations or (v) result in any breach or violation of or default under or limit any rights to merge, amend, modify or terminate any Company Benefit Plan. (f) No current or former employee of the Company or any of its Subsidiaries has previously transferred to the Company or any of its Subsidiaries pursuant to TUPE who at any time prior to such transfer was a member of a U.K. defined benefit pension plan, in circumstances where the Company or any of its Subsidiaries has (or would reasonably be expected to have) inherited any obligation (whether contingent or otherwise) to fund, or otherwise meet the cost of, any enhanced early retirement or redundancy benefits, which are derived from such former employer’s pension plan. (g) No Company Benefit Plan is (or at any time has been) maintained, contributed to, or required to be contributed by the Company or its Subsidiaries for any current or former director, officer, employee, individual independent contractor or other individual service provider of the Company or its Subsidiaries who resides in the United States. Section 4.13. Labor Relations and Other Employment Matters. (a) Section 4.13(a)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a true and complete list of each collective bargaining and all material works council agreements or other similar labor agreement to which the Company or any of its Subsidiaries is a party or otherwise bound. There is no ongoing, pending or, to the Knowledge of the Company, threatened representation petition or organizing campaign or, to the Knowledge of the Company, other similar activity by any Labor Organization involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any obligation to inform, provide information to, consult with and/or seek the consent of any, labor union, trade union, works council (including European Works Council) or other similar collective 30 employee representative(s) (each, a “Labor Organization”) in relation to this Agreement (or any of the transactions or events contemplated under this Agreement, including the Offer or the Merger). (b) The Company has provided to Parent, as of the date of this Agreement, a true, up to date and complete, in each case, in all material respects: (i) list of all employees of the Company and its Subsidiaries (except for ZZ Global Blue Holding Limited, Kinphire Limited and Shipup SA), including the name of their employer or engaging entity, date of commencement of employment or engagement, role or title, job location, part-time or full-time status, base annual salary and bonus opportunity; (ii) an overview census showing the total number of employees employed by each of ZZ Global Blue Holding Limited, Kinphire Limited and Shipup SA; and (iii) an overview census showing the total number of contingent workers and individual service provider engaged by the Company and its Subsidiaries in each jurisdiction. The Company has also provided to Parent, as of the date of this Agreement, true, up to date and complete copies in all material respects of all Contracts scheduled at Section 4.13(a)(i) of the Company Disclosure Letter to the extent such Contracts are not publicly available. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, in the three years prior to the date of this Agreement, (i) there is no ongoing and there has not occurred or, to the Knowledge of the Company, been any threatened in writing, any strike, slowdown, work stoppage, picketing, lockout, concerted refusal to work overtime or other similar labor disruption or Labor Organization organizing campaign with respect to any employees of the Company or any of its Subsidiaries, and (ii) there are no, and have not been any, Actions, claims, disputes, proceedings, unfair labor practice charges, grievances, arbitrations, administrative charges or complaints by or in respect of any current or former employee or individual independent contractor (or any other individual service provider) of the Company or any of its Subsidiaries (whether individual or collective) ongoing, pending or, to the Knowledge of the Company, threatened in writing, against or involving the Company or any of its Subsidiaries. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, in the three years prior to the date of this Agreement, the Company and its Subsidiaries have each been in compliance with all applicable Laws relating to employment and labor, including all applicable Laws relating to wages and other compensation (including overtime and holiday pay), hours, working time, benefits, collective bargaining, discrimination, harassment, retaliation, whistleblowing, civil rights, safety and health, workers’ compensation, pay equity and gender equality, classification of employees, classification of non-employees (including, but not limited to, independent contractors, freelancers and consultants), immigration and work authorization, hiring, reductions in force, redundancies, and the collection and payment of withholding and/or social security Taxes and any other employment related Taxes. In the three years prior to the date of this Agreement, no Executive Manager of the Company or any Company Subsidiary has been the subject of an allegation of sexual harassment or other material allegation of discrimination, retaliation or other similar misconduct in their capacity as such. (e) Neither the Company nor any of its Subsidiaries has: (i) given or received any notice (which is current and outstanding) terminating the office and/or employment or 31 engagement (or both) of any Executive Manager; (ii) any obligation to make, or custom or practice of making, a payment to any of its employees on redundancy or termination of employment in excess of the applicable minimum statutory redundancy or severance payment; and/or (iii) in the three years prior to the date of this Agreement, given notice of or started any collective redundancy consultation or other action with respect to any mass layoff or similar group reduction in force, nor terminated employment contracts on an individual basis that would result in the obligation of the Company or any of its Subsidiaries to implement a statutory process for collective redundancies under applicable Laws. (f) In the three years prior to the date of this Agreement, no current or former employee or worker has at any time transferred to the Company or any of its Subsidiaries pursuant to TUPE or similar/equivalent local legislation in any jurisdiction applicable to the Company or any of its Subsidiaries, except for transfers of employment of employees from a Subsidiary of the Company to the Company or another Subsidiary of the Company. Section 4.14. Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) Section 4.14(a) of the Company Disclosure Letter accurately identifies each Intellectual Property registration or application (“Registered IP”) owned by the Company or its Subsidiaries. The items of Registered IP that are material to the Company or any of its Subsidiaries are subsisting and unexpired and, each such item of Registered IP is valid and enforceable. Each item of Company Owned Intellectual Property is exclusively owned by the Company or any of its Subsidiaries free and clear of any lien or encumbrance (other than Permitted Encumbrances). (b) All of the material Intellectual Property created for the Company or any of its Subsidiaries by any of the Company’s or its Subsidiaries’ employees and independent contractors which do not vest in the Company or one of its Subsidiaries by operation of Law have been validly and irrevocably assigned to the Company or one of its Subsidiaries. (c) The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets, and all Trade Secrets of third parties in their possession. (d) Since January 1, 2023, none of the Company or its Subsidiaries nor the operation of their respective businesses has infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of any third party. (e) There is no Action pending, asserted or, threatened in writing against the Company or its Subsidiaries concerning the ownership, validity, registerability, enforceability, or scope of any material Company Owned Intellectual Property, or asserting any material claim of infringement, misappropriation, dilution or other violations or misuse of any Intellectual Property by the Company or any of its Subsidiaries. (f) To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. 32 (g) Neither the Company nor any of its Subsidiaries has disclosed to any third party, or deposited in escrow, the source code of any material Company Software, or is under any obligation to do so (other than limited disclosure to service providers of the Company or any of its Subsidiaries, which service providers are contractually obligated to maintain the source code in confidence, and solely to the extent necessary for such service providers to provide the relevant services to the Company or its applicable Subsidiary). None of the material Company Software incorporates, links with, or otherwise uses any Open Source Software in a manner that would (i) require the licensing or disclosure of any source code of such Company Software, (ii) authorize the decompilation, disassembly, or reverse engineering of such Company Software, (iii) require the licensing of such Company Software for the purpose of creating derivative works, or (iv) prohibit or restrict the Company or any of its Subsidiaries from charging fees to licensees for use of such Company Software or any material Company Owned Intellectual Property. Section 4.15. Information Systems; Data Privacy; Data Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) The computer, information technology and data processing systems, facilities and services owned, leased or licensed by the Company and its Subsidiaries and used in their businesses, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Company Systems”), are sufficient in all material respects for the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted. The Company Systems have not materially malfunctioned or failed since January 1, 2023 and are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery systems and procedures in accordance with good industry practice and applicable Law. (b) Since January 1, 2023: (i) the Company and its Subsidiaries (and to the Knowledge of the Company, all third parties Processing Personal Data on behalf of the Company or any of its Subsidiaries (collectively, “Data Partners”), solely with respect to Personal Data) comply and have each complied with all applicable Privacy Requirements; (ii) the Company and its Subsidiaries have each taken commercially reasonable measures to ensure that all Personal Data and/or Company Systems in its possession or control are protected against Security Incidents, including by implementing a written information security program; (iii) the Company, its Subsidiaries, and to the Knowledge of the Company, its Data Partners (solely with respect to the Personal Data of the Company and its Subsidiaries), have not experienced any Security Incidents; and (iv) to the Knowledge of the Company, the Company Systems are free from spyware, Trojan horses, worms, viruses or malware. Since January 1, 2023, none of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any Data Partner (solely with respect to the Personal Data of the Company and its Subsidiaries), has (A) notified or been required under applicable Law to notify any Person of any Security Incident, or (B) received any written notice, inquiry, request, claim, complaint, correspondence or other communication from, or enforcement action by, any Person, in each case, based on any actual, alleged, or potential violation of a Privacy

33 Requirement by the Company or a Security Incident. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to the occurrence of (A) and (B). Section 4.16. Properties. (a) The Company or one of its Subsidiaries has (i) a valid leasehold or sublease interest or other comparable contract right in the real property that the Company or any of its Subsidiaries leases, subleases or otherwise occupies without owning (each such real property, a “Company Leased Real Property” and each such lease, sublease or comparable right, a “Company Lease”), and (ii) good, valid and marketable title to, or a valid leasehold, sublease interest or other comparable contract right in, the other material tangible assets and properties necessary to the conduct of the businesses of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all liens, encumbrances, claims, security interests, mortgages, charges, defects or imperfections of title and other similar encumbrances except for Permitted Encumbrances or those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have complied in all respects with the terms of all Company Leases and all Company Leases are in full force and effect, (ii) neither the Company nor any of its Subsidiaries has received or delivered any written notice that the Company or any of its Subsidiaries or any other party thereto is in breach or default under any Company Lease, (iii) the right of Company and its Subsidiaries to use any Company Leased Real Property, subject to a Company Lease, has not been sublet, assigned or otherwise granted to any third party, nor have the Company or any of its Subsidiaries pledged, mortgaged or otherwise granted a lien on its leasehold interest in any Company Leased Real Property and (iv) the Company and any of its Subsidiaries have not exercised or given any notice of exercise of, nor has any lessor or landlord exercised or given any notice of exercise by such party of, any option, right of first offer or right of first refusal contained in any such Company Lease. (c) Neither the Company nor any of its Subsidiaries owns any real property. Section 4.17. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (b) without limiting the foregoing, the Company and its Subsidiaries hold all Permits required under applicable Environmental Laws, and the Company and its Subsidiaries are in compliance with the terms and requirements of such Permits, (c) neither the Company nor any of its Subsidiaries has received any written notice or communication from any Governmental Entity regarding any actual, alleged or potential Action pursuant to, violation of, or failure to comply with, any applicable Environmental Law, and (d) to the Knowledge of the Company, there have been no Releases of Hazardous Materials that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any applicable Environmental Law (i) at any real property currently owned, operated or leased by the Company or any of its Subsidiaries, including Company Leased Real 34 Property, (ii) at any property formerly owned, operated or leased by the Company or any of its Subsidiaries, or (iii) at any third party site by the Company or any of its Subsidiaries. Section 4.18. Opinions of Financial Advisors. The Company Board has received (a) the oral opinion of IFBC AG (to be confirmed by delivery of a written opinion from IFBC AG, dated as of the date thereof), to the effect that, as of the date of such written opinion, and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Common Share Offer Consideration is fair, from a financial point of view, to the holders (other than Parent, Merger Sub and their Affiliates) of Company Common Shares and (b) the opinion of J.P. Morgan Securities LLC, the Company’s financial advisor, to the effect that, as of the date of such opinion and based on and subject to matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the aggregate amount of Common Shares Consideration, Series A Consideration, Series B Consideration, Option Consideration, Vested Restricted Share Award Consideration, Unvested Restricted Share Award Consideration and cash payments to be made in connection with the Company Warrants, as set forth in this Agreement, to be paid to the holders of the Company Shares, Company Options, Company Restricted Share Awards and Company Warrants in the Offer and Merger is fair, from a financial point of view, to such holders, taken as a whole. The Company will make available to Parent, solely for informational purposes and on a non-reliance basis, a signed copy of such opinions as promptly as reasonably practicable following execution of this Agreement and receipt thereof by the Company Board. Section 4.19. Takeover Laws. No “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation applicable to the Company would reasonably be expected to prevent, restrict, prohibit, materially delay or impair the ability of the Company to enter into this Agreement, consummate the Offer and the Merger or the other transactions contemplated hereby by reason of it being a party to this Agreement, performing its obligations hereunder and thereunder and consummating the Offer and the Merger and the other transactions contemplated hereby. Section 4.20. Brokers or Finders. Other than J.P. Morgan Securities LLC, J.P. Morgan Securities plc and IFBC AG, no agent, finder, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s fee or any other similar commission or fee or the reimbursement of expenses that is contingent on the consummation of any of the transactions contemplated by this Agreement, including the Offer, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent, solely for informational purposes, a true and complete copy of the Company’s engagement letter with each of J.P. Morgan Securities LLC, J.P. Morgan Securities plc and IFBC AG. Section 4.21. Insurance. The Company has made available to Parent an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all premiums due with 35 respect to such insurance policies have been paid in accordance with the terms thereof, (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation or non-renewal with respect to any such policy, nor, to the Knowledge of the Company, are any of the foregoing threatened, and (d) there is no existing material breach, default or other event which, with the giving of notice or lapse of time or both, would constitute a material breach or default by any applicable insured under the insurance policies of the Company and its Subsidiaries. Section 4.22. Related Party Transactions. Except (a) payment of compensation (whether written or unwritten) for employment to employees, (b) any Company Benefit Plans and (c) indemnification rights relating to an individual’s service as a director, manager or officer, there are no contracts between an Affiliate of the Company (other than any Subsidiaries of the Company), on the one hand, and the Company or any of its Subsidiaries, on the other hand. Section 4.23. Customers and Suppliers. Section 4.23 of the Company Disclosure Letter sets forth (a) a true and correct list of the top 15 customers of the Company and its Subsidiaries based on total revenue received by the Company or any Subsidiary during the last 12 months ended December 31, 2024 (each, a “Material Customer”), and (b) a true and correct list of the top 15 suppliers of the Company and its Subsidiaries based on total payments during the last 12 months ended December 31, 2024 (each, a “Material Supplier”). As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from any Material Customer or Material Supplier of its intention to terminate or not renew its business relationship with the Company or any of its Subsidiaries, to decrease materially purchasing or providing (as applicable) services or products, or to otherwise adversely modify or materially change the terms of its existing contracts or business relationship with the Company or any of its Subsidiaries, either as a result of the transactions contemplated hereby or otherwise. Section 4.24. Anti-Corruption Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) Neither the Company, nor any Subsidiary, nor any director, officer, employee nor to the Knowledge of the Company, any agent, Representative, or any other Person acting on behalf of the Company or any of its Subsidiaries, has directly or knowingly indirectly, in each case in their capacities as such, has in the last five years violated any applicable anti- corruption laws including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti- corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”); nor in the last six years has the Company, any Subsidiary, nor any director, officer, employee nor to the Knowledge of the Company, any agent, representative, or any other Person acting on behalf of the Company or any of its Subsidiaries, in each case in their capacities as such, corruptly offered, paid, promised to pay, authorized, solicited, or received the payment of money or anything of value directly or indirectly, to or from any Person, including any Government Officials: (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to influence the act or decision of a Governmental Entity; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to the Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit. 36 (b) The Company has implemented and maintain policies and procedures reasonably designed to promote and achieve compliance by their directors, officers, employees, and agents with applicable Anti-Corruption Laws. (c) Neither the Company, nor any Subsidiary, nor any director, officer, employee nor to the Knowledge of the Company, any agent, representative, or any other Person acting on behalf of the Company or any of its Subsidiaries has in the last five years (i) been the subject of any allegations, investigations (internal or government), litigation, whistleblower reports, or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to any actual or potential violation of any Anti-Corruption Laws or (ii) been a party to or the subject of any pending or, to the knowledge of the Company or its Subsidiaries, threatened action or investigation related to any actual or potential violation of Anti-Corruption Laws. Section 4.25. Trade Controls. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) The Company and each of its Subsidiaries has, since April 24, 2019: (i) complied with applicable Trade Controls and Sanctions; (ii) maintained in place and implemented controls and systems reasonably designed to comply with applicable Trade Controls and Sanctions; (iii) not engaged in a transaction or dealing, directly or knowingly indirectly, with or involving a Sanctioned Country or Sanctioned Person, except to the extent authorized under Sanctions; and (iv) not been the subject of investigations or to the Knowledge of the Company, otherwise involved in investigations or enforcement actions by any Governmental Entity or other legal proceedings with respect to any actual or alleged violations of Trade Controls or Sanctions, and has not been notified of any such pending or threatened actions. (b) None of the Company, each of its Subsidiaries, nor any of their respective directors, officers or, to the Knowledge of the Company, employees or agents is: (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under any Trade Controls; or (iii) engaged in transactions, dealings or activities that would reasonably be expected to cause such Person to become a Sanctioned Person. Section 4.26. CFIUS Matters. Neither the Company nor any of its Subsidiaries (i) produce, design, test, manufacture, fabricate, or develop any “critical technologies,” as that term is defined in 31 C.F.R. § 800.215; (ii) perform any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (iii) maintain or collect, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens; and, therefore, in turn, neither the Company nor any of its Subsidiaries is a “TID U.S. business” within the meaning of that term in 31 C.F.R. § 800.248. Section 4.27. Disclosure Documents. (a) The Schedule 14D-9 and any amendment or supplement thereto, except with respect to information that relates solely to Parent or is supplied by Parent for inclusion in the Schedule 14D-9 pursuant to Section 1.2(a), when filed, (i) will comply as to form in all material respects with the requirements of applicable U.S. federal securities Law and (ii) will not contain

37 any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) To the Knowledge of the Company, none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents or any amendment or supplement thereto will, at the time the Offer Documents or any amendment or supplement thereto are filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (c) Notwithstanding the foregoing provisions of this Section 4.27, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by or on behalf of Parent in writing specifically noted for inclusion or incorporation by reference therein. Section 4.28. No Other Representations and Warranties. In connection with the due diligence investigation of Parent by the Company, the Company received and may continue to receive from Parent certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding Parent, Parent’s Subsidiaries and their respective business and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which the Company is familiar. Accordingly, except for the representations and warranties contained in Article V and in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement, the Company acknowledges that neither Parent, Merger Sub nor any Representative of Parent makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or any Subsidiary thereof (including Merger Sub) or with respect to any other information provided or made available to the Company in connection with the Merger, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in certain “data rooms” or management presentations in expectation of the Merger or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article V and in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT Except as (a) set forth in the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement by Parent (the “Parent Disclosure Letter”) or (b) disclosed in the Parent SEC Reports publicly filed with, or furnished to, the SEC on or after January 1, 2023 and on or before one day prior to the date hereof (excluding any disclosures set forth in any “risk factors” section or constituting “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature) and provided that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only if the 38 relevance of such item to such other section or subsection is reasonably apparent on the face of such disclosure, Parent hereby represents and warrants to the Company, with respect to Parent and its Subsidiaries, as follows. Section 5.1. Organization, Standing and Power. (a) Parent is a corporation duly organized and validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties, rights and assets makes such qualification necessary. Each of Parent’s Subsidiaries is a company or other legal entity duly organized and validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of its jurisdiction of incorporation or organization, has all requisite corporate or other appropriate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (b) The copies of Parent’s certificate of incorporation, by-laws and stockholder agreement dated June 4, 2020 (the “Parent Stockholders’ Agreement”) incorporated by reference in its annual report on Form 10-K for the fiscal year ended on December 31, 2023, are true and complete copies, are in full force and effect and have not been amended or otherwise modified. Neither Parent nor any of its Subsidiaries is in breach of any provision of its certificate of incorporation or by-laws or other equivalent organizational documents. (c) Merger Sub will be formed indirectly by Parent solely for the purpose of effecting the Offer and the Merger and the other transactions contemplated by this Agreement. Merger Sub will not have conducted any business before the Acceptance Time other than business contemplated by this Agreement, and immediately before the Acceptance Time will have no assets, liabilities or obligations of any nature other than those incident to its formation or as necessary to carry out its obligations under this Agreement. Section 5.2. Authority; Non-Contravention. (a) Parent has all requisite corporate power and authority to enter into this Agreement subject to the Parent Stockholder Consent. Merger Sub will have all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and to consummate the Merger and the affirmative vote of Parent as the sole quota holder of Merger Sub at the meeting of the sole quota holder approving the Merger (the “Merger Sub Vote”). The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby to which Parent is and Merger Sub will be a party have been or will be, as applicable, duly authorized by all necessary corporate action on Parent’s or Merger Sub’s part, and no other corporate proceedings on their part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby, subject to 39 obtaining the Merger Sub Vote and the approval of the Merger Sub Board. This Agreement has been duly executed and delivered by Parent, and will be duly executed and delivered by Merger Sub upon its joinder hereto, and (assuming the due authorization, execution and delivery by the other parties) constitutes or will constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). Subject to the terms and conditions of this Agreement, the Merger Agreement will be duly executed and delivered by Parent and Merger Sub and (assuming the due authorization, execution and delivery by the other parties thereto) when so executed and delivered, will constitute a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). (b) Neither the execution, delivery and performance of this Agreement nor the Merger Agreement by Parent (with respect to this Agreement only) or Merger Sub (as and when applicable) nor the consummation of the transactions contemplated hereby or thereby to which Parent is a party and Merger Sub will be a party, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) violate, conflict with or result in any breach of any provision of Parent’s articles of incorporation or by-laws or, in the case of Merger Sub, its articles of association or organizational regulations or the equivalent organizational documents of any of its Subsidiaries, (ii) trigger any rights of first refusal, preemptive rights, preferential purchase or similar rights or (iii) assuming that the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Section 5.2(c) are duly obtained or made, (A) violate or conflict with any Law applicable to Parent or Merger Sub or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require an approval, notice or a consent or waiver under, result in the cancellation, suspension, non-renewal or termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any Permit or any of the respective properties, rights, obligations or assets of Parent or any of its Subsidiaries (other than Permitted Encumbrances) under, any of the terms, conditions or provisions of any Contract material to Parent, except (with respect to clauses (ii) and (iii)) for such triggers, violations, conflicts, breaches or losses that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (c) Subject to the accuracy of the Company’s representation set forth in Section 4.3(c), no consent, clearance, approval, application, Order or authorization of, waiting period expiration or termination, waiver from, or registration, declaration, notice or filing with any Governmental Entity is required to be made or obtained by Parent or any of its Subsidiaries at or before the Closing in connection with the execution, delivery and performance of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation of the transactions 40 contemplated hereby or thereby to which Parent is a party or Merger Sub will be a party, except for (i)(A) notices, applications, filings, authorizations, Orders, approvals and waivers from the Governmental Entities set forth in Section 4.3(c)(i)(A) of the Company Disclosure Letter which have jurisdiction over enforcement of applicable antitrust, competition, foreign direct investment, financial services or payments regulatory Law (the notices, applications, filings, authorizations, Orders, approvals and waivers described in this clause (A) the “Parent Transaction Approvals” and, together with the Company Transaction Approvals, the “Transaction Approvals”), (B) compliance with applicable requirements of the Securities Act and the Exchange Act and the filing with the SEC of such registration statements, prospectuses, reports and other materials as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such approvals and clearances as may be required in connection therewith and (C) compliance with any applicable requirements of the NYSE and (ii) any other consent, approval, Order or authorization of, waiver from, or registration, declaration, notice or filing, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. For the avoidance of doubt, the Parent Transaction Approvals do not include any notices, applications, filings, authorizations, Orders, approvals or waivers required to be submitted to or obtained from any Governmental Entities with respect to any acquisition of or investment in Parent, the Company, and/or any of their respective Affiliates by a Person that is not an Affiliate of Parent as of the date of this Agreement. The transactions contemplated under this Agreement do not require prospectus approval under the Swiss Financial Services Act. Section 5.3. Board Approval. (a) The Parent Board, by resolutions duly adopted at a meeting duly called and held, has (i) unanimously determined that it is advisable to enter into this Agreement and the Merger Agreement upon the terms and conditions set forth herein and to consummate the Offer, the Merger and the other transactions contemplated hereby and (ii) adopted this Agreement and authorized and approved the Offer and the Merger and the other transactions contemplated hereby. (b) The managing directors of Merger Sub, will by unanimous written consent without a meeting, (i) unanimously determine that it is in the best interests of Merger Sub to enter into this Agreement and the Merger Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby, (ii) adopt this Agreement and the Merger Agreement and authorize and approve the Merger and the other transactions contemplated hereby and thereby and (iii) recommend that the sole quota holder of Merger Sub approve such matters. Section 5.4. Legal and Arbitration Proceedings and Investigations. There is no Action pending against or threatened in writing, or to the Knowledge of Parent, orally against, and to the Knowledge of Parent, there are no investigations pending or threatened (i) against Parent or any of its Subsidiaries or (ii) affecting any of their respective assets or properties which, in each case, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would, reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect. There is no Order outstanding against Parent or any of its Subsidiaries or affecting any of their respective assets or properties which would, reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect.

41 Section 5.5. Vote Required. Other than the Parent Stockholder Consent and the Merger Sub Vote, no vote or consent of the holders of any class or series of Parent’s share capital or other securities is necessary to approve this Agreement, the Offer or the Merger or the transactions to which Parent is a party or to which Merger Sub will be a party contemplated hereby or thereby. None of the holders of Parent (in its capacity as such) have any appraisal, dissenter’s or similar rights under applicable Law in connection with the transactions contemplated by this Agreement or the Merger Agreement. Section 5.6. Takeover Laws. No “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation applicable to Parent or Merger Sub would reasonably be expected to prevent, restrict, prohibit, materially delay or impair the ability of Parent to enter into this Agreement or the Merger Agreement, consummate the Offer and the Merger or the other transactions contemplated hereby or thereby by reason of it being a party to this Agreement or the Merger Agreement, performing its obligations hereunder and thereunder and consummating the Offer and the Merger and the other transactions contemplated hereby. Section 5.7. Brokers or Finders. Other than Goldman, Sachs & Co. and its Affiliates, no agent, finder, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s fee or any other similar commission or fee or the reimbursement of expenses that is contingent on the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Section 5.8. Disclosure Documents. (a) The Offer Documents and any amendment or supplement thereto, except with respect to information that relates solely to the Company, when filed, (i) will comply as to form in all material respects with the requirements of applicable U.S. federal securities Law and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) To the Knowledge of Parent, none of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the Schedule 14D-9 or any amendment or supplement thereto will at the time the Schedule 14D-9 or any amendment or supplement thereto is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (c) Notwithstanding the foregoing provisions of this Section 5.8, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Schedule 14D-9 based on information supplied by or on behalf of the Company in writing specifically noted for inclusion or incorporation by reference therein. Section 5.9. Financing. (a) Assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, the aggregate proceeds of the Debt Financing contemplated by the Debt 42 Commitment Letter, together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries, shall constitute sufficient funds to make the payments required to be made by Parent and its Subsidiaries hereunder at the Acceptance Time and on the Closing Date, to consummate the Offer and the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, including to pay in full the Offer Consideration, the Merger Consideration, the Company Warrant Consideration, the Option Consideration, the Vested Restricted Share Award Consideration and the Payoff Amount and to make payment of all fees, costs, expenses and other amounts, in each case, required to be paid by Parent and its Subsidiaries at the Acceptance Time and on or prior to the Closing Date in accordance with this Agreement (such amount, the “Required Amount”). Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the availability of the Debt Financing (or other financing) shall not be a condition to the obligations of Parent and Merger Sub to consummate the Offer and the Merger and/or the transactions contemplated hereby. (i) Parent has delivered to the Company a true, complete and correct copy of the executed Debt Commitment Letter, (ii) the Debt Commitment Letter has not been amended, supplemented or modified, (iii) the respective commitments contained in the Debt Commitment Letter have not been withdrawn, terminated or rescinded in any respect and, to the Knowledge of the Parent, no such withdrawal, termination or rescission is contemplated and (iv) except for any fee letter (a complete copy of which has been provided to the Company, which may be redacted with respect to fees and other economic terms (provided that Parent represents and warrants that the redactions in such fee letter do not permit the imposition of any new conditions (or the expansion of any existing conditions) to obtaining the Debt Financing)) with respect to the Debt Commitment Letter, there are no side letters or agreements to which Parent is a party that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Debt Financing other than as expressly set forth in the Debt Commitment Letter delivered to the Company on or prior to the date hereof. As of the date hereof, the Debt Commitment Letter is in full force and effect and is enforceable against each of Parent and Merger Sub (once incorporated) and, to the Knowledge of Parent, the commitment parties thereto in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). There are no conditions precedent to the provision or initial funding of the Debt Financing contemplated by the Debt Commitment Letter, other than as expressly set forth in the Debt Commitment Letter delivered to the Company on or prior to the date hereof. (b) As of the date hereof, no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to (i) constitute a breach or default under the Debt Commitment Letter on the part of Parent or, to the Knowledge of Parent, any other party thereto or (ii) constitute a failure to satisfy a condition precedent as a result of actions taken or expected to be taken by Parent or, to the Knowledge of Parent, any other party under the Debt Commitment Letter, which, in each case, is reasonably likely to result in the Debt Financing not being available at the Acceptance Time. Parent has fully paid, or has caused to be fully paid by it, any and all commitment fees or other fees required by such Debt Commitment Letter to be paid by it on or before the date hereof and will, directly or indirectly, continue to pay in full any such amounts required to be paid by it on or prior to the Closing Date, as and when they become due and payable at the Acceptance Time and on or prior to the Closing Date (including at the 43 Acceptance Time). Assuming satisfaction of the conditions precedent set forth in Annex C, (A) Parent has no reason to believe that the Debt Financing contemplated by the Debt Commitment Letter (in an amount, together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries) will not be sufficient to enable Parent and its Subsidiaries to pay the Required Amount or will not be made available to Parent or Merger Sub, as applicable, in an amount necessary to fund (when taken together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries) the Required Amount, in each case, at or prior to the Acceptance Time, and (B) as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions to the Debt Financing not to be satisfied or the full amount of the Debt Financing necessary to fund, when taken together with any available cash and other sources of immediately available funds of Parent or Merger Sub and its Subsidiaries, the Required Amount not to be made available to Parent, as applicable, at the Acceptance Time. Section 5.10. No Ownership in the Company. None of Parent, its controlled Affiliates, the Specified Parent Stockholder or the Founder beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or any securities that are convertible into or exchangeable or exercisable for Company Shares or any securities of any Subsidiary of the Company other than the ownership of Company Shares through passive investments, pension or employee benefit plans or trusts for Parent’s or its controlled Affiliates’ employees, or limited partnership funds, mutual funds or similar entities that Parent has invested (where, in each case, Parent and its controlled Affiliates do not directly or indirectly control the management or policies of such entities), and none of Parent and its Subsidiaries, the Specified Parent Stockholder or the Founder has any rights to acquire, directly or indirectly, any Company Shares, except pursuant to this Agreement. Section 5.11. No Other Representations and Warranties. In connection with the due diligence investigation of the Company by Parent, Parent has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, the Company Subsidiaries and their respective business and operations. Parent hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent is familiar. Accordingly, except for the representations and warranties contained in Article IV and in any certificate delivered by the Company to Parent under this Agreement, Parent acknowledges that neither the Company nor any Representative of the Company makes, and Parent acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent or Merger Sub in connection with the Merger, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or to Parent’s Representatives in certain “data rooms” or management presentations in expectation of the Merger or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV and in any certificate delivered by the Company to Parent or Merger Sub under this Agreement. Parent, on behalf of itself and its officers, directors and Affiliates, agrees and acknowledges that any written opinions provided pursuant to Section 4.18 are being furnished to Parent solely for informational purposes and none of Parent, its officers, directors and Affiliates may rely on such written opinions for any purpose. 44 ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS Section 6.1. Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the Acceptance Time and the termination of this Agreement in accordance with Article IX, the Company agrees as to itself and its Subsidiaries that, except (i) as expressly contemplated or permitted by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 6.1 of the Company Disclosure Letter or (iv) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably conditioned, delayed or withheld; provided that failure to respond within five Business Days after receipt by Parent of a formal written request for consent shall be deemed to be consent), the Company and its Subsidiaries shall use reasonable best efforts to (1) conduct their respective businesses in the ordinary course of business in all material respects and (2) preserve the relationships of the Company and its Subsidiaries with employees, individual service providers, customers, suppliers and other Persons with whom the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, except (w) as contemplated or required by this Agreement, (x) as required by applicable Law, (y) as set forth in Section 6.1 of the Company Disclosure Letter or (z) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably conditioned, delayed or withheld; provided that failure to respond within five Business Days after receipt by Parent of a formal written request for consent shall be deemed to be consent), during the period from the date of this Agreement and continuing until the earlier of the Acceptance Time or the termination of this Agreement in accordance with Article IX, the Company shall not, and shall not permit any of its Subsidiaries to: (a) except as required under the Company’s organizational documents (including with respect to the Company Series A Shares or Company Series B Shares) or the Conversion Agreements, (i) establish a record date for, authorize, declare, set aside, make or pay any dividends on, or make other distributions in respect of, any of its share capital, options or warrants (whether in cash, shares or property or any combination thereof), except for dividends or other distributions (A) by a Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company or (B) to a joint venture partner in the ordinary course of business as permitted or required pursuant to the Company JV Agreements, (ii) adjust, split, combine or reclassify any of its share capital, or any other securities in respect of, in lieu of or in substitution for, shares of its share capital, (iii) except as otherwise contemplated in connection with Section 3.3(e), amend or waive the terms of any option, warrant or other right to acquire shares of its share capital, (iv) repurchase, redeem or otherwise acquire any shares of its (or any of its Subsidiaries’) share capital or any securities convertible into or exercisable for any shares of its (or any of its Subsidiaries’) share capital or (v) make any loans or gifts to the Global Blue EBT or otherwise make any recommendations to the trustees of the Global Blue EBT other than as contemplated by Section 3.4, other than (A) repurchases, redemptions or acquisitions by a Subsidiary of share capital or such other securities, as the case may be, of another of its Subsidiaries, (B) in the case of the forfeiture or expiration of outstanding Company Share Options and Company Restricted Share Awards, (C) in the case of the withholding of Company Common Shares to satisfy Tax obligations with respect to the exercise, vesting or settlement, as applicable, of Company Share Options and Company Restricted Share Awards, or (D) in the case of

45 redemptions or repurchases of Company Common Shares pursuant to the Company’s previously announced share repurchase program (the “Share Repurchase Program”); (b) issue, deliver, pledge, encumber, dispose of, or sell, any shares of its (or any of its Subsidiaries’) share capital of any class, any share appreciation rights or any securities convertible or redeemable into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, other than (i) the issuance of Company Common Shares required to be issued upon the exercise of Company Share Options or the vesting and/or settlement of Company Restricted Share Awards outstanding on the date hereof or granted as permitted by Section 6.1(h) below pursuant to the Company Share Plans, (ii) the issuance of Company Common Shares required to be issued pursuant to the Warrant Agreement or Conversion Agreements, and (iii) issuances, sales or transfers by a Subsidiary of the Company of share capital or capital stock, as the case may be, to the Company or another Subsidiary of the Company; (c) amend or propose to amend its articles of association or organizational regulations of the Company (except for amendments to the Company’s articles of association incidental to the issue of Company Common Shares contemplated under Section 6.1(b) or cancellations of Company Shares held in treasury); (d) merge or consolidate with any other Person, or acquire, by merging or consolidating with, by purchasing a material interest in or a material portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any corporation, partnership, association or other business organization or division thereof, or any material assets, rights or properties, other than (i) acquisitions of supplies, equipment or other similar types of assets in bona fide transactions, on arm’s-length terms in the ordinary course of business that does not exceed $3,000,000 in the aggregate or (ii) transactions solely between the Company and any wholly- owned Subsidiary or solely between wholly-owned Subsidiaries; (e) (i) other than as required by contracts in effect on the date of this Agreement, sell, lease, assign, transfer, license, abandon, fail to renew or otherwise dispose of any of its material assets, product lines, businesses, rights or properties (including share capital of its Subsidiaries and indebtedness of others held by it and its Subsidiaries), other than (A) any such sale, lease, assignment, transfer or other disposition of tangible assets, product lines, business, rights or properties by any Subsidiaries of the Company to the Company or another Subsidiary of the Company, (B) non-exclusive licenses to Intellectual Property granted in the ordinary course of business, (C) with respect to any Company Lease, any transfer, abandonment or disposal that is a result of the expiration of the then-existing term, (D) Company Leases or subleases entered into in the ordinary course of business (provided, that this exception shall not apply to any Company Lease or sublease involving an annual payment of more than $1,000,000 in the aggregate), including unsecured guarantees in connection with any Company Leases or (ii) other than the creation or incurrence a Permitted Encumbrance, subject any portion of the properties, rights, obligations or assets of the Company or any of its Subsidiaries to any lien, pledge, security interest, charge or other encumbrance; (f) other than any Company Benefit Plan (which is exclusively governed by Section 6.1(h)): (i) amend or modify in a manner materially adverse to the Company or its Subsidiaries or voluntarily terminate (excluding terminations or renews upon the expiration of the 46 term thereof in accordance with the terms thereof) any Company Material Contract in existence as of the date of this Agreement or (ii) enter into any Contract that if in effect at the date hereof would have been a Company Material Contract, except (A) in the ordinary course of business or (B) as a result of any action expressly permitted by another provision of this Section 6.1; (g) adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization, except for the liquidation or dissolution of any immaterial or dormant wholly-owned Subsidiaries of the Company; (h) except as required by the terms of any Company Benefit Plan in effect as of the date of this Agreement or by applicable Law: (i) adopt, establish, become a participating employer in or become required to contribute to, materially amend or terminate any Company Benefit Plan, or any plan, scheme or agreement (as applicable) that would be a Company Benefit Plan if in existence on the date of this Agreement, except for (A) routine annual insured plan renewals and routine annual changes to insured welfare plans which are in the ordinary course of business, and (B) the hiring of new employees to fill a vacancy in the ordinary course of business, provided, that such new hires are offered substantially similar terms and conditions compared to the former employees they will replace, or entry into employment agreements or offer letters in the ordinary course of business, as applicable, with any new employee whose gross annual base salary is less than €250,000; provided that payments with respect to all new hires (excluding any replacement hires to fill a vacancy), shall not exceed €4,750,000 for a six-month period in the aggregate, (ii) except as contemplated in connection with Section 3.3(e), (x) increase, (y) alter or (z) accelerate the vesting or lapsing of restrictions on payment, any of the compensation, remuneration or benefits to or in respect of any current or former director, officer, employee, individual independent contractor or other individual service provider of the Company and its Subsidiaries except for annual, promotion-related or merit based increases in base salaries and any corresponding increase in annual bonus opportunities made in the ordinary course of business consistent with past practice or (iii) grant any new equity or equity-based awards under any Company Share Plan or otherwise; (i) (i) redeem, repurchase, prepay, defease, incur, create, or assume, or otherwise become responsible for any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), guarantee any such indebtedness or issue or sell any debt securities or rights to acquire any debt securities of it or any of its Subsidiaries (including by way of an intercompany loan to it) or guarantee any debt securities of others, other than (A) indebtedness solely between the Company and its wholly-owned Subsidiaries in the ordinary course of business, (B) indebtedness that will be repaid on or before the Acceptance Time (and for which the Company provides Payoff Letters and related Payoff Documentation to Parent that are consistent with those described in Section 7.16 within the timeframe described in Section 7.16), (C) payments to travelers in the ordinary course of business or (D) pursuant to the revolving credit facility under the Existing Finance Documents as in effect as of the date of this Agreement (it being understood and agreed that incremental loans or other upsizings and increases of the credit facilities under the Existing Finance Documents shall not be permitted), or (ii) cancel any material debts of any Person to it or any of its Subsidiaries or waive any claims or rights of material value; (j) insofar as is within the control of the Company or its Subsidiaries knowingly (i) allow any material Permit held by the Company or any of its Subsidiaries to lapse 47 or expire, (ii) take or fail to take any action with the intent of causing any material Permit held by the Company or any of its Subsidiaries being, in a manner adverse in any material respect to the Company and its Subsidiaries amended, conditioned, restricted, revoked, suspended, terminated or withdrawn by any Governmental Entity, or (iii) apply for or acquire any new material Permit not held or already applied for as at the date of this Agreement, in each case of (i) through (iii), unless such action or inaction is permitted or required by this Agreement and the transactions contemplated hereby; provided that any action or inaction by the relevant authority that causes any Permit to expire or lapse shall not be deemed a violation of this Section 6.1(h), unless any such action is caused by the failure of the Company or any of its Subsidiaries to comply with applicable Law; (k) make, change or revoke any material Tax election (other than in the ordinary course of business consistent with past practice), change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns, enter into any material closing agreement in respect of material Taxes, settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund; (l) disclose any material Trade Secret (except pursuant to a written confidentiality agreement or equivalent obligations of confidentiality); (m) make any material loans or material advances of money to any Person (other than for transactions between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries), except, in each case, in the ordinary course of the business of the Company, including for (A) advances to employees or officers of the Company and its Subsidiaries for expenses, (B) extensions of credit to customers, (C) payments to merchants, (D) VAT refunds to travelers, or (E) pursuant to the Company JV Agreements; (n) except as required by IFRS or applicable Law, make any material changes to the Company’s accounting policies or principles; (o) settle any Action (i) involving payment by the Company where the amount paid (net of insurance proceeds receivable) does not exceed $500,000 individually or $1,000,000 in the aggregate with all such settlements or, if greater, does not exceed the total amount reserved for such matter in the Company’s financial statements included in the SEC Reports or (ii) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Acceptance Time (other than customary release, non-disparagement and confidentiality obligations); (p) purchase any real property; (q) adopt or otherwise implement any shareholder rights plan, “poison-pill” or other comparable agreement; (r) (i) newly recognize any Labor Organization, (ii) enter into any material Contracts with any Labor Organization or (iii) amend and/or terminate in a manner materially adverse to the Company or any of its Subsidiaries any material Contracts with any Labor Organization; 48 (s) implement or announce any material group reductions in force, including those that trigger the WARN Act or any collective consultation requirements concerning redundancies; (t) pay or agree to pay an aggregate amount of fees or commissions to investment bankers, brokers or finders in connection with this Agreement or upon or as a result of the consummation of the Offer or the Merger in excess of the amount forth in Section 6.1(t) of the Company Disclosure Letter; or (u) agree to take any of the actions prohibited by this Section 6.1. Notwithstanding anything to the contrary in this Section 6.1, (A) Parent’s prior consent shall not be required to take any action (including the establishment of any policy, procedure or protocol but excluding any action described in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e) (unless any such sale, lease, assignment, transfer, license, abandonment, failure to renew or disposal does not exceed, individually or in the aggregate, 5% or more of the assets or business (whether based on the revenue or net income) of the Company and its Subsidiaries, on a consolidated basis), 6.1(g), 6.1(h), 6.1(i), 6.1(k), 6.1(l), 6.1(n), 6.1(o), 6.1(p), 6.1(q), 6.1(r)(i), 6.1(r)(ii), 6.1(t) or 6.1(u), provided that Section 6.1(u) shall only apply with respect to any of the sub-sections of Section 6.1 previously listed in this sentence) that the Company reasonably determines is necessary to take or fail to take in response to an event beyond the reasonable control of the Company that the Company can reasonably demonstrate is an emergency that adversely impacts the Company in any material respect (an “Emergency”); provided, that (1) the Company provides Parent with (x) written notice of such action or failure to take such action as promptly as practicable (and in any event no later than 24 hours) and (y) reasonable substantiation (including any applicable resolutions of the Company Board) that such event constitutes an Emergency and (2) any such action or failure to take action is a necessary and proportionate response to the Emergency, taking into account all relevant factors and (B) (1) the Company and its Subsidiaries’ failure to take any action prohibited by clauses (a) through (u) of this Section 6.1 shall not be a breach of the first sentence of Section 6.1 and (2) no action by the Company or its Subsidiaries with respect to the matters specifically addressed by clauses (a) through (u) of this Section 6.1 shall be deemed a breach of the first sentence of Section 6.1, unless such action would constitute a breach of the relevant clause of clauses (a) through (u) of this Section 6.1. Section 6.2. Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub (once incorporated), directly or indirectly, the right to control the Company or any of its Subsidiaries or direct the business or operations of the Company or any of its Subsidiaries prior to the Acceptance Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control Parent or any of its Subsidiaries or direct the business or operations of Parent or any of its Subsidiaries prior to the Acceptance Time. Prior to the Acceptance Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries. Nothing in this Agreement shall be interpreted in such a way as to place the Company or Parent in violation of any applicable Law.

49 ARTICLE VII ADDITIONAL AGREEMENTS Section 7.1. Preparation of Filings. (a) Following the date of this Agreement, the Company shall prepare the Company Shareholder Materials. At such time or times as Parent and the Company agree, Parent and the Company shall, and shall cause their respective Affiliates to, prepare and file with the SEC, to the extent required under applicable Law, all other documents required to be filed by Parent or the Company, as applicable, with the SEC in connection with the Offer and the Merger (in the case of Parent, the “Other Parent Filings” and in the case of the Company, the “Other Company Filings”). The Company and Parent shall, and shall cause their respective Representatives to, assist and reasonably cooperate with the other in the preparation of the Other Parent Filings and the Other Company Filings. Without limiting the generality of the foregoing, (A) each of the Company and Parent shall, and shall cause their respective Representatives to, provide the other and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, (B) the Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Other Company Filings and shall address or include, as applicable, in such documents comments reasonably proposed by Parent or its Representatives, (C) Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Other Parent Filings and shall address or include, as applicable, in such documents comments reasonably proposed by the Company or its Representatives and (D) the Company and Parent shall upon reasonable prior written notice provide the other the information relating to it and its Affiliates required by the Securities Act and the Exchange Act to be set forth in the Other Parent Filings or the Other Company Filings and use reasonable best efforts to correct any such if and to the extent that such information shall have become false or misleading in any material respect. Parent shall cause the Other Parent Filings to be made by it or its Affiliates and the Company shall cause the Other Company Filings to be made by it or its Affiliates, in each case, to comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the NYSE. (b) The Company and Parent shall use their respective reasonable best efforts to after consultation with the respective other party, resolve all SEC comments with respect to the Other Company Filings and the Other Parent Filings as promptly as practicable after receipt thereof. To the extent legally permitted, Parent and the Company shall, or shall cause their respective Representatives to, (A) promptly notify each other in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff (including any request for amendments or supplements) with respect to the Other Company Filings and the Other Parent Filings and, in each case, the Company or Parent, as applicable, shall promptly supply the respective other party with copies of all related correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, and (B) provide the respective other party and its Representatives with a reasonable opportunity, in advance of the filing of any response by the Company or Parent to SEC comments, to participate 50 in such response to any SEC comments with respect to the Other Company Filings or the Other Parent Filings, as applicable, and to review and comment on any such response and shall address or include, as applicable, in such response comments reasonably proposed by the respective other party, including by allowing the respective other party and its respective Representatives to participate in any meetings or discussions with the SEC or its staff to the extent reasonably practicable. If at any time before receipt of the Required Company Vote, either party determines that any information provided by it in the Other Parent Filings or Other Company Filings has become false or misleading in any respect or there shall otherwise occur any event that is required to be set forth in an amendment or supplement to Other Parent Filings or Other Company Filings: (1) the Company (in the case of an Other Company Filings) or Parent (in the case of the Other Parent Filings) shall promptly prepare such an amendment or supplement; and (2) the Company and Parent, as the case may be, shall promptly mail such amendment or supplement to the relevant parties. (c) The Company shall, in accordance with its articles of association, organizational regulations and applicable Law prior to the Acceptance Time, duly call, give notice of, convene and hold a general meeting of the shareholders of the Company (the “Company Shareholder Meeting”) for the purpose of seeking the Required Company Vote to approve the Board Modification (the “Company Shareholder Approval”). The Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of the initial distribution and any supplemental distribution, to review and comment on the Company Shareholder Materials (and any amendments or supplements thereto) and shall address or include, as applicable, in such documents comments reasonably proposed by Parent or its Representatives. The Company shall use its reasonable best efforts to cause the Company Shareholder Materials to be mailed to the shareholders of the Company as promptly as reasonably practicable to obtain the Company Shareholder Approval prior to the Acceptance Time. Unless the Company Board shall have effected a Company Recommendation Change in accordance with Section 7.4, the Company shall include in the Company Shareholder Materials the Company Recommendation and a statement that each director and executive officer of the Company intends to vote in favor of adopting and approving the Board Modification and tender his or her Company Shares in the Offer. Unless the Company Board shall have effected a Company Recommendation Change in accordance with Section 7.4, the Company shall use its reasonable best efforts to solicit from its shareholders proxies for purposes of obtaining the Company Shareholder Approval. The Company shall use its reasonable best efforts to ensure that all proxies solicited by the Company and its Representatives in connection with the Company Shareholder Meeting are solicited in compliance with (A) applicable Law, (B) its articles of association and organizational regulations and (C) the rules and regulations of the NYSE. Once the Company has established the record date for the Company Shareholders Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, the Company may (without the prior written consent of Parent but upon reasonable advanced notice) adjourn or postpone delay the Company Shareholder Meeting (1) to ensure that any required supplement or amendment to any Company Shareholder Materials, (2) for the absence of quorum, (3) to the extent required by applicable Laws or any Governmental Entities or (4) if, as of the time for which the Company Shareholder Meeting is originally scheduled, there are an insufficient number of Company Shares represented (either in person or by proxy) to the extent that at such 51 time the Company reasonably believes that it has not received proxies (including any voting commitments) sufficient to ensure the receipt of the Required Company Vote at the Company Shareholder Meeting; provided, however, (i) the duration of any such adjournment or postponement shall be the limited to the minimum duration as reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement, (ii) no single such adjournment or postponement shall be for more than five Business Days, except as required by applicable Law and (iii) the Company Shareholder Meeting shall not be postponed to later than the date that is 30 days after the date for which the Company Shareholder Meeting was originally scheduled without the prior written consent of Parent. All other postponements or adjournments shall require the prior written consent of Parent. Section 7.2. Access to Information; Confidentiality. (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) (i) afford to the officers, employees, accountants and counsel of Parent and Debt Financing Sources, reasonable access, during normal business hours during the period before the earlier of the termination of this Agreement in accordance with Article IX and the Acceptance Time, to all its properties, books, contracts, records and officers and (ii) during such period, make available all other information concerning its business, properties and personnel (including the Company Benefit Plans), in each case, as Parent may reasonably request in furtherance of Parent’s efforts to consummate the transactions contemplated by this Agreement or to plan the post-Closing integration of the operations of the Company and its Subsidiaries with those of Parent and its Subsidiaries. Notwithstanding anything in this Section 7.2 to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information the extent that it (A) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby, (B) would unreasonably disrupt the ordinary course operations of the Company or any of its Subsidiaries, (C) relates to materials prepared for the Company Board in connection with its consideration of the transactions contemplated by this Agreement and the Merger Agreement, (D) would (in good faith) jeopardize the health and safety of the employees of the Company or its Subsidiaries, (E) would require the Company or any of its Subsidiaries to disclose information that, in the reasonable judgment of counsel to the Company, is subject to attorney-client privilege or other legal privilege; provided that the Company shall use reasonable best efforts to allow for such disclosure of such information to the maximum extent that does not jeopardize such attorney-client privilege or other privilege or (F) may conflict with any applicable Law or Privacy Requirement to which the Company or any of its Affiliates is bound or party, in each case; provided that the Company shall use reasonable best efforts to allow for such disclosure of such information to the maximum extent that does not violate applicable Law or Privacy Requirement. No information or knowledge obtained in any investigation under this Section 7.2 shall affect or be deemed to modify any representation or warranty made by any party. (b) The parties shall hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect as provided under Section 10.6(a) up to and until the Closing. The parties agree that the Confidentiality Agreement shall terminate immediately upon the Closing. 52 Section 7.3. Regulatory Approvals. (a) Subject to the other terms and conditions of this Agreement, each of Parent and Merger Sub shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under this Agreement, the Merger Agreement and applicable Law to, as promptly as reasonably practicable following the date of this Agreement, obtain the Transaction Approvals. In furtherance and not in limitation of the foregoing, each of the Company and Parent agrees to make (as may be required under applicable Law): (i) as promptly as reasonably practicable following the date of this Agreement (and in any event not later than 15 Business Days following the date of this Agreement, other than the Transaction Approval listed in Item 3 of Section 10.17(d) of the Company Disclosure Letter, which shall be submitted as promptly as reasonably practicable following the date of this Agreement), the appropriate filings and notifications required by all Transaction Approvals and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested under such requirements, and (ii) as promptly as reasonably practicable following the Acceptance Time and in any event not later than ten Business Days following the Acceptance Time, the appropriate filings and notifications required by any Governmental Entity, and to provide as promptly as reasonably practicable any information and documents that may be reasonably requested pursuant to such requirements. Subject to Section 7.3(d), the Company, Parent and Merger Sub shall use reasonable best efforts to obtain all other third-party consents required in connection with the Offer and the Merger. (b) To the extent permissible under applicable Law and in each case regarding the Offer and the Merger or any of the other transactions contemplated by this Agreement and the Merger Agreement, each of the Company and Parent shall, in connection with the efforts referenced above to obtain the Transaction Approvals from Governmental Entities, to the extent legally permitted, use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any substantive communication received by such party from, or given by such party to, any Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private party; (iii) give the other party, or the other party’s legal counsel, reasonable opportunity, in advance of the transmission thereof, to review and comment on any substantive communication given by it to, and consult with each other in advance of any material meeting, conference or substantive communication with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person; and (iv) unless prohibited by a Governmental Entity or other Person, give the other party and its legal counsel the opportunity to attend and participate in such material meetings, conferences and substantive communications. Each of the Company and Parent shall furnish to the other copies of all substantive filings, submissions, material correspondence and material communications from or with any Governmental Entity (or any other Person in connection with any proceeding initiated by a private party) in connection with the Offer and the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. The Company and Parent may, as each deems advisable and necessary, reasonably designate material provided to the other party as “Outside Counsel Only Material,” and may redact the material as each deems necessary to (A) remove references concerning valuation, (B) comply with contractual arrangements, (C) address

53 legal privilege or confidentiality concerns, or (D) comply with applicable Law. Furthermore, Parent may arrange and attend meetings (in full or in part) with Governmental Entities in relation to the Transaction Approvals without the participation of the Company, to the extent necessary to protect confidential, commercially sensitive or personal information relating to Parent or its Affiliates. Without limiting any of Parent’s obligations under this Agreement, Parent will control the ultimate strategy for securing approvals and expiration of relevant waiting periods under any applicable Laws relating to the Transaction Approvals. (c) Notwithstanding the foregoing, Parent shall, and shall cause its controlled Affiliates to take all actions necessary to obtain any authorization, consent or approval of a Governmental Entity (including in connection with any governmental filings) necessary or advisable under any applicable Law so as to enable the consummation of the transactions contemplated hereby to occur as expeditiously as possible (and in any event, no later than the End Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted with respect to the transactions contemplated hereby, including: (i) taking such actions and agreeing to such requirements or conditions to mitigate any concerns as may be requested or required by a Governmental Entity in connection with any governmental filing, (ii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product or product lines, operations, investments, companies, rights or assets of Parent or its controlled Affiliates (including, after the Acceptance Time, the Company and its Subsidiaries) or any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product or product lines, operations, investments, companies, rights or assets), or agreeing to any other structural or conduct remedy, (iii) terminating or restructuring existing relationships, contractual or governance rights or obligations of Parent or its controlled Affiliates (including, after the Acceptance Time, the Company and its Subsidiaries), (iv) terminating any venture or other arrangement of Parent or its controlled Affiliates (including, after the Acceptance Time, the Company and its Subsidiaries), including by ceasing existing operations of Parent or its controlled Affiliates (including, after the Acceptance Time, the Company and its Subsidiaries) and (v) otherwise taking or committing to take actions that after the Acceptance Time would limit Parent’s or its controlled Affiliates (including, after the Acceptance Time, the Company’s and its Subsidiaries’), freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product or product lines, operations, investments, companies, rights or assets of Parent and its controlled Affiliates (including, after the Acceptance Time, the Company and its Subsidiaries) (each of the foregoing, a “Remedy”); provided, that, and notwithstanding anything to the contrary in this Agreement, Parent and its Affiliates shall not be required to take any action or agree to any requirement or condition (including effecting or agreeing to effect, any Remedy or Remedies) that, individually or in the aggregate, would, or would reasonably be expected to have, a Burdensome Effect; provided, further, that nothing in this Agreement shall obligate the Company and its Subsidiaries, on the one hand, and Parent or any of Parent’s controlled Affiliates, on the other hand, to take or agree to take any such action not conditioned on the consummation of the Acceptance Time. A “Burdensome Effect” means a (A) material adverse effect on Parent and its Subsidiaries (other than the Company and its Subsidiaries), taken as a whole or (B) a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company shall not, without Parent’s prior written consent commit to, or discuss, any Remedy with any Governmental Entity. 54 (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.3, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any applicable Laws, each of Parent and Merger Sub shall (and Parent shall cause its controlled Affiliates to), at their cost and expense, use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the completion of the Offer or consummation of the Merger. Parent shall be entitled to direct the defense of any such administrative or judicial action or proceeding by, or negotiations with, any Governmental Entity or other Person relating to the Merger or Transaction Approvals under applicable Law. (e) From the date of this Agreement until the earlier to occur of the Acceptance Time and the termination of this Agreement in accordance with Article IX, neither Parent nor Merger Sub nor any of their Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any of the Required Approvals; (ii) materially increase the risk of any Governmental Entity in any Applicable Jurisdiction seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement; or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise. (f) Nothing in this Section 7.3 shall in any way limit the rights of the Company under Section 7.4 or Article IX. Section 7.4. No Solicitation by the Company; Change of Company Recommendation. (a) Except as expressly permitted by this Section 7.4, following the execution of this Agreement until the earlier of the Acceptance Time and the termination of this Agreement in accordance with Article IX, the Company shall and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and shall direct and use reasonable best efforts to cause its other Representatives to immediately cease any existing solicitation, encouragement, discussions or negotiations with any Person or group relating to any Company Takeover Proposal or any discussion that would reasonably be expected to lead to a Company Takeover Proposal. With respect to any Person or group with whom such discussions or negotiations have been terminated, the Company shall promptly (and in any event within two Business Days of the date hereof) require such Person or group return or destroy in accordance with (but only to the extent of) the terms of the applicable confidentiality agreement any information furnished by or on behalf of the Company and shut down the applicable Person’s or group’s access to any physical or electronic “data room” maintained by the Company or its Representatives or analogous access to information. 55 (b) Except as expressly permitted by this Section 7.4, immediately following the execution of this Agreement and until the earlier of the Acceptance Time and the termination of this Agreement in accordance with Article IX, the Company shall not, and shall cause its Subsidiaries not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ respective directors, officers, employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to a Company Takeover Proposal, (ii) enter into, continue, initiate or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 7.4) or negotiations regarding, or furnish to any Person (other than to Parent and its Representatives) any non-public information regarding the Company or any of its Subsidiaries, or afford to any Person (other than to Parent and its Representatives) access to the properties, books, records, officers or personnel of the Company or any of its Subsidiaries in connection with any Company Takeover Proposal or any inquiry, discussion or request that would reasonably be expected to lead to a Company Takeover Proposal, (iii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Company Takeover Proposal or submit to the vote of its shareholders any Company Takeover Proposal before the termination of this Agreement in accordance with Article IX, (iv) enter into or execute, or approve or recommend or publicly propose to approve or recommend the entering into of any letter of intent, memorandum of understanding, amalgamation or merger agreement or other agreement, arrangement or understanding relating to any Company Takeover Proposal before the termination of this Agreement in accordance with Article IX (other than a Company Acceptable Confidentiality Agreement); or (v) formally authorize any of, or commit, resolve or agree to do any of, the foregoing. Any violation of the restrictions set forth in this Section 7.4 by any of the Company’s directors, executive officers, senior managers, financial advisors, legal counsel or accountants shall be deemed to be a breach of this Section 7.4 by the Company. Notwithstanding the foregoing, it is understood and agreed that any determination by the Company Board made in accordance with Section 7.4(e) or Section 7.4(g) shall not be deemed to be a violation of this Section 7.4. (c) From and after the execution of this Agreement and until the earlier of the Acceptance Time and the valid termination of this Agreement in accordance with Article IX, nothing in Section 7.4(a) and Section 7.4(b) shall prohibit the Company or its Subsidiaries and Representatives at any time following the receipt by the Company of any Company Takeover Proposal from participating in any discussions or negotiations with, furnishing information to or waiving, modifying or electing not to enforce any confidentiality or “standstill” or similar obligation of, the Person making such Company Takeover Proposal and its Representatives, if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Company Takeover Proposal constitutes a Company Superior Proposal or would reasonably be likely to lead to a Company Superior Proposal; provided that (i) before the Company may furnish any information to, or negotiate with, any Person with respect to such a Company Takeover Proposal, the Company shall have entered into a confidentiality agreement with such Person containing confidentiality and use restriction terms, and “standstill” or similar obligations, not less restrictive in the aggregate to such Person and its Representatives than the provisions of the Confidentiality Agreement are to Parent and its Representatives and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent pursuant to this Agreement (a “Company Acceptable 56 Confidentiality Agreement”), and (ii) all such information has previously been made available to Parent and its Representatives or will be so made available substantially concurrently with the time it is provided to such Person (and in any event within 24 hours). The Company hereby approves of and consents to the Offer and the other transactions contemplated by this Agreement. (d) Except as set forth in Section 7.4(e), the Company Board shall not (i) withhold, withdraw, modify or qualify or publicly propose to withhold, withdraw, modify or qualify the Company Recommendation, in each case, in a manner adverse to Parent, (ii) fail to include the Company Recommendation on the Schedule 14D-9, (iii) if a tender offer or exchange offer that constitutes a Company Takeover Proposal is commenced, fail to a recommend against acceptance of such Company Takeover Proposal within ten Business Days after the commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders) (it being understood and agreed that any “stop, look and listen” disclosure pursuant to Rule 14d-9(f) under the Exchange Act prior to the end of such period shall not be a failure to recommend against such Company Takeover Proposal), (iv) formally authorize, adopt, approve or recommend or publicly propose to formally authorize, adopt, approve or recommend or otherwise declare advisable (publicly or otherwise) any Company Takeover Proposal made or received after the date of this Agreement (any action described in clauses (i)-(iv) being referred to as a “Company Recommendation Change”), or (v) formally authorize, cause or permit the Company to enter into any definitive agreement with respect to a Company Superior Proposal. (e) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Acceptance Time, but not after, the Company Board may, subject to compliance with this Section 7.4, (i) make a Company Recommendation Change in response to an event, occurrence, change, effect, condition, development or state of facts or circumstances (other than related to a Company Takeover Proposal or Company Superior Proposal, or any proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal or Company Superior Proposal) that was neither known to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement) (an “Intervening Event”) if the Company Board has determined in good faith (after consultation with its legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ duties under applicable Law; or (ii) (A) make a Company Recommendation Change if the Company has received a Company Takeover Proposal that the Company Board has determined in good faith (after consultation with its legal counsel and financial advisors) constitutes a Company Superior Proposal, and (B) authorize, adopt or approve such Company Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Company Superior Proposal substantially concurrently with the termination of this Agreement pursuant to Section 9.1(g); provided, however, that (1) no Company Recommendation Change may be made pursuant to this Section 7.4(e), and no termination of this Agreement pursuant to Section 9.1(g) may be effected, in each case, until the end of the third full Business Day following Parent’s receipt of a written notice from the Company advising Parent that the Company Board intends to make a Company Recommendation Change pursuant to this Section 7.4(e) (a “Notice of Company Recommendation Change”) or terminate this Agreement pursuant to Section 9.1(g) (a “Notice of Superior Proposal”) and which notice shall attach the most

57 current version of the relevant definitive transaction agreement (if any), and, if applicable, copies of any other documents evidencing or specifying the terms and conditions of such Company Superior Proposal; and (2) during the three Business Day period following Parent’s receipt of the Notice of Company Recommendation Change or the Notice of Superior Proposal, the Company and its Representatives shall negotiate with Parent and its Representatives in good faith (to the extent Parent so desires to negotiate) to make adjustments to the terms and conditions of this Agreement so that either the failure to make a Company Recommendation Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with the Company’s directors’ duties of care and loyalty under Article 717 Swiss Code of Obligations or such Company Takeover Proposal would cease to constitute a Company Superior Proposal, as appropriate, and (3) in determining whether to make such Company Recommendation Change pursuant to this Section 7.4(e) or terminate this Agreement pursuant to Section 9.1(g), the Company Board shall take into account any changes to the terms of this Agreement timely proposed by, and only to the extent binding on, Parent in response to a Notice of Company Recommendation Change of a Company Superior Proposal or a Notice of Superior Proposal (as may be extended). Any material amendment to the financial terms or any other material amendment of such Company Superior Proposal shall require a new Notice of Company Recommendation Change or a new Notice of Superior Proposal, as applicable, and the Company shall be required to comply again with the requirements of this Section 7.4(e) with respect to such new Company Superior Proposal; provided that the new notice period shall be two Business Days. For the avoidance of doubt, none of (A) the delivery, in itself, of a Notice of Company Recommendation Change or a Notice of Superior Proposal or (B) the public disclosure, in itself, of such delivery will constitute a Company Recommendation Change or violate this Section 7.4(e). (f) From and after the execution of this Agreement and until the Acceptance Time or the date, if any, of the termination of this Agreement in accordance with Article IX, (i) as promptly as reasonably practicable (and in any event, within 36 hours), after (A) receipt of any Company Takeover Proposal or (B) request for non-public information or inquiry or any discussions, negotiations are sought to be initiated with, it or any of its Representatives that constitute a Company Takeover Proposal, the Company shall provide to Parent with written notice, of which notice shall include, in the case of (1), the identity of the Person making the Company Takeover Proposal and the material terms and conditions of such Company Takeover Proposal (including copies of any proposed definitive transaction agreement and any related financing commitments, as applicable), and in the case of (2), the identity of the Person seeking such information or discussions or negotiations (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person in effect as of the date of this Agreement), (ii) in event that such Person modifies its Company Takeover Proposal in any material respect, the Company shall provide Parent with written notice within 36 hours after receipt of such modified Company Takeover Proposal of the fact that such Company Takeover Proposal has been modified and the terms of such modification or proposed modification (including copies of any material written documentation reflecting such modification and a written summary of any material terms delivered verbally, as applicable) and (iii) the Company shall keep Parent adequately informed (orally or in writing) on a reasonably prompt basis of the status of the discussions and negotiations referenced in clauses (i) and (ii). 58 (g) Nothing in this Agreement shall prohibit the Company or the Company Board (or any authorized committee thereof) from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or an authorized committee thereof) to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 7.4; or (iv) making any disclosure to the Company Shareholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or an authorized committee thereof) has determined (after consultation with its legal counsel and financial advisors) to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or an authorized committee thereof) pursuant to this Section 7.4(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any authorized committee thereof) and the rights of Parent under this Section 7.4, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Recommendation Change other than in accordance with Section 7.4(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof), to the extent required by applicable Law, that describes the Company’s receipt of a Company Takeover Proposal, the identity of the Person making such Company Takeover Proposal, the material terms of such Company Takeover Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be a Company Recommendation Change. Section 7.5. Fees and Expenses. Except as provided in Article IX, whether or not the Offer and the Merger are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, except as otherwise expressly provided herein or in the Cost Reimbursement Agreement, dated as of the date hereof, by and between the Company, Parent, Global Blue Holding LP and the Designated Representative (the “Cost Reimbursement Agreement”); provided that Parent shall pay for all Expenses incurred in connection with the Transaction Approvals and the Debt Financing. Section 7.6. Indemnification; Directors’ and Officers’ Insurance. (a) For ten years from and after the Acceptance Time, Parent shall and, to the extent applicable, shall cause the Company or the Surviving Company to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time before the date hereof or who becomes before the Acceptance Time, a director or officer of the Company or its Subsidiaries (the “Company Indemnified Parties”) from and against all losses, claims, damages, costs, expenses, liabilities, penalties or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions 59 occurring, at or before the Acceptance Time, whether asserted or claimed before, at or following, the Acceptance Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby. (b) Subject to Section 7.6(c), following the Acceptance Time and for a period of ten years thereafter, the organizational documents of the Surviving Company shall include provisions for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties at least as favorable as those in effect on the date of this Agreement. Following the Acceptance Time and for a period of ten years thereafter, the Company shall, and Parent shall cause the Company to, maintain in effect the provisions in its organizational documents, including those listed in Section 7.6(e) of the Company Disclosure Letter providing for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or before the Acceptance Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended in any way that would adversely affect the rights of any Company Indemnified Person, except as required by applicable Law. (c) Subject to the remaining provisions of this Section 7.6(c), the Company shall, and Parent shall cause the Company to, at no expense to the beneficiaries, either (at Parent’s election) (i) continue to maintain in effect for six years from the Acceptance Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Company Indemnified Parties as the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Company Current Insurance”) with respect to matters existing or occurring at or before the Acceptance Time (including the transactions contemplated hereby), or (ii) purchase a six year extended reporting period endorsement or “tail” policy with respect to the Company Current Insurance and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date hereof and before the Acceptance Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by the Company and as are reasonably acceptable to Parent. Notwithstanding the foregoing, in no event shall Parent or the Surviving Company be required to expend (1) for any such policies contemplated by clause (i) of this Section 7.6(c) an annual premium amount in excess of 350% of the annual premiums currently paid by the Company for such insurance or (2) for any such tail policy contemplated by clause (ii) of this Section 7.6(c) an aggregate amount that is more than 350% of the last annual premium paid by the Company with respect to the Company Current Insurance; provided that, if the premiums of any such insurance coverage exceed such amount, Parent, the Company or the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. (d) If Parent, the Company or the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity or entity of such consolidation or (ii) transfers or conveys all or substantially all of its properties and assets to any Person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent, the Company or the Surviving Company assume and honor the obligations set forth in this Section 7.6. 60 (e) From the Acceptance Time and for a period of ten years thereafter, Parent and the Company agree not to, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement of expenses and exculpation provisions contained in the agreements listed in Section 7.6(e) of the Company Disclosure Letter that would adversely affect the rights of those Company Indemnified Parties thereunder, in each case, except as required by applicable Law. (f) The provisions of Section 7.6(a) through (e): (i) are expressly intended to be for the benefit of, and shall (subject to the second sentence of Section 7.6(b)) be enforceable by, each Company Indemnified Party, his or her heirs and legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Parent, the Company and the Surviving Company, as applicable, shall pay or cause to be paid (as incurred) all expenses, including reasonable fees and expenses of counsel, that a Company Indemnified Party incurred in enforcing the indemnity and other obligations provided for in this Section 7.6 (subject to reimbursement if the Company Indemnified Party is subsequently determined not to be entitled to indemnification under Section 7.6(a)). (g) Parent agrees to, and will procure that each of its Affiliates, including Merger Sub (once formed) (and, from and after the Acceptance Time, the Company and its Subsidiaries), will refrain from making and enforcing any claim against the current members of the Company’s and its Subsidiaries’ respective boards of directors and executive management for any claims, damages, obligations or other liabilities that the Company, any of its Subsidiaries or any of its or their respective Representatives has or may have suffered arising out of any event, change, fact or occurrence occurring on or before the Acceptance Time in connection with any breach of duty owed to the Company or any of its Subsidiaries; provided that the foregoing shall not apply in connection with any breach committed with intent, gross negligence or fraud by a director or member of the executive management, as the case may be. Section 7.7. Public Announcements. (a) The press release to be issued after the execution of this Agreement by all parties regarding the transactions contemplated herein, including the Offer and the Merger, shall be a joint press release and thereafter neither Parent nor the Company nor their respective Affiliates, shall, except as may be required by applicable Law or by obligations under any listing agreement with or rules of the NYSE or as required by any Governmental Entity, issue any such press release or otherwise making any public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure is required by applicable Law or by obligations under any listing agreement or rules of the NYSE or as required by any Governmental Entity. (b) Notwithstanding anything to the contrary set forth herein, the Company and Parent agree that Parent and its Affiliates may share non-public and/or confidential information regarding the Company and its Subsidiaries with the Debt Financing Sources or any potential debt financing sources, on a confidential basis, solely to the extent necessary for any marketing efforts (including syndication) in connection with the Debt Financing; provided that the recipients of such

61 information are subject to customary confidentiality agreements (including, without limitation, via customary “click through agreements” in a data room or similar lender site, if and to the extent such agreements are consistent with the provisions in the Confidentiality Agreement). Section 7.8. Employee Benefits. (a) As of the Acceptance Time, Parent shall, or shall cause one of its Subsidiaries to, continue to employ each Person employed by the Company or any of its Subsidiaries as of the Acceptance Time (such employees, collectively, the “Continuing Employees”). (b) From the Acceptance Time through the first anniversary of the Closing Date, Parent shall (or shall cause its Subsidiaries to) provide each Continuing Employee with (i) a base salary or hourly wage that is no less than the base salary or hourly wage that such Continuing Employee received from the Company or any of its Subsidiaries immediately prior to the Acceptance Time, (ii) annual incentive compensation opportunities (excluding any equity incentive plans, change in control or retention pay or benefits) that are substantially comparable in the aggregate to the incentive compensation opportunities provided to such Continuing Employees by the Company or any of its Subsidiaries immediately prior to the Acceptance Time, (iii) employee benefits (other than equity incentive plans, severance or redundancy benefits, defined benefit (including defined benefit pensions), nonqualified deferred compensation, change in control, retention or similar benefits, perquisites, fringe benefits, retiree medical and welfare benefits) that are substantially comparable in the aggregate to the greater of (x) such employee benefits provided to such Continuing Employees by the Company or any of its Subsidiaries immediately prior to the Acceptance Time or (y) such employee benefits provided to similarly situated employees of Parent or any of its Subsidiaries and (iv) severance benefits that are no less favorable in the aggregate than the severance benefits described in Section 7.8(b)(iv) of the Company Disclosure Letter. (c) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans and Company Share Plans set forth on Section 7.8(c) of the Company Disclosure Letter, as applicable, will occur at or prior to the Acceptance Time. (d) To the extent that the Company has not paid annual bonuses for the 2025 fiscal year generally to its Continuing Employees prior to the Acceptance Time, Parent shall, or shall cause one of its Subsidiaries to, pay, no later than the date on which such 2025 fiscal year annual bonuses would have otherwise been paid to such Continuing Employees by the Company or its applicable Subsidiary, such bonuses to Continuing Employees in the amounts (less any applicable withholding) determined by the compensation committee of the Company prior to the Acceptance Time in accordance with the applicable Company Benefit Plan(s). (e) Notwithstanding the foregoing, nothing herein shall be construed to (i) establish or be treated as an amendment or modification of, or as an undertaking to amend or modify, any Company Benefit Plan, (ii) alter or limit Parent’s or any of its Subsidiaries’ (including the Company and its Subsidiaries, following the Acceptance Time) ability to amend, modify, adopt, establish or interpret or terminate any Company Benefit Plan at any time in accordance with 62 the terms of such plan and/or applicable Law, (iii) limit the right of Parent or any of its Subsidiaries (including the Company and its Subsidiaries, following the Acceptance Time) to terminate the employment of any Continuing Employee at any time, for any or no reason, or (iv) give any third party, including any Continuing Employee, any right to rely upon or demand or enforce the provisions of this Section 7.8. The provisions of this Section 7.8 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third party beneficiary of this Agreement or have any rights or remedies under this Agreement. Section 7.9. Notification. Prior to the Acceptance Time, the Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party (i) from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated hereby or (ii) from any Governmental Entity or the NYSE (or any other securities market) in connection with the transactions contemplated hereby, in each case, if the subject matter of such communication or the failure of such party to obtain such consent, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable and (b) any Action commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the transactions contemplated hereby; provided, however, that delivery of any notice pursuant to this Section 7.9 shall not cure any breach of or otherwise limit or affect the remedies available hereunder to any party. Failure to comply with this Section 7.9 shall not result in the failure of any condition in Annex C or Article VIII to be satisfied, unless such condition would have otherwise been satisfied but for such failure to comply with this Section 7.9. Section 7.10. Formation and Obligations of Merger Sub. As soon as practicable and in any event no later than ten Business Days after the date hereof, Parent shall file with the commercial register of the Canton of Zurich the documentation for the formation of Merger Sub in accordance with applicable Law. Immediately after registration of Merger Sub in the commercial register of the Canton of Zurich, Parent shall cause Merger Sub to (i) enter into a written joinder agreement promptly following its incorporation, pursuant to which Merger Sub will agree to become a party to and be bound by the terms of this Agreement and (ii) take any and all actions required by this Agreement and the Merger Agreement through the Closing. Prior to the Acceptance Time, Parent will cause Merger Sub not to undertake any activity except for any activity specifically required by this Agreement or the Merger Agreement or otherwise required to consummate the Offer and Merger. Section 7.11. Anti-Takeover Statute. The Company shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Takeover Law to become applicable to this Agreement or any Specified Shareholders Support Agreement or any of the transactions contemplated hereby or thereby, including the Offer and the Merger. If any Takeover Law is or may become applicable to this Agreement or any Specified Shareholders Support Agreement (including the Offer, the Merger and the other transactions contemplated hereby or thereby), each of the Company and Parent and their respective boards of directors shall (and Parent shall cause Merger Sub to) grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated 63 as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions. Section 7.12. Stockholder Litigation. The Company shall promptly notify Parent in writing of any Action relating to this Agreement by any stockholder or purported stockholder of the Company, and permit Parent to participate in the defense thereof. The Company shall (a) give Parent the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with such Action (and the Company shall consider such comments in good faith) and (b) not settle or offer to settle any such Action without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section 7.12, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party, consistent with the common interest of Parent and the Company in these matters and the applicable privileges and protections provided therein, and the non-litigating party may offer comments or suggestions with respect to the litigation. Section 7.13. Financing Assistance. (a) The Company shall use reasonable best efforts to provide to Parent, and shall cause its subsidiaries and the Company’s and such subsidiaries’ respective officers, directors, advisors and employees to use their reasonable best efforts to provide to Parent, at Parent’s sole cost and expense, such cooperation as may be reasonably requested by Parent in connection with the Debt Financing, including: (i) furnishing Parent with such pertinent and customary information regarding the Company and its subsidiaries as may be reasonably requested by Parent in connection with the Debt Financing; provided that (A) the Company shall only be obligated to deliver financial information to the extent such information may be obtained from the books and records of the Company (which for the avoidance of doubt shall include (x) the audited consolidated income statements and statements of comprehensive income, financial position and cash flows for the Company and its Subsidiaries for the most recent two fiscal years ended at least 120 days prior to the Acceptance Time (and the related audit reports), including the notes thereto, prepared in accordance with IFRS and (y) the unaudited condensed consolidated interim income statements and statements of comprehensive income, financial position and cash flows of the Company and its Subsidiaries for any fiscal quarter ending subsequent to the last fiscal year for which financial statements were delivered pursuant to the preceding clause (x) and at least 75 days prior to the Acceptance Time (and the corresponding period of the preceding fiscal year), including the notes thereto, prepared in accordance with IFRS), in each case of clauses (x) and (y), which shall be deemed to have been delivered on the earliest date on which the Company posts such financial statements on the Company’s website on the internet and/or such financial statements are included in a Form 20-F or Form 6-K, as applicable, posted on the SEC’s website on the internet (without any subsequent notice that such financial statements may not be relied upon for any reason) and (B) the Company shall not be obligated to furnish any of the Excluded Information; 64 (ii) causing the Company’s and the Company’s Subsidiaries’ independent accountants, as reasonably requested by Parent, to (A) provide customary consents to the use of their audit reports on the financial statements of the Company and the Company’s Subsidiaries in any materials relating to, or any applicable filings made with the SEC related to, such Debt Financing, (B) provide, consistent with customary practice, “comfort letters,” including customary “negative assurances” (including drafts thereof which such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Debt Financing) necessary and reasonably requested by Parent in connection with any capital markets transaction comprising a part of such Debt Financing, and (C) participate in reasonable and customary due diligence sessions, which sessions shall be telephonic or held by videoconference and held at reasonable and mutually agreeable times; (iii) upon reasonable prior notice, causing members of management of the Company to participate in a reasonable number of lender presentations, road shows, due diligence sessions, drafting sessions and sessions with providers or potential providers of the Debt Financing and rating agencies to the extent contemplated by the Debt Financing Documents, in each case, in connection with the Debt Financing at reasonable times to be mutually agreed; (iv) reasonably assisting Parent and causing members of management of the Company to reasonably assist Parent in (including by providing information relating to the Company and the Company’s Subsidiaries reasonably required and requested by Parent in connection with) its preparation of customary “public side” and “private side” bank information memoranda, lender and investor presentations, rating agency presentations, road show materials, projections, prospectuses, bank syndication materials, offering memoranda, private placement memoranda, credit agreements, definitive financing documents (as well as customary certificates and “backup” support) and similar or related documents to be prepared by Parent in connection with such financings (collectively, “Debt Materials”), including (i) customary authorization and representation letters with respect to information of the Company and the Company’s Subsidiaries (subject to customary confidentiality provisions and disclaimers) authorizing the distribution of information to prospective lenders or investors, (ii) by consenting to the inclusion or incorporation by reference of periodic and current reports filed by the Company with the SEC, and (iii) by providing any historical financial information of the Company and the Company’s Subsidiaries required for the preparation by Parent of customary pro forma financial information and pro forma financial statements to the extent required by Regulation S-X under the Securities Act or any other accounting rules and regulations of the SEC and/or in connection with such Debt Financing (it being agreed that the Company need only assist in the preparation thereof but shall not be required to (x) prepare independently any pro forma financial statements or (y) provide any information or assistance relating to (A) the proposed aggregate amount of Debt Financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with such Debt Financing or (C) any financial information related to Parent or any of Parent’s

65 Subsidiaries); provided that no such Debt Materials shall be issued by the Company or any of its Subsidiaries; (v) reasonably facilitating (1) the pledging of shares in the Company by Merger Sub (provided that (A) none of the related documents or certificates shall be executed and/or delivered except in connection with the consummation of the Offer and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the consummation of the Offer) and (2) the pledging of other collateral and the provision of guarantees (provided that (A) none of the related documents or certificates shall be executed and/or delivered except in connection with the consummation of the Merger and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the consummation of the Merger, and in no event shall any related corporate approval, signing or perfection actions occur prior to completion of the Merger); (vi) providing, at least three Business Days prior to the date of the Acceptance Time, Parent with all documentation and other information with respect to the Company as shall have been reasonably requested in writing by Parent at least nine Business Days prior to the date of the Acceptance Time that is required in connection with the Debt Financing with respect to or to evidence compliance with applicable laws, including (A) under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and 31 C.F.R. §1010.230, and (B) OFAC, FCPA and the Investment Company Act; (vii) assisting with the preparation of any Debt Financing Documents as may be reasonably requested by Parent by providing information for the completion of any schedules thereto, solely to the extent such materials relate to information concerning the Company or its Subsidiaries; and (viii) taking such actions as may be required or reasonably requested by Parent in connection with the repayment of the indebtedness under the Existing Finance Documents, including the delivery of any applicable notices of repayment in accordance with the terms of such Existing Finance Documents. (b) Notwithstanding anything to the contrary in Section 7.13(a), nothing will require the Company or its Subsidiaries to provide (or be deemed to require the Company or its Subsidiaries to prepare) any (i) pro forma financial statements, projections or other prospective information (but the Company and its Subsidiaries shall, for the avoidance of doubt, provide any customary historical information requested by Parent in connection with Parent’s preparation of pro forma financial statements, projections or other prospective information in accordance with clause (a)(iv) above); (ii) description of all or any portion of the Debt Financing, including any “description of notes” or “description of other indebtedness” or other information customarily provided by financing sources or their counsel; (iii) risk factors relating to all or any component of the Debt Financing, including any such description to be included in liquidity and capital resources disclosure; (iv) “segment” financial information and separate subsidiary financial statements, (v) any financial statements or other information required by Rules 3-09, 3-10 or 3-16, 13-01 or 13-02 of Regulation S-X, Regulation S-K Item 302, (vi) information regarding officers or directors prior to consummation of the Offer or the Merger, executive compensation and related 66 party disclosure or any Compensation Discussion and Analysis or information required by Item 302 (to the extent not so provided in SEC filings) or 402 of Regulation S-K under the Securities Act and any other information that would be required by Part III of Form 10-K (except to the extent previously filed with the SEC), (vii) information regarding affiliate transactions that may exist following consummation of the Offer or the Merger, (viii) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments (excluding information that is historical financial information of the Company and is derivable without undue effort or expense by the Company from the books and records of the Company or any of its subsidiaries), (ix) information necessary for the preparation of any projected or forward- looking financial statements or other information that is not derivable without undue effort or expense by the Company from the books and records of the Company or any of its Subsidiaries or (x) in the case of any Rule 144A or private placement of debt, any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A (for life) promulgated under the Securities Act (“Excluded Information”). (c) Notwithstanding anything herein to the contrary, (i) such requested cooperation shall (A) not materially disrupt or interfere with the business or the operations of the Company or its Subsidiaries or (B) not be reasonably expected to cause competitive harm to the Company or its Subsidiaries, (ii) nothing in this Section 7.13 shall require cooperation to the extent that it would (A) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability, (B) reasonably be expected to conflict with, or violate, the Company’s and/or any of its Subsidiaries’ organizational documents or any applicable Law or Order, or result in the contravention of, or violation or breach of, or default under, any contract to which the Company or any of its Subsidiaries is a party (solely to the extent the applicable provision was not entered into in contemplation hereof), (C) cause any condition to the Offer or the Closing set forth in Annex C or Article VIII to not be satisfied or (D) cause any breach of this Agreement or cause any representation or warranty in this Agreement to be breached or become inaccurate, (iii) neither the Company nor any Subsidiary thereof shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the Debt Financings contemplated by the Debt Commitment Letter, the Debt Financing Documents or the Debt Financing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Debt Commitment Letter, the Debt Financing Documents, the Debt Financing or any information utilized in connection therewith prior to the Closing for which it is not promptly reimbursed, (B) deliver or obtain opinions of internal or external counsel, (C) provide access to or disclose information where the Company determines in good faith (after consultation with counsel) that such access or disclosure would result in the loss of attorney-client privilege or (D) waive or amend any terms of this Agreement or any other contract to which the Company or its Subsidiaries is party, and (iv) none of the Company’s Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any Debt Financing Document or other agreements, pledge or security documents, with respect to the Debt Financing (other than customary representation letters required in connection with the provision of any “comfort letters” in accordance with Section 7.13(a)(ii) above or customary authorization letters with respect to bank information memoranda in accordance with Section 67 7.13(a)(iv)) that is not contingent upon the occurrence of the Effective Time that would be effective prior to the Effective Time and the directors and managers of the Company shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained unless Parent shall have determined that such directors and managers are to remain as directors and managers of the Company on and after the Effective Time and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time. To the extent that this Section 7.13 requires the Company’s cooperation with respect to any of obligations under the Debt Commitment Letter or relating to the Debt Financing, the Company shall be deemed to have complied with this Section 7.13 for purposes of Article VIII of this Agreement if the Company shall have provided Parent with the assistance required under this Section 7.13 with respect to the Debt Commitment Letter and the Debt Financing. The Company hereby consents to the use of its logos in connection with the Debt Financing, so long such logos (i) are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company and/or its Subsidiaries and (ii) are used solely in connection with a description of the Company, the Offer or the Merger (including in connection with any Debt Materials or other marketing materials related to the Debt Financing). (d) Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket fees, costs and expenses (including (A) reasonable outside attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Debt Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) to the extent incurred by the Company, any of its subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 7.13 and (ii) shall indemnify, defend and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with arrangement of the Debt Financing and the performance of their respective obligations under this Section 7.13 except to the extent resulting from the gross negligence, bad faith, fraud or willful misconduct of Company or any of its Subsidiaries or representatives. (e) For the avoidance of doubt, Parent acknowledges and agrees that the provisions contained in this Section 7.13 and Section 7.16 represent the sole obligation of the Company, its Subsidiaries and their Affiliates and their respective Representatives with respect to cooperation in connection with the Debt Financing, and no other provision of this Agreement (including the Annexes and Schedules hereto) shall be deemed to expand or modify such obligations. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 7.13 shall not be considered in determining the satisfaction of the condition set forth in clause (b) of Annex C unless such breach is a Willful Breach and is a direct cause of any Debt Financing not being obtained. Section 7.14. Financing. 68 (a) Parent and Merger Sub shall, use reasonable best efforts to take actions and to do all things necessary to arrange, obtain and consummate the Debt Financing at or prior to the Acceptance Time. Without limiting the generality of the preceding sentence, each of Parent and Merger Sub agrees, to (i) use reasonable best efforts to negotiate, finalize and execute prior to Acceptance Time the Debt Financing Documents (A) on the terms and conditions described in the Debt Commitment Letter or (B) on such other terms as may be acceptable to both Parent and the applicable Debt Financing Sources; provided that such other terms do not contain any Prohibited Changes (as defined below), (ii) keep in full force and effect the Debt Commitment Letter or, if applicable the Debt Financing Documents, in each case, in accordance with their respective terms (provided, that Parent and Merger Sub may replace or amend the Debt Commitment Letter subject to Section 7.14(d)), (iii) use reasonable best efforts to satisfy on a timely basis (or obtain the waiver of) all applicable conditions to the initial funding of the Debt Financing set forth in the Debt Commitment Letter or, if applicable, the Debt Financing Documents, in each case that are required to be satisfied by Parent or Merger Sub at or prior to the Acceptance Time, (iv) use reasonable best efforts to procure the consummation of the Debt Financing at the Acceptance Time (in an amount, together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries, sufficient to enable Parent and its Subsidiaries to pay the Required Amount) and (v) use reasonable best efforts to enforce their rights under the Debt Commitment Letter or, if applicable, the Debt Financing Documents to the extent necessary to consummate the transactions contemplated herein. Upon the reasonable request of the Company, Parent shall keep the Company informed on a reasonably current basis in reasonable detail of any material developments in the status of its efforts to arrange the Debt Financing (or Alternative Financing) (including providing copies of Definitive Financing Documents to the extent reasonably necessary to allow the Company to monitor the progress of such efforts, in each case, which may be redacted with respect to fee amounts and any other economic terms). (b) In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter for any reason (except in accordance with the provisions of the Debt Commitment Letter) in an amount, or to the extent that Parent reasonably believes in good faith that it will not have funds available at the Acceptance Time and on the Closing Date that are, in each case, sufficient to enable Parent and its Subsidiaries to pay the Required Amount payable at such time in full, (i) Parent shall promptly notify the Company in writing and (ii) Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange to obtain alternative financing from alternative sources (the “Alternative Financing”) as promptly as practicable following the occurrence of such event, in an amount sufficient, when added to the portion of the Debt Financing that is and remains available to Parent and any available cash and other sources of immediately available funds of Parent and its Subsidiaries, to consummate the transactions contemplated by this Agreement and to pay the Required Amount, and to obtain and provide the Company with a copy of, the new financing commitment that provides for such Alternative Financing (the “Alternative Financing Commitment Letter”), which Alternative Financing Commitment Letter shall not include any terms or conditions that would, or would be reasonably expected to constitute a Prohibited Change. As applicable, references in this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) (A) to the Debt Financing shall include any such Alternative Financing, (B) to the Debt Commitment Letter shall include any such Alternative Financing Commitment Letter

69 and (C) to Debt Financing Documents shall include the definitive documentation relating to any such Alternative Financing. Parent shall promptly deliver to the Company true and complete copies of all Debt Commitment Letters pursuant to which any such alternative source shall have committed to provide Parent and Merger Sub with any portion of the Debt Financing necessary to fund the Required Amount (provided that any fee letters in connection therewith may be redacted respect to fees and other economic terms). (c) Without limiting the generality of Section 7.14(b), Parent shall promptly notify the Company in writing of its Knowledge of the occurrence, prior to the Acceptance Time, of any of the following: (i) termination, withdrawal, repudiation, rescission, cancellation or expiration of any Debt Commitment Letter or, if applicable, Debt Financing Document, in each case, other than in accordance with their respective terms, (ii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) under any Debt Commitment Letter or Debt Financing Document by any party thereto, (iii) receipt by any of Parent, Merger Sub or any of their respective Affiliates or Representatives of any written notice or other written communication from any Debt Financing Source, in each case, party to any Debt Commitment Letter or, if applicable, Debt Financing Document with respect to (A) any actual, threatened or alleged breach, default, termination (except in accordance with its terms), withdrawal, rescission or repudiation by any party to any Debt Commitment Letter or Debt Financing Document or any provision of any Debt Commitment Letter or Debt Financing Document (including any proposal by any Debt Financing Source, lender or other Person to withdraw, terminate, repudiate, rescind or make a material change in the terms of (including the obligation and/or amount necessary to fund the Required Amount by) any Debt Commitment Letter or Debt Financing Document, in each case, other than in accordance with their respective terms) or (B) material dispute or disagreement between or among any parties to any Debt Commitment Letter or Debt Financing Document with respect to their obligation to fund the Debt Financing at the Acceptance Time or (iv) if for any reason Parent in good faith believes that it is reasonably likely that it will not be able to obtain Debt Financing in an amount, together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries, sufficient to enable Parent and its Subsidiaries to pay the Required Amount at the Acceptance Time and on the Closing Date, as applicable. As soon as reasonably practicable, but in any event within two Business Days following written request from the Company, Parent shall provide the Company with any and all information reasonably requested by the Company relating to any circumstance referred to in this Section 7.14(c). (d) Parent and Merger Sub shall not (without the prior written consent of the Company) permit or consent to or agree to any amendment, restatement, replacement, supplement, termination, reduction or other modification or waiver of any provision or remedy under, the Debt Commitment Letter or any Debt Financing Document to the extent that such amendment, restatement, supplement, termination, reduction, modification or waiver would reasonably be expected to (i) impose new or additional conditions precedent to the initial funding of the Debt Financing or otherwise change, amend, modify or expand any of the conditions precedent to the initial funding of the Debt Financing, (ii) result in the early termination of the Debt Commitment Letter (except as set forth therein) or any Debt Financing Document in a way that would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement to occur at the Acceptance Time and on the Closing Date, (iii) impair, delay or 70 prevent the availability of all or a portion of the Debt Financing or reduce the aggregate cash amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing), in each case, to the extent that Parent would not have (together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries) sufficient sources of funding to enable Parent and its Subsidiaries to pay the Required Amount at the Acceptance Time and on the Closing Date, as applicable, or (iv) otherwise adversely affect the ability of the Parent to enforce its rights under the Debt Commitment Letter or any Debt Financing Document or to consummate the transactions contemplated by this Agreement or the timing of the Closing, including by making the funding of the Debt Financing (in an amount, together with any available cash and other sources of immediately available funds of Parent and its Subsidiaries, sufficient to enable Parent and its Subsidiaries to pay the Required Amount at the Acceptance Time and at the Closing, as applicable) less likely to occur (the foregoing clauses (i) through (iv), the “Prohibited Changes”); provided, however, for the avoidance of doubt, Parent and Merger Sub may amend, replace, supplement and/or modify the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof. Parent shall furnish to the Company a copy of any amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Debt Commitment Letter or the Debt Financing Documents promptly upon execution thereof. For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof), references to the “Debt Commitment Letter” shall include such document as permitted or required by Section 7.14(a) to be amended, restated, replaced, supplemented or otherwise modified or waived, in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver. (e) If the Debt Commitment Letter is replaced, amended, supplemented or modified, including as a result of obtaining Alternative Financing, or if Parent substitutes other debt financing for all or any portion of the Debt Financing in accordance with Section 7.14(a), Parent shall comply with its obligations under this Agreement, including Section 7.14(a), with respect to the Debt Commitment Letter as so replaced, amended, supplemented or modified to the same extent that Parent were obligated to comply prior to the date the Debt Commitment Letter was so replaced, amended, supplemented or modified. Notwithstanding anything in Section 7.14(a) to the contrary, compliance by Parent with Section 7.14(a) shall not relieve Parent or Merger Sub of its obligation to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available and Parent acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent or Merger Sub’s ability to obtain the Debt Financing (or any alternative financing) or any specific term with respect to such financing. Section 7.15. Stock Exchange Delisting. Prior to the Closing Date, the Company shall use reasonable best efforts to cooperate with Parent and to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Company of the Company Shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Shares under the Exchange Act at the Effective Time. 71 Section 7.16. Debt Payoff Covenant. (a) At least three Business Days prior to the Acceptance Time, the Company shall use reasonable best efforts to deliver or cause to be delivered to Parent (i) an executed Payoff Letter (or letters) in customary form for the Existing Finance Documents, and (ii) customary encumbrance releases and other security releases, guarantee releases and termination documentation (collectively in form and substance reasonably satisfactory to Parent and its Debt Financing Sources, the “Payoff Documentation”), to allow for the payoff, discharge and termination of such indebtedness, security interests and guarantees no later than the Acceptance Time and (b) Parent shall pay, or cause the Company to pay, the Payoff Amount at the Acceptance Time. Section 7.17. Termination of Contracts. At the Acceptance Time, except as otherwise may be agreed in writing by Parent, the Company shall use reasonable best efforts to deliver to Parent customary documentary evidence of the termination of the contracts set forth on Section 7.17 of the Company Disclosure Letter. Section 7.18. Swiss Tax Ruling. (a) Each of the Company and Parent acknowledges that (i) the Company shall have primary responsibility for obtaining the written answer from the Swiss Federal Tax Administration with respect to the Required SFTA Tax Ruling, including drafting any submissions to the Swiss Federal Tax Administration, communicating with the Swiss Federal Tax Administration, and conducting any negotiations or discussions therewith and (ii) the filing of the Swiss Tax Rulings (including but not limited to that described in clause (i) hereof) may require the cooperation and supply of information between the parties hereto. The parties hereto shall therefore cooperate in good faith and supply promptly any information and documentary material that may be reasonably requested by a respective legal advisor to prepare the Swiss Tax Rulings and any additional information and documentary material that may be reasonably requested by the Swiss Federal Tax Administration and/or the Cantonal Tax Administration as applicable, in order to obtain the Swiss Tax Rulings within the shortest possible time after the date of this Agreement. (b) In the event that the written answer from the Swiss Federal Tax Administration does not satisfy the Required SFTA Tax Ruling, the parties hereto shall discuss in good faith the adjustment or modification to the envisaged acquisition structure in order to consummate the transactions contemplated hereby. Section 7.19. Parent Restructuring. Parent shall not, and shall cause its Subsidiaries not to, prior to the Acceptance Time, authorize or implement any material restructuring, recapitalization or reorganization of Parent or its Subsidiaries without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed; provided that failure to respond within five Business Days after receipt by the Company of a formal written request for consent shall be deemed to be consent) if such restructuring, recapitalization or reorganization would reasonably be expected to (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any of the Required Approvals, (b) materially increase the risk of any Governmental Entity in any Applicable Jurisdiction seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement, (c) materially increase the risk of not being able to remove any such order on appeal, (d) materially increase the risk of Parent or the Company requiring additional consents of 72 any Governmental Entity (other than the Required Approvals) to consummate the transactions contemplated by this Agreement or the Merger Agreement, (e) materially increase the risk of (i) not obtaining the Required SFTA Tax Ruling or (ii) incremental withholding Taxes under applicable Tax Law with respect to the Offer Consideration or the Merger Consideration, (f) have a Parent Material Adverse Effect or (g) result in Parent ceasing to be the public holding company of the Subsidiaries of Parent (unless any such new public holding company (“New Holdco”) executes a joinder to this Agreement pursuant to which New Holdco will agree to (x) become a party to and be bound by the terms of this Agreement and (y) take any and all actions required of Parent by this Agreement). ARTICLE VIII CONDITIONS TO THE MERGER Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction before the Closing of the following conditions, unless waived in writing (if such waiver is permitted and effective under applicable Law) by both the Company and Parent: (a) No Injunctions or Restraints; Illegality. (i) No Governmental Entity of competent jurisdiction in the Applicable Jurisdictions shall have enacted or promulgated any Law or Order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger that remains in effect and (ii) each Required Approval shall have been (A) obtained, received or deemed to have been received or (B) in the case of any applicable waiting period, such waiting period shall have terminated or expired. (b) Completion of the Offer; Merger Agreement. (i) Merger Sub shall have accepted for payment the Company Shares validly tendered and not withdrawn in the Offer. (ii) The Merger Agreement shall have been executed and delivered by Merger Sub and the Company. The Merger Audit Report shall have been executed and delivered by a specially qualified auditor and shall be in full force and effect. The Merger Right of Inspection shall have been granted to the Company’s and Merger Sub’s shareholders and quota holder, respectively, in the form and substance as required pursuant to Article 16 Swiss Merger Act. The Merger Employee Consultation shall have been conducted in the form and substance as required pursuant to Article 28 Swiss Merger Act in connection with Article 333a Swiss Code of Obligations. (c) Subsequent Company Shareholder Approval. The Subsequent Company Shareholder Approval shall have been obtained with such approval being recorded in the form of a public deed as required pursuant to Article 18 Swiss Merger Act and the information regarding the Merger Employee Consultation pursuant to Article 28 (2) Swiss Merger Act. (d) Subsequent Merger Sub Quota Holder Approval. The Merger Agreement shall have been approved by the majority required pursuant to Article 18, paragraph 1(c) of the Swiss Merger Act at the Subsequent Merger Sub Quota Holder Meeting with such approval being

73 recorded in the form of a public deed as required pursuant to Article 18 Swiss Merger Act and the information regarding the Merger Employee Consultation pursuant to Article 28 (2) Swiss Merger Act. (e) The Company shall have obtained the Required SFTA Tax Ruling. (f) Merger Sub shall have obtained the Cantonal Tax Ruling. ARTICLE IX TERMINATION Section 9.1. Termination. This Agreement may be terminated, and either the Offer may be abandoned at any time prior to the Acceptance Time or the Merger may be abandoned at any time prior to the Effective Time, by written notice of the terminating party or parties (with any termination by Parent also being an effective termination by Merger Sub) has been obtained only: (a) by mutual consent of the Company and Parent in a written instrument; (b) prior to the Acceptance Time, by either the Company or Parent if any court or other Governmental Entity of competent jurisdiction in the Applicable Jurisdictions shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Offer (including the acquisition or payment for Company Shares pursuant thereto), and such order, decree or ruling or other action is or shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall have used such standard of efforts as may be required pursuant to Section 7.3 to prevent, oppose and remove such restraint, injunction or other prohibition; (c) after the Acceptance Time and prior to the Effective Time, by either the Company or Parent if any court or other Governmental Entity of competent jurisdiction in the Applicable Jurisdictions shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger (including the acquisition or payment for Company Shares pursuant thereto), and such order, decree or ruling or other action is or shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used such standard of efforts as may be required pursuant to Section 7.3 to prevent, oppose and remove such restraint, injunction or other prohibition; (d) prior to the Acceptance Time, by either the Company or Parent, upon written notice to the other party, if the Offer shall not have been consummated on or before 5:00 p.m., New York City time, on September 30, 2025 (the “End Date”); provided that (i) if all of the conditions set forth in Annex C (other than (A) those conditions that by their nature cannot be satisfied until the expiration of the Offer, but provided that such conditions (other than the Minimum Condition) shall then be capable of being satisfied if the expiration of the Offer were to take place at such time, (B) the Regulatory Condition or (C) the Absence of Legal Restraint Condition (to the extent the applicable Law or Order relates to a consent, approval or clearance under applicable Law required for the Regulatory Condition to be satisfied)) have been satisfied or (if such waiver is permitted hereunder or under Annex C) waived, either the Company or Parent 74 shall have the right by delivering written notice to the other party to extend the End Date to 5:00 p.m., New York City time, on February 16, 2026 and (ii) the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Acceptance Time has been the primary cause of the failure of the Acceptance Time to occur on or before the End Date; provided further that, in the event a party has initiated proceedings to specifically enforce this Agreement and such proceedings are still pending, the End Date shall be automatically extended by (A) the amount of time during which such proceedings are pending plus 20 Business Days or (B) such other time period established by the court presiding over such proceedings; (e) prior to the Acceptance Time, by Parent upon written notice to the Company, if the Company Board (or any authorized and empowered committee thereof) shall have made a Company Recommendation Change; (f) prior to the Acceptance Time, by Parent if Parent is not in material breach of its obligations under this Agreement, upon written notice to the Company if there shall have been a breach by the Company of any of the covenants or agreements in this Agreement or any representations or warranties of the Company set forth in this Agreement shall have become inaccurate or been breached by the Company, which breach or inaccuracy, individually or in the aggregate, results in (or would result in if continuing or occurring at the Acceptance Time), the failure to satisfy any of the conditions set forth in clause (a), (b) or (c) of Annex C and which breach cannot or has not been cured by the earlier of (i) the Acceptance Time, or (ii) 45 days following written notice thereof to the Company of such breach; (g) prior to the Acceptance Time, by the Company in order to enter into a definitive agreement with respect to a Company Superior Proposal, subject to the terms and conditions of Section 7.4(e); provided that substantially concurrently with such termination the Company (i) enters into a definitive agreement with respect to such Company Superior Proposal, and (ii) pays the Company Termination Fee due pursuant to Section 9.2(b)(i); or (h) prior to the Acceptance Time, by the Company if the Company is not in material breach of its obligations under this Agreement, upon written notice to Parent if (i) any of the representations and warranties of Parent and Merger Sub set forth in (A) the first sentence of, Section 5.1(a), Section 5.2(a), Section 5.6 and Section 5.7 shall not be true and correct in all material respects as of the date of this Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (B) the other representations and warranties of Article V shall not be true and correct in all respects (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the Acceptance Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this subclause (B), where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent 75 Material Adverse Effect, (ii) Parent or Merger Sub shall have failed to perform in all material respects any obligations, or failed to comply in all material respects with any agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Acceptance Time, and in the case of each clause (i) and (ii) above, such inaccuracy or failure to be true and correct or failure to perform or to comply cannot or has not been cured by the earlier of (A) the Acceptance Time and (B) 45 days following written notice thereof of such inaccuracy or breach to Parent, or (iii) the Company shall not have received a certificate dated the date of the Acceptance Time and signed on behalf of Parent by a duly authorized officer of Parent certifying that clauses (i) and (ii) above are not applicable. Section 9.2. Effect of Termination. (a) In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party, except as provided in (i) Section 7.2(b), (ii) Section 7.4(g), (iii) this Section 9.2, and (iv) Article X; provided that, subject to the limitations set forth in this Section 9.2, nothing herein shall relieve any party of any liability for damages resulting from Willful Breach prior to such termination by any party (which liability the parties acknowledge and agree may include the loss of the premium that holders of Company Shares, Company Share Options, Company Restricted Share Awards and Company Warrants (if exercised) would be entitled to receive pursuant to the terms of this Agreement if the Offer and the Merger were consummated in accordance with its terms). The parties acknowledge and agree that nothing in this Section 9.2 shall be deemed to affect their right to specific performance under Section 10.10, except as expressly set forth in this Section 9.2. (b) In the event that this Agreement is validly terminated: (i) by the Company pursuant to Section 9.1(g); (ii) by Parent pursuant to Section 9.1(e); (iii) (A) after the date of this Agreement and prior to the Acceptance Time, a Company Takeover Proposal shall have been delivered to the Company Board or made publicly to the Company’s shareholders and not withdrawn prior to the termination of this Agreement, (B) thereafter this Agreement is terminated by the Company or Parent pursuant to Section 9.1(d) or by Parent pursuant to Section 9.1(f) and (C) within 12 months after the date of such termination the Company shall have entered into a definitive transaction agreement providing for, or consummated, a transaction in respect of any Company Takeover Proposal, which, in each case, need not be the same Company Takeover Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to “20%” in the definition of “Company Takeover Proposal” shall be deemed to be a reference to “50%”); then the Company shall pay the Company Termination Fee to Parent (or one or more of its designees), in each case payable by wire transfer of immediately available funds to an account designated in writing by Parent, (x) at the time of termination if the Company Termination Fee is payable pursuant to Section 9.2(b)(i), (y) as promptly as reasonably practicable if the 76 Company Termination Fee is payable pursuant to Section 9.2(b)(ii) (and, in any event, within two Business Days following such termination) or (z) at the earlier of the execution and delivery of such agreement and the time of the closing of a transaction referenced in clause (C) of Section 9.2(b)(iii), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. If the Company fails to pay the Company Termination Fee when due and payable in accordance with this Section 9.2(b), and in order to collect such amount, Parent commences a suit that results in a final, non-appealable judgment of a court of competent jurisdiction against the Company for the Company Termination Fee, then the Company shall (1) pay to Parent interest on the amount of the Company Termination Fee, from the date payment of such amount was originally due and payable at the prime lending rate set forth in The Wall Street Journal in effect on the date the Company Termination Fee becomes due and payable and (2) reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit (the “Enforcement Expenses”); provided that the Company shall have no obligation to reimburse Parent for any Enforcement Expenses in excess of $5,000,000. (c) The parties acknowledge and hereby agree that the Company Termination Fee if, as and when required pursuant to this Section 9.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Offer and the Merger, which amount would otherwise be impossible to calculate with precision. Parent acknowledges and hereby agrees that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. (d) Each of the Company, Parent and Merger Sub (following the execution of the joinder to this Agreement) acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. (e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated pursuant to this Article IX and Parent is actually and timely paid the Company Termination Fee pursuant to this Section 9.2, the Company Termination Fee and, if applicable, the Enforcement Expenses shall be the sole and exclusive remedy of Parent, its Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Parent Related Parties”) against the Company, its Subsidiaries and any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure

77 of the consummation of the Offer and the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of (including Willful Breach), or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 7.2(b) and Section 7.7. (f) Notwithstanding anything to the contrary contained in this Agreement, and without limiting the Company’s or Parent’s rights under Section 10.10, under no circumstances will Parent be entitled to monetary damages under this Agreement or in connection with the transactions contemplated hereby from (i) the Company in excess of the amount equal to the Company Termination Fee and Enforcement Expenses (provided that nothing herein shall relieve the Company of any liability for damages resulting from a Willful Breach by the Company) or (ii) any Company Related Parties (other than the Company). ARTICLE X GENERAL PROVISIONS Section 10.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements of Parent, Merger Sub or the Company in this Agreement or in any instrument delivered under this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. Section 10.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and properly received (a) on the date of delivery if delivered personally, (b) when received when sent by email by the party to be notified; provided that no “bounceback” or notice of non-delivery is received or (c) when delivered by a courier (with confirmation of delivery). All notices hereunder shall be delivered as set forth below or under such other instructions as may be designated in writing by the party to receive such notice. (a) If to the Company prior to the Effective Time, to: Global Blue Group Holding AG Rue des Fléchères 7A 1274 Signy Centre Switzerland Attention: Jeremy Henderson-Ross Jacques Stern Email: jhendersonross@globalblue.com jstern@globalblue.com 78 with a copy to (which shall not constitute notice): Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Elizabeth A. Cooper Mark C. Viera Email: ecooper@stblaw.com mark.viera@stblaw.com (b) If to Parent, to: Shift4 Payments, Inc. 3501 Corporate Parkway Center Valley, PA 18034 Attention: Taylor Lauber Jordan Frankel Email: tlauber@shift4.com; jfrankel@shift4.com with a copy to (which shall not constitute notice): Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Andrew Elken Leah Sauter Email: Andrew.Elken@lw.com Leah.Sauter@lw.com Section 10.3. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” unless otherwise indicated. The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Disclosure Letters and the Annexes hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean the Company and Parent and Merger Sub (from and after Merger Sub’s execution of a joinder to this Agreement), as the case may be. References to “dollars” or “$” in this Agreement are to the lawful currency of the 79 United States of America, references to “CHF” in this Agreement are to the lawful currency of Switzerland and references to “€” are to the lawful currency of the member states of the European Union that have adopted the euro as their currency. References to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement, together with all amendments thereto. References to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. Except with respect to any such documents, instruments or materials that are publicly filed with or furnished to the SEC, references to “provided to,” “furnished to,” “made available” and words of similar import mean that the relevant documents, instruments and materials were posted and made available to Parent in the electronic “data room” maintained by the Company or its Representatives no later than 24 hours prior to the date of this Agreement. Any reference to “ordinary course of business” or any similar concept refers to the ordinary course of business of the Company and its Subsidiaries, taken as a whole. Any contract or Law referred to or defined herein means such contract or Law as amended, modified, supplemented or replaced from time to time and references to any “section of any Law” include any successor to such Law. Representations and warranties in Article IV and Article V that are made in reference to a party’s Disclosure Letter or “in the case of” or “with respect to” a certain party and its Subsidiaries or Affiliates are being made only by that party. To the extent computation of any amounts contemplated by this Agreement is payable or denominated in a currency other than U.S. dollar, such amounts shall be converted to such currency using the currency equivalent; provided that when determining the payable or denominated Option Consideration, the Vested Restricted Share Award Consideration, the Unvested Restricted Share Award Consideration, Expenses and any computations thereof, the currency equivalent shall be determined using the spot rate as of the Acceptance Time. For purposes of this Agreement, (i) “currency equivalent” means, the corresponding amount in such other currency resulting from multiplying such amount in U.S. dollar by the spot rate and (ii) “spot rate” means as of any time or date of determination, the rate of exchange of such currency for U.S. dollar at the time or date of determination as quoted by Bloomberg L.P. on www.bloomberg.com/markets/currencies/fxc.html and applying the currency converter set forth on such webpage, or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg L.P. Section 10.4. Disclosure Letters. The Company Disclosure Letter and Parent Disclosure Letter (the “Disclosure Letters”) and the information and disclosures contained therein relate to and qualify certain of the representations, warranties, covenants and obligations made by the Company or Parent, as applicable, in this Agreement and shall not be construed or otherwise deemed to constitute, any representation, warranty, covenant or obligation of the Company or Parent, as applicable, or any other Person except to the extent explicitly provided in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or obligations. No reference to or disclosure of any item or other matter in the Disclosure Letters shall be construed as an admission or indication, in and of itself, that such item represents a material exception or material fact, event or circumstance, that such item has had or would reasonably be expected to have a Material Adverse Effect, or that such item or other matter shall be construed as an admission or indication of a breach, violation or non-compliance 80 by the Company. Nothing in the Disclosure Letters shall constitute an admission of any liability or obligation of any Person to any other Person or shall confer or give any third party any remedy, claim, liability, reimbursement, cause of action or any other right whatsoever. Neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Letters is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Disclosure Letters is or is not in the ordinary course of business for purposes of this Agreement. Each of the Disclosure Letters is arranged in sections corresponding to the Sections in this Agreement and any items or matters set forth in one section or subsection of a Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds and each other Section or subsection of this Agreement to the extent the relevance of such items or matters to such other Section or subsection of this Agreement is reasonably apparent. The inclusion of any cross-references to any section or subsection of the Disclosure Letters, or the failure to include such cross-references, shall not be deemed to mean that the relevance of any disclosure is not reasonably apparent for the purposes of the immediately preceding sentence. The headings contained in the Disclosure Letters are included for convenience and reference only and are not intended to limit the effect of the disclosures contained in the Disclosure Letters or to expand, modify or influence the scope of the information required to be disclosed in the Disclosure Letter or the interpretation of this Agreement. The information contained in the Disclosure Letters is confidential, proprietary information of the Company or Parent, as applicable, and the respective other parties shall be obligated to maintain and protect such confidential information pursuant to this Agreement and the Confidentiality Agreement. In disclosing the information in the Disclosure Letters, the Company and Parent, as applicable, expressly do not waive any attorney-client privilege or other similar privilege associated with such information or any protection afforded by the work-product doctrine or other similar doctrine with respect to any of the matters disclosed or discussed herein. Notwithstanding anything to the contrary in this Agreement, the Disclosure Letters and similar documents and instruments delivered pursuant to this Agreement shall not be deemed part of this Agreement for purposes of Section 268(b) of the Delaware General Corporation Law, but shall have the effects provided in this Agreement otherwise (including with respect this Section 10.4). Section 10.5. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by electronic transmission or electronic “.pdf”, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign), shall be effective as delivery of a manually executed counterpart hereof. Section 10.6. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement (including the Annexes, the Parent Disclosure Letter and the Company Disclosure Letter), the Merger Agreement, the Specified Shareholders Support Agreements, the letter agreement with the Specified Parent Stockholder dated as of the date hereof,

81 the Cost Reimbursement Agreement and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall terminate in accordance with its terms, or if the Closing occurs, as set forth in Section 10.2(b). (b) This Agreement is not intended to, and shall not, confer upon any other Person any rights, benefit or remedies of any nature hereunder other than the parties and their respective successors and permitted assigns, except (i) as set forth in or contemplated by the terms and provisions of Section 3.2(i), Section 7.6, Section 10.15, and Section 10.16, (ii) from and after the Acceptance Time, the rights of holders of Company Shares, Company Share Options, Company Restricted Share Awards and Company Warrants (if exercised) to receive the Offer Consideration, the Option Consideration, the Vested Restricted Share Award Consideration, the Unvested Restricted Share Award Consideration and the Company Warrant Consideration as set forth herein and (iii) from and after the Effective Time, the rights of holders of Company Shares to receive the Merger Consideration. Section 10.7. Governing Law. This Agreement shall be governed by, interpreted and construed with regard to, in all respects, including as to validity, interpretation and effect, the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws (other than those provisions set forth herein that are required to be governed by the Laws of Switzerland). The Merger Agreement shall be governed by, interpreted and construed with regard to, in all respects, including as to validity, interpretation and effect, the Laws of Switzerland, without giving effect to its principles or rules of conflict of laws. Section 10.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not be interpreted without giving effect to Section 10.10 or Section 10.15. Section 10.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Notwithstanding the foregoing, Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to (a) any of the Debt Financing Sources after the Acceptance Time pursuant to the terms of the Debt Commitment Letter entered into in connection with the Debt Financing but solely to the extent necessary for purposes of creating a security interest herein or otherwise assigning this Agreement and its rights hereunder as collateral in respect of the Debt Financing, or (b) any of its Affiliates; provided that no such assignment contemplated by either the foregoing clause (a) or (b) shall (i) relieve Parent or Merger Sub of any of its obligations or agreements hereunder, (ii) prejudice the rights of shareholders of the Company to receive (A) the Offer Consideration for Company Shares validly tendered and accepted for payment pursuant to the Offer, (B) the Merger 82 Consideration for Company Shares converted into cash pursuant to the Merger, (C) the Option Consideration, the Vested Restricted Share Award Consideration and the Unvested Restricted Share Award Consideration, in each case pursuant to Section 3.3 or (D) the Company Warrant Consideration if and when exercised following the Acceptance Time or the Effective Time, as applicable, (iii) enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub, (iv) materially increase the risk of, or result in any incremental, withholding Taxes under applicable Tax Law with respect to the Offer Consideration or the Merger Consideration or (v) be reasonably likely to impede or delay the consummation of the Offer (including the satisfaction of any Offer Condition), the Merger or the other transactions contemplated by this Agreement. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Section 10.10. Enforcement. The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled to specific performance, an injunction or other equitable relief to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at Law would be adequate or that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason and (b) any requirement under any Law for any party to post security as a prerequisite to obtaining equitable relief. Each party acknowledges and agrees that the agreements contained in this Section 10.10 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party would not enter into this Agreement. Section 10.11. Submission to Jurisdiction. Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any Action with respect to the subject matter hereof (other than the Merger Agreement, which shall be interpreted, construed, governed and enforced as set forth therein). Each party agrees to commence any Action relating hereto only in the State of Delaware, or if such Action may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of the State of Delaware. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action with respect to the subject matter hereof (other than the Merger Agreement, which shall be interpreted, construed, governed and enforced as set forth therein) in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party further irrevocably and unconditionally consents to and grants any such court jurisdiction over the Person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other documents in connection with any such Action in the manner provided in Section 10.2 hereof or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such Action shall 83 be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Section 10.12. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OFFER OR THE MERGER. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12. Section 10.13. Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Company Shareholder Approval; provided that, after receipt of any such vote, no amendment shall be made which by Law (or the rules and regulations of the NYSE) requires approval by stockholders of Parent or further approval by shareholders of the Company without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives. Section 10.14. Extension; Waiver. At any time before the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in or breach of the representations or warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party to be bound thereby. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder. Section 10.15. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company, Parent and Merger Sub (following the execution of the joinder to this Agreement) each covenants, agrees and acknowledges that no Persons other than the parties hereto have any liabilities, obligations, commitments (whether known or unknown or whether contingent or otherwise) hereunder, and that each party has no right of recovery under this Agreement, or any claim based on such liabilities, obligations, commitments 84 against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of the other party or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing (collectively, but not including the parties hereto, each a “Non-Recourse Party”), through the other party or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the other party against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Law, or otherwise. Without limiting the foregoing, no claim will be brought or maintained by the Company, Parent, Merger Sub (once incorporated) or any of their Affiliates or any of their respective successors or permitted assigns against any Non-Recourse Party that is not otherwise expressly identified as a party to this Agreement, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party set forth or contained in this Agreement, any exhibit or schedule hereto, any other document contemplated hereby or any certificate, instrument, opinion, agreement or other document of the other party or any other Person delivered hereunder. The Non-Recourse Parties shall be express third-party beneficiaries of this Section 10.15. For purposes of this Section 10.15, Parent and Merger Sub (once incorporated) shall be considered one party. Section 10.16. Financing Matters. Notwithstanding anything to the contrary contained herein, (a) the Company, on behalf of itself, its Subsidiaries and its controlled Affiliates, hereby agrees that no Debt Financing Source shall have any liability for any Action (whether in contract or in tort, in law or in equity, or granted by statute) arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach, or the Debt Financing, the Debt Commitment Letter, the transactions contemplated hereby or thereby or the performance or services thereunder or the commitments of such Debt Financing Source or in respect of any oral representations made or alleged to be made in connection herewith or therewith (provided that nothing in this Section 10.16 shall limit the liability or obligations of the Debt Financing Sources under the Debt Commitment Letter), and (b) each of the parties, on behalf of itself, its Subsidiaries and its controlled Affiliates, (i) agrees that any Action of any kind or description (whether at law, in equity, in contract, in tort or otherwise) against any Debt Financing Source arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the transactions contemplated hereby or thereby or the performance or services thereunder shall be subject to the exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan in the City of New York and any appellate court thereof and each party, on behalf of itself, its Subsidiaries and its controlled Affiliates, irrevocably accepts and submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (ii) agrees that no party will bring, permit any of their respective Affiliates to bring, or support anyone else in bringing, any such Action in any other court against any Debt Financing Source, (iii) agrees that any such Action shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), except as otherwise provided in any Debt Financing Documents and except to the extent such Action shall require the interpretation of this Agreement, which shall be

85 governed by the Law of the State of Delaware, without regard to the conflict of laws provisions thereof, (iv) agrees that service of process upon any such party in any such Action shall be effective if notice is given in accordance with Section 10.2, (v) irrevocably and unconditionally waives and agrees not to plead or claim that any such Action brought in such court has been brought in an inconvenient forum; (vi) agrees that the waiver of rights to trial by jury set forth in Section 10.12 applies to any such claim Action involving any Debt Financing Source, (vii) agrees that no Debt Financing Sources Related Party will have any liability to any Company Related Party (other than Parent and its Affiliates) in connection with this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of Parent against the Debt Financing Sources Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder), (viii) agrees that no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature in connection with this Agreement, the Debt Financing or the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (ix) agrees that no amendment or waiver of this Section 10.16 (or any other provision of this Agreement the amendment, modification or alteration of which has the effect of modifying such provisions) that is adverse to the Debt Financing Sources shall be effective without the prior written consent of such Debt Financing Sources that are party to the Debt Commitment Letter and (x) agrees that the Debt Financing Sources are express and intended third party beneficiaries of this Section 10.16. Notwithstanding the foregoing, nothing in this Section 10.16 shall in any way limit or modify the rights and obligations of the Company or Parent under this Agreement or any Debt Financing Source’s obligations to Parent or any of its Affiliates under the Debt Commitment Letter or any Debt Financing Document (it being understood that following consummation of the transactions contemplated hereby, nothing in this Section 10.16 shall limit the rights of any of the parties to any Debt Financing Document). This Section 10.16 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. Section 10.17. Defined Terms. For purposes of this Agreement, each of the following terms shall have the meaning set forth below. “Absence of Legal Constraint Condition” has the meaning specified in Annex C. “Acceptance Time” shall have the meaning specified in Section 1.1(d). “Action” has the meaning specified in Section 4.6. “Affiliate” means any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, other than for purposes of Section 10.15 and the definition of “Company Related Party”, Silver Lake Technology Management, L.L.C., Silver Lake Group, L.L.C. and their affiliated investment managers and any affiliated investment funds or investment vehicles affiliated with, or managed or advised by, the 86 foregoing and any portfolio companies or investment of any such investments funds or vehicles, shall not be deemed to be Affiliates of the Company or its Subsidiaries, and vice versa. “Agreement” has the meaning specified in the Introduction. “Anti-Corruption Laws” has the meaning specified in Section 4.24(a). “Applicable Jurisdictions” means those jurisdictions identified on Section 10.17(a) of the Company Disclosure Letter. “Board Modification” means the election by the shareholders of the Company of the individuals designated by Parent to the board of directors of the Company pursuant to Section 4.10. “Book-Entry Share” shall mean evidence of uncertificated shares of Company Common Shares represented by book-entry. “Burdensome Effect” has the meaning specified in Section 7.3(c). “Business Day” means any date other than a Saturday, Sunday or other day on which banking institutions in New York, New York or the canton of Zurich, Switzerland are obligated by Law or executive order to be closed. “Cantonal Tax Administration” means the competent cantonal tax administration in the canton of Zurich with address at Bändliweg 21, 8090 Zurich, Switzerland. “Cantonal Tax Ruling” means a written confirmation of the Cantonal Tax Administration of the advance tax ruling request filed by or on behalf of Merger Sub, notably confirming that the execution of the Transaction Agreement and the transactions contemplated therein are not subject to Swiss corporate income tax at the level of Merger Sub. “Capitalization Date” has the meaning specified in Section 4.2(a). “Certificate of Merger” has the meaning specified in Section 2.1. “Chosen Courts” has the meaning specified in Section 10.11. “Closing” has the meaning specified in Section 2.2. “Closing Date” has the meaning specified in Section 2.2. “Code” means the United States Internal Revenue Code of 1986, as amended. “Commercial Register” has the meaning specified in Section 2.1. “Common Share Offer Consideration” has the meaning specified in Section 1.1(a). “Common Shares Consideration” means $7.50. “Company” has the meaning specified in the Introduction. 87 “Company Acceptable Confidentiality Agreement” has the meaning specified in Section 7.4(c). “Company Benefit Plan” means only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by the Company or any of its Subsidiaries (other than any statutory plan, program or arrangement that is required under applicable Law and solely maintained by a Governmental Entity). “Company Board” has the meaning specified in the Recitals. “Company Certificate” shall mean any certificates registered in the name of such shareholder and representing outstanding Company Shares. “Company Common Shares” means the Registered Ordinary Shares, nominal value CHF 0.01 per share, of the Company. “Company Current Insurance” shall have the meaning specified in Section 7.6(c). “Company Disclosure Letter” has the meaning specified in Article IV. “Company Indemnified Parties” has the meaning specified in Section 7.6(a). “Company JV Agreements” means the agreements specified on Section 10.17(b) of the Company Disclosure Letter. “Company Lease” has the meaning specified in Section 4.16(a). “Company Leased Real Property” has the meaning specified in Section 4.16(a). “Company Material Adverse Effect” means any effect, change, fact, circumstance, event, condition, occurrence or development (each, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition or operations of the Company and its Subsidiaries, taken as a whole; provided that, no such Effects resulting or arising from or in connection with any of the following matters shall be deemed to constitute or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred (except, with respect to the case of clauses (i), (ii), (iv), (v) and (vi) below, to the extent that any such Effect has a disproportionate and adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other Persons operating in the same industry or sector in which the Company and its Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purposes of determining whether a Company Material Adverse Effect exists or has occurred): (i) any change in applicable Law, GAAP, IFRS, applicable accounting standards or any change or developments in the interpretation or enforcement thereof by Governmental Entities after the date hereof, 88 (ii) any change in economic, political, business, financial, commodity, currency or market conditions, including currency exchange rates and interest rates, (iii) the announcement or the execution and delivery of this Agreement (including the identity of Parent or any of its Subsidiaries), or the pendency or consummation of the Offer and the Merger or the performance of this Agreement, including (x) the impact thereof on relationships, contractual or otherwise, with customers, vendors, licensors, partners, providers and employees or (y) any actions or claims made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees, in each case, due to the announcement or the execution and delivery of this Agreement or the transactions contemplated hereby, including the Offer and the Merger provided, however, that this clause (iii) shall not apply to the representations and warranties in Section 4.3(c) or Section 4.12(e) (or the related condition to consummation of the Offer in clause (v) of Annex C), (iv) any changes or developments in the business or regulatory conditions or trends affecting any of the industries or geographic markets in which the Company and its Subsidiaries operates, (v) any earthquake, hurricane, volcanic eruption, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, pandemic (including COVID-19), weather conditions, act of God or other comparable force majeure event, (vi) any national or international political or social conditions in countries in which the Company operates or from or to which its customers travel, including the engagement in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency, war or cyberattack, (vii) any action taken or omitted to be taken by the Company at the written request of Parent or that is expressly permitted or required by this Agreement, or the failure of the Company to take any action that the Company is prohibited by the terms of this Agreement from taking or which the Company did not take on account of withheld consent from Parent (if the Company has timely requested a consent or waiver from Parent), (viii) a decline in the trading price or trading volume of the Company Common Shares or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries (provided that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect), or (ix) any failure, taken as a whole, to meet any projections, forecasts or budgets (provided that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Material Adverse Effect). “Company Material Contract” has the meaning specified in Section 4.11(a).

89 “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries. “Company Recommendation” has the meaning specified in Section 4.9. “Company Recommendation Change” has the meaning specified in Section 7.4(d). “Company Related Parties” has the meaning specified in Section 9.2(e). “Company Restricted Share Award” means each award of restricted Company Common Shares granted by the Company under a Company Share Plan that is subject to vesting, forfeiture or repurchase by the Company. “Company SEC Reports” has the meaning specified in Section 4.4(a). “Company Series A Shares” means the Registered Series A Convertible Preferred Shares, nominal value CHF 0.01 per share, of the Company. “Company Series B Shares” means the Registered Series B Convertible Preferred Shares, nominal value CHF 0.01 per share, of the Company. “Company Share Option” means each option to purchase Company Common Shares granted by the Company under a Company Share Plan. “Company Share Plans” means the Company’s Management Incentive Plan (Options) and the Company’s Management Incentive Plan (RSAs), in each case, as amended and/or restated from time to time. “Company Shareholder Approval” has the meaning specified in Section 7.1(b). “Company Shareholder Materials” means any materials the Company may provide to the shareholders of the Company along with such notice, in connection with the solicitation of the Required Company Vote. “Company Shareholder Meeting” has the meaning specified in Section 7.1(b). “Company Shares” means the Company Common Shares, the Company Series A Shares and the Company Series B Shares. “Company Software” means all software owned or purported to be owned by the Company or any of its Subsidiaries. “Company Superior Proposal” means a bona fide unsolicited Company Takeover Proposal (with all references to “20% or more” in the definition of Company Takeover Proposal being deemed to be references to “more than 50%”), that did not result from a material breach of Section 7.4 and made in writing that is on terms that the Company Board determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account all relevant circumstances (including timing, likelihood of consummation and other aspects of such 90 Company Takeover Proposal), to be in the interest of the Company and is more favorable to the Company’s interest (and its shareholders) from a financial point of view than the Offer and the other transactions contemplated hereby. “Company Systems” has the meaning specified in Section 4.15(a). “Company Takeover Proposal” means with respect to the Company any proposal, indication of interest or offer from any Person or group (other than Parent or any of its Subsidiaries) relating to, in a single transaction or series of related transactions, whether through (a) a merger, share exchange, consolidation, amalgamation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (b) the direct or indirect acquisition of more than 20% of the assets or business (whether based on the revenue or net income) of the Company and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of the Company), (c) the direct or indirect acquisition of more than 20% (whether by voting power or number of shares) of the Company Shares, or (d) recapitalization, tender offer (including a self-tender offer) or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% (whether by voting power or number of shares) of the Company Shares. “Company Termination Fee” means an amount equal to $40,000,000, as reimbursement of costs incurred. “Company Transaction Approvals” has the meaning specified in Section 4.3(c). “Company Warrant” means any warrant governed by the terms and conditions of the Warrant Agreement. “Company Warrant Consideration” means the consideration set forth in Section 4.4 of the Warrant Agreement. “Compensation and Benefit Plan” means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, (b) any other pension, retirement, superannuation, profit-sharing, savings, bonus, commission, incentive, equity or equity-based compensation, phantom stock, deferred compensation, stock purchase, separation, severance pay, redundancy, termination indemnities, retention, change of control, transaction bonus, gratuity, jubilee, medical, dental, vision, hospitalization, disability, sick leave, ill-health, life assurance, death benefit, vacation or holiday pay, paid time off, salary continuation, welfare benefit, post- termination welfare, prescription life insurance, employee loan, employee assistance, relocation or expatriate benefits or fringe benefit, plan, policy, program, agreement, scheme or arrangement, and (c) any employment agreement, individual consulting agreement, individual independent contractor agreement and/or similar agreement for services with any other individual service provider. “Confidentiality Agreement” means the Confidentiality Agreement, dated as of November 1, 2024, between Parent and the Company. “Continuing Employees” has the meaning specified in Section 7.8(a). 91 “Contract” means any legally binding contract, note, bond, mortgage, indenture, agreement, lease, license or other similar arrangement. “Cost Reimbursement Agreement” has the meaning specified in Section 7.5. “Data Partners” has the meaning specified in Section 4.15. “Debt Commitment Letter” means the debt commitment letter(s) relating to the Debt Financing executed by the Debt Financing Sources party thereto dated February 16, 2025 (together with any annexes, exhibits, and schedules thereto), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, including with respect to any Alternative Financing. “Debt Financing” means the debt financing committed by the Debt Financing Sources party to the Debt Commitment Letter or any engagement letter related thereto, including any “best efforts” offering or private placements of securities, syndicated or privately placed term loans or other “best efforts” debt or equity offering or issuance. “Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including (a) all credit agreements, and security agreements, and guarantee agreements, and all note purchase agreements, indentures, and notes, relating to the Debt Financing, (b) all officer, secretary, solvency and perfection certificates, and legal opinions to be provided in connection with the Debt Financing and (c) agreements, documents or certificates relating to the creation, perfection or enforcement of liens securing the Debt Financing, including control agreements, access letters and similar arrangements, surveys and title insurance with respect to real property, and intellectual property security agreements. “Debt Financing Sources” means, collectively, each Person that has committed to provide or arrange all or any part of the Debt Financing (including each Person party to the Debt Commitment Letter, to any joinder agreements, credit agreements or other Debt Financing Documents relating thereto, but excluding, for the avoidance of doubt, Parent and its Affiliates), in each case, together with each Affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such Person or Affiliate and their respective successors and assigns. “Debt Materials” has the meaning specified in Section 7.13(a)(iv). “Designated Representative” means SL Globetrotter, L.P., a Cayman Islands exempted limited partnership. “Disclosure Letters” has the meaning specified in Section 10.4. “Effective Time” has the meaning specified in Section 2.1. “Emergency” has the meaning specified in Section 6.1. “End Date” has the meaning specified in Section 9.1(d). 92 “Enforcement Expenses” has the meaning specified in Section 9.2(b). “Environmental Law” means any Law concerning pollution or protection of human or worker health (to the extent relating to exposure to Hazardous Materials) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) that is in effect as of the Closing Date, including any such Law relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Excluded Information” has the meaning specified in Section 7.13(b). “Executive Managers” means the individuals listed in Section 10.17(c) of the Company Disclosure Letter. “Existing Finance Documents” means (a) that certain Senior Facilities Agreement, dated as of November 24, 2023, by and among Global Blue Acquisition B.V., the guarantors party thereto, J.P. Morgan SE, Alter Domus Trustee (UK) Limited as Security Agent and the other parties from time to time party thereto, as amended from time to time, including pursuant to that certain Additional Facility Notice, dated May 3, 2024 and November 29, 2024, by and among Global Blue Acquisition B.V., J.P. Morgan SE as Facility Agent, Alter Domus Trustee (UK) Limited, and as further amended by that Consent and Amendment Letters, dated as of April 29, 2024 and November 25, 2024, by and among Global Blue Acquisition B.V. and J.P. Morgan SE as Facility Agent (the “Senior Facilities Agreement”), (b) that certain Intercreditor Agreement (as defined in the Senior Facilities Agreement), (c) each Transaction Security Document (as defined in the Senior Facilities Agreement) and (d) a 1992 ISDA Master Agreement, dated August 2, 2012, between Royal Bank of Canada (“RBC”) and GB Acquisition, a Schedule to the ISDA Master Agreement, dated August 2, 2012, between RBC and GB Acquisition, an Interest Rate Swap Transaction Confirmation, dated December 21, 2023, and an Interest Rate Cap Transaction Confirmation, dated December 5, 2024. “Expenses” means all documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates, as well as any management incentive payments) actually and reasonably incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation and filing of all notifications and reports required by the Transaction Approvals, the preparation, printing, filing and mailing, as the case may be, of the Company Shareholder Materials and any amendments or supplements thereto, and the solicitation of the Required Company Vote and all other matters related to the transactions contemplated hereby. “Expiration Date” has the meaning specified in Section 1.1(b).

93 “Founder” means Jared Isaacman. “GAAP” means United States generally accepted accounting principles. “Global Blue EBT” means the Global Blue Equity Plan Employee Trust established by a trust deed between Globetrotter Management & Co S.C.A and Estera Trust (Jersey) Limited (formerly Appleby Trust (Jersey) Limited) dated 27 July 2012. “Governmental Entity” means any nation or government (foreign or domestic); any state, province, territory, county, municipality, district, institution, agency, commission, official, instrumentality, or other political subdivision thereof, any insurance or other regulatory authority, self-regulatory authority, or other quasi-governmental regulatory body, or any entity (including a court, administrative agency, commission, arbitration panel, arbiter or other tribunal) of competent jurisdiction properly exercising executive, legislative, judicial or administration functions of the government. “Government Official” means: (a) any full- or part-time officer or employee of any Government Entity, whether elected or appointed, (b) any person acting in an official capacity or exercising a public function for or on behalf of any Governmental Entity, or (c) any political parties, political party officials, or candidates for political office. “Hazardous Materials” shall mean (a) any substance defined as a “pollutant”, “contaminant”, “hazardous substance”, “hazardous waste”, “toxic substance”, or “solid waste”, or as “hazardous” or “toxic”, or that is otherwise regulated due to its dangerous or deleterious properties or characteristics, under any applicable Environmental Law and (b) any petroleum, petroleum products, petroleum breakdown products, petroleum byproducts, pesticides, polychlorinated biphenyl, per- or polyfluoroalkyl substances, lead, lead-based paint, asbestos, asbestos-containing materials or radioactive materials. “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board. “Intellectual Property” means all intellectual property rights throughout the world, including (a) copyrights, mask works and designs, and other intellectual property rights in works of authorship, (b) trade secrets and other intellectual property rights in confidential or proprietary information and know-how (“Trade Secrets”), (c) patents, and patent applications, whether published or unpublished (including provisional, national, regional and international applications, as well as continuation, continuation-in-part, divisional, continued prosecution applications, reissues, and re-examination applications), (d) trademarks, service marks, logos, trade dress, trade names, Internet domain names and other identifiers of source or origin, and (e) all registrations and applications for the registration or issuance of any of the foregoing. “Intervening Event” has the meaning specified in Section 7.4(e). “IRS” means the United States Internal Revenue Service. 94 “Knowledge” means the actual knowledge of the officers of Parent set forth in Section 10.17(d) of the Parent Disclosure Letter or the officers of the Company set forth in Section 10.17(d) of the Company Disclosure Letter, as the case may be. “Labor Organization” has the meaning specified in Section 4.13(a). “Law” means any and all domestic (federal, state or local) or national, supranational or foreign law, legislation, statute, ordinance, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, consent order, agency requirement, published interpretation or other requirement promulgated, issued, entered into or applied by any Governmental Entity. “Material Customer” has the meaning specified in Section 4.23. “Material Supplier” has the meaning specified in Section 4.23. “Merger” has the meaning specified in the Recitals. “Merger Agreement” has the meaning specified in the Recitals. “Merger Audit Report” has the meaning specified in Section 1.4(a). “Merger Balance Sheet” has the meaning specified in Section 1.4(a). “Merger Consideration” has the meaning specified in Section 3.1(a). “Merger Employee Consultation” has the meaning specified in Section 1.4(a). “Merger Report” has the meaning specified in Section 1.4(a). “Merger Right of Inspection” has the meaning specified in Section 1.4(b). “Merger Sub” has the meaning specified in the Recitals. “Merger Sub Board” has the meaning specified in the Recitals. “Merger Sub Vote” has the meaning specified in Section 5.2(a). “Minimum Condition” has the meaning specified in Section 1.1(b). “New Holdco” has the meaning specified in Section 7.19(g). “Non-Recourse Party” has the meaning specified in Section 10.15. “Notice of Company Recommendation Change” has the meaning specified in Section 7.4(e). “Notice of Superior Proposal” has the meaning specified in Section 7.4(e). “NYSE” means the New York Stock Exchange. 95 “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Offer” has the meaning specified in the Recitals. “Offer Conditions” has the meaning specified in Section 1.1(b). “Offer Consideration” means, collectively, the Common Share Offer Consideration, Series A Offer Consideration and Series B Offer Consideration payable upon settlement of the Offer. “Offer Documents” has the meaning specified in Section 1.1(f). “Open Source Software” means any software licensed, provided or distributed under any open-source or similar license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) (including the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community source license (SCSL), the Sun Industry standards License (SISL), and the Apache License (ASL)). “Option Consideration” has the meaning specified in Section 3.3(a). “Order” means an order, writ, injunction, decree, ruling, judgment or stipulation issued, promulgated or entered into by or with any Governmental Entity. “Other Company Filings” has the meaning specified in Section 7.1(a). “Other Parent Filings” has the meaning specified in Section 7.1(a). “Parent” has the meaning specified in the Introduction. “Parent Board” has the meaning specified in the Recitals. “Parent Class A Stock” means each share of Class A common stock of Parent, $0.0001 par value per share. “Parent Disclosure Letter” has the meaning specified in Article V. “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on, or prevent or materially delay, in each case, the ability of Parent or Merger Sub to consummate the Offer, the Merger or the other transactions contemplated by this Agreement. “Parent Related Parties” has the meaning specified in Section 9.2(e). “Parent RSU” has the meaning specified in Section 3.3(d). 96 “Parent Stockholder Consent” has the meaning specified in the Recitals. “Parent Stockholders’ Agreement” has the meaning specified in Section 5.1(b). “Parent Transaction Approvals” has the meaning specified in Section 5.2(b). “Paying Agent” has the meaning specified in Section 3.2(a). “Payment Fund” has the meaning specified in Section 3.2(a). “Payoff Amount” means the amount (including all ancillary amounts, costs, fees, pre- payment penalties, premia, escrow charges and accrued interest and break costs, if any) required to be paid under the Existing Finance Documents to the relevant finance parties in order to discharge, repay and/or prepay the amounts due under the Existing Finance Documents in full on the Acceptance Time or the Closing Date, as applicable. “Permits” means permits, certifications, registrations, permissions, consents, franchises, concessions, licenses, variances, exemptions, waivers, orders, approvals and authorizations of all Governmental Entities necessary for the ownership, leasing and operation of the assets, properties and rights and conduct of the business of a party or its Subsidiaries (including any payment services licenses or permissions from relevant regulatory authorities) in each of the jurisdictions in which it or its Subsidiaries currently conduct or operate its business or own, lease and operate its assets and properties. “Permitted Encumbrance” means (a) statutory liens securing payments not yet due or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with IFRS, (b) such imperfections or irregularities of title, claims, liens, charges, conditions, real-property licenses, servitudes, security interests or encumbrances as do not have a Company Material Adverse Effect, (c) restrictions on transfer imposed by Law arising in the ordinary course of business for amounts not yet delinquent, (d) ordinary-course securities lending and short-sale transactions with a recognized creditworthy counterpart, (e) with respect to a party, the liens, encumbrances and restrictions set forth in Section 10.17(e) of the Company Disclosure Letter, (f) statutory deposits arising in the ordinary course of business, (g) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other social security legislation, (h) any liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with IFRS, (i) non-exclusive licenses to Intellectual Property, (j) liens in favor of the lessors under the Company Leases or encumbering the interests of the lessors in such Company Leased Real Property that do not, individually or in the aggregate, impair the current occupancy, marketability or use of such Company Leased Real Property or the operation of the business of the Company and its Subsidiaries, (k) zoning, entitlement, building and other land use regulations or ordinances imposed by any Governmental Entity having jurisdiction over any real property which are not violated by the current use and operation of the Company Leased Real Property or the operation of the business of the Company and its Subsidiaries, or (l) any liens or pledges under the Existing Finance Documents that will be terminated at or prior to the Acceptance Time (and for which the Company provides Payoff Letters

97 and related Payoff Documentation to Parent that are consistent with those described in Section 7.16, within the timeframe described in Section 7.16). “Person” means an individual, a company, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof. “Personal Data” means information in any form that relates to or identifies, or is reasonably capable of identifying, a natural Person, device or household and/or has the same meaning as the term “personal data”, “personal information”, “personally identifiable information”, “protected health information” or any similar terms under applicable Privacy Laws. “Privacy Laws” means all Laws, and binding industry or self-regulatory standards, rules and guidelines, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to privacy, data security, the Processing of Personal Data, data breach notification, website and mobile application privacy policies and practices, consumer protection, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard and other applicable card association rules), and the tracking or monitoring of online activity, and email, text message, or telephone communications. “Privacy Requirements” means applicable (i) Privacy Laws; and (ii) contractual requirements and public or posted policies relating to privacy, data protection, and the Processing, collection and use of Personal Data. “Process”, “Processed” or “Processing” means any operation or set of operations which is performed on information, including Personal Data, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information, and/or is considered “processing” by any applicable Privacy Laws. “Prohibited Changes” has the meaning specified in Section 7.14(d). “Registered IP” has the meaning specified in Section 4.14(a). “Registrar” has the meaning specified in Section 1.3(a). “Regulatory Condition” has the meaning specified in Annex C. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping, leaching or disposing into the environment. “Remedy” has the meaning specified in Section 7.3(c). “Representatives” means the directors, officers, employees or controlled Affiliates or any advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such party or any of its controlled Affiliates. “Required Amount” has the meaning specified in Section 5.9(a). 98 “Required Approval” means the approvals and jurisdictions listed in Section 10.17(f) of the Company Disclosure Letter. “Required Company Vote” has the meaning specified in Section 4.10. “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic). “Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person located, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union Member State or the United Kingdom. “Schedule 14D-9” has the meaning specified in Section 1.2(a). “Schedule TO” has the meaning specified in Section 1.1(f). “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the United States Securities Act of 1933, as amended. “Security Incident” means any (a) unlawful or unauthorized access, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Data and/or confidential information of the Company; (b) unlawful or unauthorized access to Personal Data or confidential data (whether in a single occurrence or series of related occurrences) on or conducted through the Company Systems that jeopardizes the confidentiality, integrity, or availability of the Company Systems or any Personal Data and/or confidential information stored therein; or (c) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law. “Series A Consideration” means $10.00. “Series A Offer Consideration” has the meaning specified in Section 1.1(a). “Series B Consideration” means $11.81. “Series B Offer Consideration” has the meaning specified in Section 1.1(a). 99 “SFTA Tax Ruling” means a written confirmation of the Swiss Federal Tax Administration of the advance tax ruling request filed by or on behalf of the Company confirming (i) that the execution of the Transaction Agreement and transaction steps contemplated therein do not result in issuance stamp tax (Emissionsabgabe) being due, (ii) that the transaction structure does not result in Swiss withholding tax being triggered or imposed on the Company or Merger Sub as a result of or in connection with the Merger pursuant to the liquidation by proxy doctrine (stellvertretende Liquidation) (the written confirmation pursuant to this (ii), the “Required SFTA Tax Ruling”) and (iii) treaty entitlement resulting in an exemption at source with respect to Swiss dividend withholding tax. “Share Repurchase Program” has the meaning specified in Section 6.1(a). “Shareholders Agreement” means that certain Shareholders Agreement, dated as of January 16, 2020 by and among GB Holding and the other parties thereto. “Specified Parent Stockholder” has the meaning specified in the Recitals. “Specified Shareholder” has the meaning specified in the Recitals. “Specified Shareholders Support Agreement” has the meaning specified in the Recitals. “Squeeze-Out Merger” means a statutory merger pursuant to which the Company shall be merged with and into Merger Sub in accordance with Article 8 (2) Swiss Merger Act. “Subsequent Company Meeting Notice” has the meaning specified in Section 1.4(d). “Subsequent Company Shareholder Approval” has the meaning specified in Section 4.10. “Subsequent Company Shareholder Meeting” has the meaning specified in Section 1.4(d). “Subsequent Merger Sub Quota Holder Meeting” has the meaning specified in Section 1.4(d). “Subsidiary” means, as to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of (managing) directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. “Surviving Company” has the meaning specified in Section 2.3. “Swiss Code of Obligations” means the Swiss Code of Obligations as of March 30, 1911, as amended (SR 220). 100 “Swiss Federal Tax Administration” means the Swiss federal tax administration (Eidgenössische Steuerverwaltung), with address at Eigerstrasse 65, 3003 Bern, Switzerland. “Swiss Federal Withholding Tax Act” means (i) the Swiss Federal Act on the Withholding Tax (Bundesgesetz über die Verrechnungssteuer) of October 13, 1965 (SR 642.21) and (ii) the Swiss Federal Ordinance on the Withholding Tax (Verordnung über die Verrechnungssteuer) of December 19, 1966 (SR 642.211), each as amended. “Swiss Merger Act” means the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets of October 3, 2003, as amended (SR 221.301). “Swiss Tax Rulings” means the Cantonal Tax Ruling and the SFTA Tax Ruling. “Takeover Law” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations under any jurisdiction. “Tax” means (a) all federal, state, county, local or other taxes, charges, fees, imposts, levies or other assessments imposed by any Taxing Authority, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, recording, franchise, profits, inventory, share capital, license, withholding, payroll, employment, social security, unemployment, excise, premium, severance, stamp, documentary, occupation, windfall profits, disability, highway use, alternative or add-on minimum, property and estimated taxes, customs duties, assessments and charges of any kind whatsoever, (b) all interest, penalties, fines, surcharges, additions to tax or additional amounts imposed in connection with any item described in clause (a) above. “Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, Parent or any Subsidiaries thereof. “Taxing Authority” means any Governmental Entity responsible for the administration of any Tax. “Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. Law.

101 “Trade Secrets” has the meaning specified in the definition of Intellectual Property. “Transaction Approvals” has the meaning specified in Section 5.2(c). “TUPE” means the U.K. Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006, as amended. “Unvested Restricted Share Award” has the meaning specified in Section 3.3(d). “Unvested Restricted Share Award Consideration” has the meaning specified in Section 3.3(d). “Vested Restricted Share Award” has the meaning specified in Section 3.3(c). “Vested Restricted Share Award Consideration” has the meaning specified in Section 3.3(c). “Warrant Agreement” means the Warrant Agreement between Far Point Acquisition Corporation and Continental Stock Transfer & Trust Company, dated as of June 11, 2018, as amended by the Warrant Assumption Agreement among Far Point Acquisition Corporation, Continental Stock Transfer & Trust Company and the Company, dated as of August 28, 2020. “Willful Breach” means with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with the actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement, regardless of whether the breach was the intent of such act or failure to act. “ZZ Global Blue Holding Limited MIP” means the ZZ Global Blue Holding Limited Management Incentive Plan: Options adopted by ZZ Global Blue Holdings Limited. [Remainder of this page intentionally left blank] [Signature Page to Transaction Agreement] IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above. GLOBAL BLUE GROUP HOLDING AG By: Name: Title: [Signature Page to Transaction Agreement] SHIFT4 PAYMENTS, INC. By: Name: Taylor Lauber Title: President A-1 ANNEX A Merger Agreement [See attached.]

B-1 ANNEX B Parent Stockholder Consent [See attached.] C-1 ANNEX C Conditions to Offer Capitalized terms used but not defined in this Annex C have the meanings set forth in the Transaction Agreement to which this Annex C is attached (the “Agreement”). Notwithstanding any other provision of the Offer, Parent and Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Parent’s and Merger Sub’s obligation to pay for or return tendered Company Shares promptly after termination or withdrawal of the Offer), pay (or cause to be paid) for any tendered Company Shares, and (subject to the provisions of the Agreement) may not accept for payment any tendered shares if any of the following conditions set forth in this Annex C shall not have been satisfied (or waived by Parent, if permitted and effective under this Annex C and applicable Law) as of 11:59 p.m., New York City time, on the final Expiration Date following any extensions in accordance with Section 1.1: (i) the Minimum Condition shall have been satisfied, (ii) no Governmental Entity of competent jurisdiction in the Applicable Jurisdictions shall have enacted or promulgated any Law or Order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Offer that remains in effect (the “Absence of Legal Constraint Condition”), (iii) each Required Approval shall have been (A) obtained, received or deemed to have been received or (B) in the case of any applicable waiting period, such waiting period shall have terminated or expired, in each case, either unconditionally or subject only to conditions the satisfaction of which would not have a Burdensome Effect (the “Regulatory Condition”), (iv) this Agreement shall not have been terminated or (v) the following conditions shall have been satisfied or waived by Parent (if permitted and effective under this Annex C and applicable Law): (a) The representations and warranties of the Company set forth in (i) the first and second sentence of Section 4.2(a) shall be true and correct in all respects, except for de minimis inaccuracies, in each case, as of the date of the Agreement and as of the Acceptance Time as though made at and as of the Acceptance Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case, such representation or warranty shall be so true and correct as of such specified date), (ii) the first sentence of Section 4.1(a), Section 4.3(a), Section 4.19 or Section 4.20 shall be true and correct in all material respects as of the date of the Agreement and as of the Acceptance Time as though made at and as of the Acceptance Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), and (iii) the other representations and warranties of Article IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of the Agreement and as of the Acceptance Time as though made and as of the Acceptance Time (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in this clause (iii), where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate dated as of the date of the Acceptance Time and signed on behalf of the Company by a duly authorized officer of the Company that the condition set forth in this clause (a) is satisfied. C-2 (b) The Company shall have performed in all material respects its obligations and shall have complied in all material respects with the agreements and covenants of the Company to be performed and complied with by it under the Agreement as of the Acceptance Time. Parent shall have received a certificate dated as of date of the Acceptance Time and signed on behalf of the Company by a duly authorized officer of the Company to such effect that the condition set forth in this clause (b) is satisfied. (c) Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing. (d) The Company shall have obtained the Required SFTA Tax Ruling. The foregoing conditions set forth under clauses (i) through (iv), may only be waived by Parent and Merger Sub with the written consent of the Company. The conditions set forth under clause (v) are for the sole benefit of Parent and Merger Sub and may be waived by Parent or Merger Sub, in whole or in part at any time and from time to time, in the sole and absolute discretion of Parent and Merger Sub, in each case subject to the terms of the Agreement and applicable Law. The failure of Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time, in each case, at or prior to the expiration of the Offer.